05/09/96/LOB/06361/009/AGREE/35274.6






                       INDENTURE OF TRUST



                             between



                    COCONINO COUNTY, ARIZONA
                  POLLUTION CONTROL CORPORATION



                               and



          FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION









                     Dated as of May 1, 1996









                           Authorizing

           Pollution Control Refunding Revenue Bonds,
                          1996 Series B
             (Tucson Electric Power Company Project)



                       TABLE OF CONTENTS*

                                                             Page

  Parties                                                      1
  Recitals                                                     1
  Granting Clause                                              2


  ARTICLE I

                          DEFINITIONS

     Section 1.01.                                   Definitions.       2

  ARTICLE II

                           THE BONDS

     Section 2.01.                             Creation of Bonds.      14
     Section 2.02.                         Interest on the Bonds.      14
     Section 2.03.                                 Form of Bonds.      22
     Section 2.04.                            Execution of Bonds.      23
     Section 2.05.                       Authentication of Bonds.      23
     Section 2.06.                 Bonds Not General Obligations.      23
     Section 2.07.      Prerequisites to Authentication of Bonds.      23
     Section 2.08.Lost or Destroyed Bonds or Bonds Canceled in Error   24
     Section 2.09.   Transfer, Registration and Exchange of Bonds      25
     Section 2.10.  Notice of Mandatory Tender; Special Notice
     by Tender Agent During Flexible Rate
           Period.                                             26
     Section 2.11.                              Other Obligations      27
     Section 2.12.                                Temporary Bonds      27
     Section 2.13.                          Cancellation of Bonds      27
     Section 2.14.              Payment of Principal and Interest      27

  ARTICLE III

                      REDEMPTION OF BONDS

     Section 3.01.                          Redemption Provisions      28
     Section 3.02.              Selection of Bonds to be Redeemed      31
     Section 3.03.                       Procedure for Redemption      32
     Section 3.04.            No Partial Redemption After Default      33
     Section 3.05.                    Payment of Redemption Price      33

  ARTICLE IV

                         THE BOND FUND

     Section 4.01.                          Creation of Bond Fund      33
     Section 4.02.                                          Liens      33
     Section 4.03.                        Deposits into Bond Fund      33
     Section 4.04.                     Use of Moneys in Bond Fund      34
     Section 4.05.     Custody of Bond Fund; Withdrawal of Moneys      35
     Section 4.06.                Bonds Not Presented for Payment      35
     Section 4.07.                           Moneys Held in Trust      35
     Section 4.08.                          Security Arrangements      36

  ARTICLE V

                    DISPOSITION OF PROCEEDS

     Section 5.01.                       Disposition of Proceeds.      37

  ARTICLE VI

                          INVESTMENTS

     Section 6.01.                                    Investments      37

  ARTICLE VII

                       GENERAL COVENANTS

     Section 7.01.                         No General Obligations      38
     Section 7.02.Performance of Covenants of the Pollution Control Corporation;
     Representations                                           38
     Section 7.03.Maintenance of Rights and Powers; Compliance with Laws    38
     Section 7.04.Enforcement of Obligations of the Company; Amendments     39
     Section 7.05.                           Further Instruments.      39
     Section 7.06.                No Disposition of Trust Estate.      39
     Section 7.07.                        Financing Statements.        39
     Section 7.08.                    Tax Covenants; Rebate Fund.      39
     Section 7.09.                            Notices of Trustee.      40
     Section 7.10.           No Transfer of Security Arrangement.      40

  ARTICLE VIII

                           DEFEASANCE

     Section 8.01.                                    Defeasance.      40

  ARTICLE IX

                     DEFAULTS AND REMEDIES

     Section 9.01.                             Events of Default.      42
     Section 9.02.                                      Remedies.      44
     Section 9.03.                Restoration to Former Position.      45
     Section 9.04. Bank's or Owners' Right to Direct Proceedings.      45
     Section 9.05.Limitation on Owners' Right to Institute Proceedings.     45
     Section 9.06.     No Impairment of Right to Enforce Payment.      45
     Section 9.07.Proceedings by Trustee without Possession of Bonds.  46
     Section 9.08.                           No Remedy Exclusive.      46
     Section 9.09.                         No Waiver of Remedies.      46
     Section 9.10.                         Application of Moneys.      46
     Section 9.11.                      Severability of Remedies.      47

  ARTICLE X

     TRUSTEE; PAYING AGENT AND CO-PAYING AGENTS; REGISTRAR

     Section 10.01.                         Acceptance of Trusts.      47
     Section 10.02.               No Responsibility for Recitals.      47
     Section 10.03.                     Limitations on Liability.      47
     Section 10.04.          Compensation, Expenses and Advances.      48
     Section 10.05.                  Notice of Events of Default.      49
     Section 10.06.                            Action by Trustee.      49
     Section 10.07.                          Good Faith Reliance.      49
     Section 10.08.Dealings in Bonds and with the Pollution Control
                   Corporation and the Company.                        49
     Section 10.09.                        Allowance of Interest.      50
     Section 10.10.                    Construction of Indenture.      50
     Section 10.11.                       Resignation of Trustee.      50
     Section 10.12.                           Removal of Trustee.      50
     Section 10.13.             Appointment of Successor Trustee.      50
     Section 10.14.          Qualifications of Successor Trustee.      51
     Section 10.15.    Judicial Appointment of Successor Trustee.      51
     Section 10.16.    Acceptance of Trusts by Successor Trustee.      51
     Section 10.17.         Successor by Merger or Consolidation.      52
     Section 10.18.                             Standard of Care.      52
     Section 10.19.Notice to Owners of Bonds of Event of Default.      52
     Section 10.20.Intervention in Litigation of the Pollution Control
                   Corporation.                                        52
     Section 10.21.               Paying Agent; Co-Paying Agents.      52
     Section 10.22.Qualifications of Paying Agent and Co-Paying
                   Agents; Resignation; Removal.                       53
     Section 10.23.                                    Registrar.      54
     Section 10.24.Qualifications of Registrar; Resignation; Removal.  54
     Section 10.25.                           Several Capacities.      55

  ARTICLE XI

        EXECUTION OF INSTRUMENTS BY OWNERS OF BONDS AND
                  PROOF OF OWNERSHIP OF BONDS

     Section 11.01. Execution of Instruments; Proof of Ownership.      55

  ARTICLE XII

     MODIFICATION OF THIS INDENTURE AND THE LOAN AGREEMENT

     Section 12.01.                                  Limitations.      55
     Section 12.02.Supplemental Indentures without Owner Consent.      56
     Section 12.03.Supplemental Indentures with Consent of Owners.     57
     Section 12.04.             Effect of Supplemental Indenture.      59
     Section 12.05.Consent of the Company and Obligor under Security
                   Arrangement.                                        59
     Section 12.06.Amendment of Loan Agreement without Consent of
                   Owners.                                             59
     Section 12.07.Amendment of Loan Agreement with Consent of
                   Owners.                                             60

  ARTICLE XIII

TENDER AGENT; REMARKETING AGENT; PURCHASE AND REMARKETING OF BON
DS

     Section 13.01.                                 Tender Agent.      61
     Section 13.02.Qualifications of Tender Agent; Resignation;
                   Removal.                                            62
     Section 13.03.                   Purchase of Bonds; Notices.      62
     Section 13.04.                            Remarketing Agent.      64
     Section 13.05.          Qualifications of Remarketing Agent.      64
     Section 13.06.        Remarketing of Bonds; Notice of Sales.      65
     Section 13.07.                            Delivery of Bonds.      66
     Section 13.08.                        Security Arrangements.      66
     Section 13.09.                 Delivery of Proceeds of Sale.      66
     Section 13.10.          No Purchases or Sales After Default.      66

  ARTICLE XIV

                         MISCELLANEOUS

     Section 14.01.Successors of the Pollution Control Corporation.    67
     Section 14.02.                          Parties in Interest.      67
     Section 14.03.                                 Severability.      67
     Section 14.04.No Personal Liability of Pollution Control
                   Corporation Officials.                              67
     Section 14.05.Bonds Owned by the Pollution Control Corporation
                   or the Company.                                     67
     Section 14.06.                                 Counterparts.      68
     Section 14.07.                                Governing Law.      68
     Section 14.08.                                      Notices.      68
     Section 14.09.                                     Holidays.      68
     Section 14.10.Statutory Notice Regarding Cancellation of
                   Contracts.                                          68
     Section 14.11.                           Notice of Change.        69

  Testimonium                                                  70
  Signatures and Seals                                         70

  Exhibit A                                                   A-1
  Exhibit B                                                   B-1
  Exhibit C                                                   C-1
  Exhibit D                                                   D-1
                    INDENTURE OF TRUST

    THIS INDENTURE OF TRUST, dated as of May 1, 1996 (this
"Indenture"),  between COCONINO COUNTY, ARIZONA  POLLUTION
CONTROL CORPORATION, an Arizona nonprofit corporation  and
a   political   subdivision  of  the  State   of   Arizona
(hereinafter called the "Pollution Control Corporation"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, as trustee (hereinafter called the "Trustee"),

                  W I T N E S S E T H :


     WHEREAS,   the   Pollution  Control  Corporation   is
authorized  and  empowered  under  Title  35,  Chapter  6,
Arizona Revised Statutes, as amended (the "Act"), to issue
its  bonds in accordance with the Act and to make  secured
or  unsecured  loans  for  the  purpose  of  financing  or
refinancing the acquisition, construction, improvement  or
equipping  of  pollution control facilities consisting  of
real and personal properties, including but not limited to
machinery and equipment whether or not now in existence or
under construction, which are used in whole or in part  to
control,  prevent, abate, alter, dispose or  store,  solid
waste,  thermal,  noise, atmospheric or water  pollutants,
contaminants   or   products   therefrom,   whether   such
facilities serve one or more purposes or functions in addition to controlling, preventing, abating, altering, disposing or storing such pollutants, contaminants or the products therefrom, and to charge and collect interest on such loans and pledge the proceeds of loan agreements as security for the payment of the principal of and interest on bonds, or designated issues of bonds, issued by the Pollution Control Corporation and any agreements made in connection therewith, whenever the Board of Directors of the Pollution Control Corporation finds such loans to be in furtherance of the purposes of the Pollution Control
Corporation;

     WHEREAS,   the  Pollution  Control  Corporation   has
heretofore issued and sold $25,000,000 aggregate principal amount of its Pollution Control Revenue Bonds, 1974 Series
A  (Tucson  Gas  &  Electric Company Project)  (the  "1974
Bonds") due December 17, 1975;

    WHEREAS, the Pollution Control Corporation has also heretofore issued and sold $15,700,000 aggregate principal amount of its Pollution Control Revenue Bonds, 1975 Series
A  (Tucson  Gas  and Electric Company Project),  of  which
$14,700,000 remain outstanding (the "1975 Bonds"), the proceeds of which were loaned to the Company (formerly known as Tucson Gas & Electric Company) to pay a portion of the principal amount of the 1974 Bonds; and

    WHEREAS, the Pollution Control Corporation proposes to issue and sell its revenue bonds to refinance, by the payment or redemption of the 1975 Bonds, or provisions therefor, a portion of the cost of the pollution control facilities described in Exhibit A to the Loan Agreement, dated as of May 1, 1996 (the "Loan Agreement"), between the Pollution Control Corporation and Tucson Electric
Power Company, an Arizona corporation (the "Company") paid from the proceeds of the 1975 Bonds;

    NOW,  THEREFORE,  for  and in consideration  of  these
premises and the mutual covenants herein contained, of the
acceptance by the Trustee of the trusts hereby created, of
the purchase and acceptance of the Bonds by the Owners (as
hereinafter defined) thereof and of the sum of one  dollar
lawful  money of the United States of America, to it  duly
paid  by  the  Trustee  at  or before  the  execution  and
delivery  of  these  presents,  and  for  other  good  and
valuable  consideration  the receipt  and  sufficiency  of
which  are  hereby acknowledged, in order  to  secure  the
payment  of  the  principal of and premium,  if  any,  and
interest  on  the  Bonds  at  any  time  Outstanding   (as
hereinafter  defined)  under this Indenture  according  to
their tenor and effect, the reimbursement of the Bank  (as
hereinafter  defined) as provided herein for  drawings  on
the  Letter  of  Credit (as hereinafter defined)  and  the
performance  and  observance  by  the  Pollution   Control
Corporation of all the covenants and conditions  expressed
or   implied  herein  and  contained  in  the  Bonds,  the
Pollution Control Corporation does hereby grant, bargain, sell, convey, mortgage, pledge and assign, and grant a security interest in, the Trust Estate (as hereinafter defined) to the Trustee, its successors in trust and their assigns forever;

    TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee, its successors in trust and their assigns forever;

   IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, first, for the equal and proportionate benefit and security of all Owners of the Bonds issued under and secured by this Indenture without preference, priority or distinction as to the lien of any Bonds over any other
Bonds, except to the extent that Bonds held of record by the Company or by the Tender Agent (as hereinafter defined) for the account of the Company pursuant to
Section  13.07(c)  hereof shall not  be  entitled  to  the
benefit of the Letter of Credit (as hereinafter defined), as provided in Section 4.08 hereof and, second, for the benefit and security of the Bank as and to the extent provided in Sections 4.04(c) and 8.01 hereof;

    PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with
Article VIII hereof, the principal of and premium, if any, and interest on the Bonds shall have been paid to the Owners thereof, or shall have been paid to the Company pursuant to Section 4.06 hereof, then and in that case these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Pollution Control Corporation and the Company such instruments in writing as shall be requisite to evidence the discharge hereof; otherwise this Indenture is to be and remain in full force and effect.

    THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it  is
expressly  declared,  that all Bonds  issued  and  secured
hereunder  are to be issued, authenticated and  delivered,
and  the  Trust  Estate and the other  estate  and  rights
hereby  granted  are  to be dealt with  and  disposed  of,
under,   upon   and  subject  to  the  terms,  conditions,
stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Pollution
Control Corporation has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners, from time to time, of the Bonds, as follows:


I                      DEFINITIONS

  I.11.         Definitions.  The terms  defined  in  this
Article I shall, for all purposes of this Indenture, have the meanings herein specified, unless the context clearly requires otherwise:

Act:

    "Act"  shall mean Title 35, Chapter 6, Arizona Revised
Statutes, and all acts supplemental thereto or amendatory thereof.

Administration Expenses:

    "Administration  Expenses" shall mean  the  reasonable
expenses  incurred  by the Pollution  Control  Corporation
with respect to the Loan Agreement, this Indenture and any
transaction or event contemplated by the Loan Agreement or
this    Indenture,   including   the   compensation    and
reimbursement of expenses and advances payable to the Trustee, to the Paying Agent, any Co-Paying Agent and the Registrar, and to the Tender Agent and the Remarketing
Agent.

Authorized Company Representative:

    "Authorized  Company Representative" shall  mean  each
person  at  the  time designated to act on behalf  of  the
Company  by written certificate furnished to the Pollution
Control   Corporation  and  the  Trustee  containing   the
specimen signature of such person and signed on behalf of the Company by its President, any Vice President or its Treasurer, together with its Secretary or any Assistant
Secretary.

Available Moneys:

    "Available Moneys" shall mean (a) with respect to  any
payment  date  occurring during the  term  of  a  Security
Arrangement on which the Company shall not be the obligor,
(i) moneys furnished to the Trustee or the Tender Agent by
the  Company  or  the Pollution Control Corporation  which
have  been on deposit with the Trustee or the Tender Agent
for  at  least  123  days prior to  and  during  which  no
petition  by  or  against  the Company  or  the  Pollution
Control Corporation under any bankruptcy act or under  any
similar act which may be hereafter enacted shall have been
filed, unless such petition shall have been dismissed  and
such  dismissal shall be final and not subject  to  appeal
(provided  that such moneys need not have been on  deposit
for 123 days if the Company shall furnish to the Pollution
Control  Corporation, the Trustee and the Tender Agent  an
unqualified  opinion  of counsel of  national  recognition
experienced in bankruptcy matters, and to Moody's  if  the
Bonds  shall then be rated by Moody's, and to S&P  if  the
Bonds  shall  then be rated by S&P, that payment  of  such
moneys  to  the Owners would not constitute  an  avoidable
preference   under  Section  547  of  the  United   States
Bankruptcy Code in the event of the filing of a petition thereunder by or against the Company or the Pollution
Control Corporation), and (ii) the proceeds from the investment of moneys described in clause (i) above, which moneys described in clause (i) and clause (ii) shall have been continuously on deposit with the Trustee or Tender
Agent in trust for the benefit of the Owners in a separate and segregated account in which only such moneys are held, and (b) with respect to any payment date not occurring during the term of a Security Arrangement on which the Company shall not be the obligor, any moneys furnished to the Trustee, and the proceeds from the investment thereof.

Bank:

   "Bank" shall mean Societe Generale, Los Angeles Branch, a banking corporation organized and existing under the laws of France, so long as the Letter of Credit shall be in effect, in its capacity as issuer of the Letter of Credit, its successors in such capacity and their assigns and, if any other Security Arrangement on which the Company shall not be the obligor, shall have been issued and delivered as a Security Arrangement in accordance with
Section 6.07(a) of the Loan Agreement, "Bank" shall mean the obligor on such other Security Arrangement so long as such other Security Arrangement shall be in effect, in its capacity as issuer of such other Security Arrangement, its successors and their assigns.

Bond Counsel:

    "Bond Counsel" shall mean any firm or firms of nationally recognized bond counsel experienced in matters pertaining to the validity of, and exclusion from gross income for federal tax purposes of interest on bonds issued by states and political subdivisions, selected by the Company and acceptable to the Pollution Control
Corporation.

Bond Fund:

"Bond  Fund"  shall mean the fund created by Section  4.01
hereof.

Bonds:

   "Bond" or 'Bonds" shall mean the bonds authorized to be issued under this Indenture.

Business Day:

    "Business Day" shall mean a day of the year on which banks located in The City of New York, New York, and in the city in which the Principal Office of the Trustee is located, and in the city in which the office of the Bank at which drawings or other demands for payment on a Security Arrangement on which the Company shall not be the obligor, if any, are made, are not required or authorized to remain closed and on which The New York Stock Exchange is not closed.

Capital Account:

    "Capital Account" shall mean any account so named established under Section 4.01 hereof.

Code:

    "Code" shall mean the Internal Revenue Code of 1986 or
any  successor  statute  thereto.   Each  reference  to  a
section of the Code herein shall be deemed to include  the
United  States Treasury Regulations proposed or in  effect
thereunder  and  applicable to the Bonds  or  the  use  of
proceeds  thereof,  unless  the context  clearly  requires
otherwise.   References  to any  particular  Code  section
shall, in the event of a successor Code, be deemed to be a reference to the successor to such Code section.

Company:

    "Company" shall mean Tucson Electric Power Company, a corporation organized and existing under the laws of the State of Arizona, its successors and their assigns.

Company Mortgage:

    "Company Mortgage" shall mean the Indenture, dated as of April 1, 1941, between The Tucson Gas, Electric Light and Power Company (predecessor of the Company) and The
Chase National Bank of the City of New York (now The Chase
Manhattan Bank (National Association)), as trustee, as heretofore and hereafter amended and supplemented.

Conversion Date:

   "Conversion Date" shall mean (a) when used with respect to the Fixed Rate Period, the day on which the interest rate on the Bonds is converted to the Fixed Rate pursuant to Section 2.02(d) hereof; (b) when used with respect to any Variable Rate Period, the day on which a particular type of Variable Rate Period becomes effective for the Bonds pursuant to Section 2.02(c) hereof and is not preceded by the same type of Variable Rate Period (and, when used with respect to any Term Rate Period, a day which is not preceded by a Term Rate Period of the same duration); and (c) when used with respect to Flexible Rate
Periods, the day on which such periods become effective for the Bonds and were not preceded by a Flexible Rate
Period pursuant to Section 2.02(a)(i) hereof.

Daily Rate:

    "Daily Rate" shall mean the interest rate to be determined for the Bonds on each Business Day pursuant to
Section 2.02(b)(ii) hereof.

Daily Rate Period:

   "Daily Rate Period" shall mean each period during which the Bonds bear interest at a Daily Rate.

Depositary:

   "Depositary" shall mean The Depository Trust Company or any successor thereto as a securities repository for the Bonds.

DTC:

    "DTC"  shall  mean The Depository Trust  Company,  its
successors  and  their assigns or if The Depository  Trust
Company  or  its  successor or  assign  resigns  from  its
functions   as  depository  for  the  Bonds,   any   other
securities   depository  which  agrees   to   follow   the
procedures   required  to  be  followed  by  a  securities
depository in connection with the Bonds and which is selected by the Pollution Control Corporation, at the direction of the Company.

Facilities:

     "Facilities"  shall  mean  the  real   and   personal
properties,  machinery and equipment  currently  existing,
under  construction  and  to  be  constructed  which   are
described  in Exhibit A to the Loan Agreement, as  revised
from   time  to  time  to  reflect  any  changes  therein,
additions thereto, substitutions therefor and deletions therefrom permitted by the terms of the Loan Agreement, subject, however, to the provisions of Section 7.01 of the Loan Agreement.

First Mortgage Bonds:

    "First Mortgage Bonds" shall mean the bonds issued and delivered under the Company Mortgage and delivered to the Trustee as contemplated in Section 12.06 hereof.

Fixed Rate:

    "Fixed Rate" shall mean the rate at which the Bonds shall bear interest from and including the Fixed Rate
Conversion Date to the maturity date thereof.

Fixed Rate Conversion Date:

    "Fixed Rate Conversion Date" shall mean the date on which the interest rate on the Bonds is converted to the Fixed Rate pursuant to Section 2.02(d) hereof.

Fixed Rate Period:

    "Fixed Rate Period" shall mean the period during which the Bonds bear interest at the Fixed Rate.

Flexible Rate:

    "Flexible Rate" shall mean, when used with respect  to
any particular Bond, the interest rate determined for each
Flexible  Rate  Period  applicable  thereto  pursuant   to
Section 2.02(b)(i) hereof.

Flexible Rate Conversion Date:

    "Flexible Rate Conversion Date" shall mean each day on which the interest rate on the Bonds is converted to a Flexible Rate or Rates pursuant to Section 2.02(c) hereof.

Flexible Rate Period:

    "Flexible Rate Period" shall mean each period during which a Bond bears interest at a Flexible Rate.

General Account:

    "General Account" shall mean the account so named established under Section 4.01 hereof.

Government Obligations:

   "Government Obligations" shall mean:

  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof; and

  (b)   certificates,   depositary   receipts   or   other
  instruments  which evidence a direct ownership  interest
  in  obligations described in clause (a) above or in  any
  specific  interest or principal payments due in  respect
  thereof; provided, however, that the custodian  of  such
  obligations  or specific interest or principal  payments
  shall  be  a bank or trust company organized  under  the
  laws of the United States of America or of any state  or
  territory  thereof or of the District of Columbia,  with
  a  combined capital stock surplus and undivided  profits
  of  at  least  $50,000,000; and provided, further,  that
  except  as  may  be  otherwise  required  by  law,  such
  custodian  shall be obligated to pay to the  holders  of
  such   certificates,  depositary   receipts   or   other
  instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

Indenture:

    "Indenture" shall mean this Indenture of Trust,  dated
as   of   May  1,  1996,  between  the  Pollution  Control
Corporation   and   the   Trustee,   and   any   and   all
modifications, alterations, amendments and supplements thereto.

Interest Payment Date:

    "Interest Payment Date" shall mean (a) when used with respect to Bonds bearing interest at the Daily or Monthly
Rate, the first Business Day of each calendar month to which interest at such rate has accrued; (b) when used with respect to Bonds bearing interest at a Weekly Rate, the first Wednesday of each calendar month to which interest at such rate has accrued; (c) when used with respect to Bonds bearing interest at a Term Rate or the Fixed Rate, the first day of the sixth calendar month following the month in which the Term or Fixed Rate
Conversion Date occurs and the first day of each sixth calendar month thereafter to which interest at such rate has accrued, except that the last Interest Payment Date for any Term Rate Period which is followed by a conversion to any type of Rate Period (except a Term or Fixed Rate
Period) shall be the first Business Day of the sixth calendar month following the preceding Interest Payment
Date; (d) when used with respect to any particular Bond bearing interest at a Flexible Rate, the day after the last day of each Flexible Rate Period applicable thereto;
and (e) May 1, 2031.

Interest Period:

    "Interest Period" shall mean the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest
Payment Date.

Investment Account:

    "Investment Account" shall mean any account so named established under Section 4.01 hereof.

Investment Securities:

   "Investment Securities" shall mean any of the following
obligations or securities on which neither the Company nor
any  of  its  subsidiaries is the obligor: (a)  Government
Obligations; (b) interest bearing deposit accounts  (which
may   be  represented  by  certificates  of  deposit)   in
national, state or foreign banks having a combined capital
and  surplus  of not less than $10,000,000;  (c)  bankers'
acceptances  drawn  on and accepted  by  commercial  banks
having  a  combined capital and surplus of not  less  than
$10,000,000;   (d)   (i)  direct  obligations   of,   (ii)
obligations  the principal of and interest  on  which  are
unconditionally  guaranteed  by,  and  (iii)   any   other
obligations  the interest on which is exempt from  federal
income  taxation issued by, any state of the United States
of  America,  the District of Columbia or the Commonwealth
of  Puerto  Rico,  or  any political subdivision,  agency,
authority   or  other  instrumentality  of  any   of   the
foregoing,  which, in any case, are rated by a  nationally
recognized  rating  agency in any  of  its  three  highest
Rating  Categories;  (e)  obligations  of  any  agency  or
instrumentality  of  the  United States  of  America;  (f)
commercial  or finance company paper which is rated  by  a
nationally  recognized rating agency in any of  its  three
highest  Rating Categories; (g) corporate debt  securities
issued by corporations having debt securities rated  by  a
nationally  recognized rating agency in any of  its  three
highest Rating Categories; (h) repurchase agreements  with
banking   or  financial  institutions  having  a  combined
capital  and  surplus  of not less than  $10,000,000  with
respect to any of the foregoing obligations or securities;
(i) shares or interests in registered investment companies
whose  assets  consist of obligations or securities  which
are  described  in any other clause of this sentence;  and
(j)  any other obligations which may lawfully be purchased
by   the   Trustee.   The  commercial  banks  and  banking
institutions  referred to above may include  the  entities
acting   as   Trustee,  Paying  Agent,  Co-Paying   Agent,
Registrar, Tender Agent and Remarketing Agent hereunder if such entities shall otherwise satisfy the requirements set forth above.

Letter of Credit:

    "Letter of Credit" shall mean an irrevocable letter of credit issued by the Bank to the Trustee in accordance with Section 6.07(b) of the Loan Agreement, and, upon the issuance and delivery of any other letter of credit as a Security Arrangement in accordance with Section 6.07(a) of the Loan Agreement, "Letter of Credit" shall mean such other letter of credit, and, upon the Termination or Expiration of the Letter of Credit, "Letter of Credit" shall mean any credit facility having terms substantially the same as those of the Letter of Credit delivered as a Security Arrangement in accordance with Section 6.07(a) of the Loan Agreement.

Loan Agreement:

    "Loan Agreement" shall mean the Loan Agreement,  dated
as   of   May  1,  1996,  between  the  Pollution  Control
Corporation and the Company relating to the Bonds, and any
and   all   modifications,  alterations,  amendments   and
supplements thereto.

Loan Payments:

    "Loan Payments" shall mean the payments required to be made by the Company pursuant to Section 5.01 of the Loan
Agreement.

Maximum Rate:

   "Maximum Rate" shall mean 12% per annum.

Monthly Rate:

    "Monthly Rate" shall mean the interest rate to be determined for the Bonds on a monthly basis pursuant to
Section 2.02(b)(iv) hereof.

Monthly Rate Conversion Date:

    "Monthly Rate Conversion Date" shall mean each day on which the interest rate on the Bonds is converted to a Monthly Rate pursuant to Section 2.02(c) hereof.

Monthly Rate Period:

    "Monthly Rate Period" shall mean each period during which the Bonds bear interest at a Monthly Rate.

Moody's:

   "Moody's" shall mean Moody's Investors Service, Inc., a
corporation organized and existing under the laws  of  the
State of Delaware, its successors and their assigns,  and,
if  such  corporation shall be dissolved or liquidated  or
shall  no  longer performs the functions of  a  securities
rating  agency, "Moody's" shall be deemed to refer to  any
other   nationally  recognized  securities  rating  agency
designated by the Pollution Control Corporation, with the approval of the Company, by notice to the Trustee and the Remarketing Agent.

1954 Code:

    "1954  Code" shall mean the Internal Revenue  Code  of
1954, as amended.

1975 Bonds:

    "1975 Bonds" shall mean the $15,700,000 aggregate principal amount of the Pollution Control Corporation's
Pollution Control Revenue Bonds, 1975 Series A (Tucson Gas and Electric Company Project), of which $14,700,000 remain outstanding.

1974 Bonds:

    "1974 Bonds" shall mean the $25,000,000 aggregate principal amount of the Pollution Control Corporation's
Pollution Control Revenue Bonds, 1974 Series A (Tucson Gas and Electric Company Project).

Notice by Mail:

   "Notice by Mail" or "notice" of any action or condition
"by   Mail"  shall  mean  a  written  notice  meeting  the
requirements of this Indenture mailed by first-class mail to the Owners of specified registered Bonds at the addresses shown in the registration books maintained pursuant to Section 2.09 hereof; provided, however, that if, because of the temporary or permanent suspension of delivery of first-class mail or for any other reason, it is impossible or impracticable to give such notice by first-class mail, then such giving of notice in lieu thereof, which may include publication, as shall be made with the approval of the Trustee (or, if there be no trustee hereunder, the Pollution Control Corporation) shall constitute a sufficient giving of such notice.

Notice by Publication:

    "Notice  by Publication" or "notice" of any action  or
condition  "by  Publication" shall mean publication  of  a
notice  meeting  the requirements of this Indenture  in  a
newspaper  or financial journal of general circulation  in
The  City  of New York, New York, which carries  financial
news,   is  printed  in  the  English  language   and   is
customarily published on each Business Day; provided, however, that any successive weekly publication of notice required hereunder may be made, unless otherwise expressly provided herein, on the same or different days of the week and in the same or different newspapers or financial journals; and provided, further, that if, because of the temporary or permanent suspension of the publication or general circulation of any newspaper or financial journal or for any other reason, it is impossible or impracticable to publish such notice in the manner herein described, then such publication in lieu thereof as shall be made with the approval of the Trustee (or, if there be no trustee hereunder, the Pollution Control Corporation) shall constitute a sufficient publication of such notice.

Outstanding:

    "Outstanding", when used in reference to the Bonds, shall mean, as at any particular date, the aggregate of all Bonds authenticated and delivered under this Indenture except:

  (a) those canceled by the Trustee at or prior to such date or delivered to or acquired by the Trustee at or prior to such date for cancellation;

  (b)  those deemed to be paid in accordance with  Article
  VIII hereof;

  (c)  those  deemed  to be purchased in  accordance  with
  Section 13.03(b) hereof; and

  (d)  those in lieu of or in exchange or substitution for
  which  other  Bonds  shall have been  authenticated  and
  delivered  pursuant  to  this  Indenture,  unless  proof
  satisfactory   to  the  Trustee  and  the   Company   is
  presented that such Bonds are held by a bona fide holder in due course.

Owner:

   "Owner" shall mean the person in whose name any Bond is registered upon the registration books maintained pursuant to Section 2.09 hereof. The Company may be an Owner.

Paying Agent; Co-Paying Agent; Principal Office thereof:

    "Paying  Agent" and "Co-Paying Agent" shall  mean  the
paying   agent  and  any  co-paying  agent  appointed   in
accordance with Section 10.21 hereof. "Principal Office" of the Paying Agent or any Co-Paying Agent shall mean the office thereof designated in writing to the Trustee.

Plant:

    "Plant"  shall mean the Navajo Generating Station,  an
electric  power  generating plant near Page,  Arizona,  in
Coconino   County,   Arizona,   and   any   additions   or
improvements thereto or replacements thereof.

Pollution Control Corporation:

    "Pollution  Control Corporation" shall  mean  Coconino
County,  Arizona Pollution Control Corporation, an Arizona
nonprofit corporation and a political subdivision  of  the
State of Arizona incorporated for and with the approval of
the   County  of  Coconino,  Arizona,  pursuant   to   the
provisions of the Constitution of the State of Arizona and the Act, its successors and their assigns.

Rate Period:

    "Rate  Period"  shall mean the period during  which  a
particular rate of interest determined for the Bonds is to
remain  in effect until a subsequently determined rate  of
interest  becomes  effective  pursuant  to  Section   2.02
hereof.

Rating Agency:

   "Rating Agency" shall mean Moody's or S&P.

Rating Category:

    "Rating Category" shall mean a generic securities rating category, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement:

     "Receipts  and  Revenues  of  the  Pollution  Control
Corporation from the Loan Agreement" shall mean all moneys paid or payable to the Trustee for the account of the Pollution Control Corporation by the Company in respect of the Loan Payments and payments pursuant to Section 9.01 of the Loan Agreement, including the proceeds of all drawings by the Trustee on the Letter of Credit or any other
Security Arrangement in satisfaction of the Company's obligations to make the Loan Payments and all receipts of the Trustee which, under the provisions of this Indenture, reduce the amount of such payments.

Record Date:

    "Record Date" shall mean the close of business on  the
(a) Business Day immediately preceding an Interest Payment
Date, in the case of Bonds bearing interest at Flexible, Daily, Weekly and Monthly Rates, (b) fifteenth (15th) day
(whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date, in the case of Bonds bearing interest at a Term Rate or the Fixed
Rate.

Registrar; Principal Office thereof:

    "Registrar" shall mean the registrar appointed in accordance with Section 10.23 hereof. "Principal Office" of the Registrar shall mean the office thereof designated in writing to the Trustee.

Reimbursement Agreement:

    "Reimbursement Agreement" shall mean the agreement between the Company and the Bank pursuant to which the Letter of Credit or other Security Arrangement is issued by the Bank and delivered to the Trustee, and any and all modifications, alterations, amendments and supplements thereto.

Remarketing Agent; Principal Office thereof:

    "Remarketing  Agent" shall mean the remarketing  agent
appointed   in  accordance  with  Section  13.04   hereof.
"Principal Office" of the Remarketing Agent shall mean the office thereof designated in writing to the Pollution
Control  Corporation, the Trustee, the Tender  Agent,  the
Company and the Bank.

S&P:

    "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New
York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Pollution Control Corporation, with the approval of the Company, by notice to the Trustee and the Remarketing
Agent.

Security   Arrangement;  Termination  thereof;  Expiration
thereof:

   "Security Arrangement" shall mean any of the following:
(i)  the  Letter  of  Credit; (ii)  First  Mortgage  Bonds
delivered to the Trustee as contemplated by Section  12.06
hereof; and (iii) any credit facility, insurance policy or
other  credit  support  agreement or  mechanism  obtained,
delivered, made, entered into or otherwise arranged by the
Company  for the purpose of securing, evidencing or  being
otherwise in furtherance of the obligations of the Company
under  Section  5.01  or 10.01 of the Loan  Agreement,  or
both,  or for the purpose of securing the Bonds but  shall
not  include any facility, arrangement or mechanism,  such
as  a liquidity facility or line of credit, that is not an
irrevocable  obligation to pay amounts in respect  of  the
obligations of the Company under Section 5.01 of the  Loan
Agreement.   "Termination" (and other forms  of  the  word
"terminate") shall mean, when used with respect to any Security Arrangement, the replacement, removal, surrender or other termination of such Security Arrangement by the Trustee or the Company other than the Expiration of such Security Arrangement. "Expiration" (and other forms of the word "expire") shall mean, when used with respect to any Security Arrangement, the expiration or termination of such Security Arrangement in accordance with its terms.

Supplemental Indenture:

    "Supplemental Indenture" shall mean any indenture of the Pollution Control Corporation modifying, altering, amending, supplementing or confirming this Indenture for any purpose, in accordance with the terms hereof.

Supplemental Loan Agreement:

    "Supplemental Loan Agreement" shall mean any agreement between the Pollution Control Corporation and the Company modifying, altering, amending or supplementing the Loan
Agreement, in accordance with the terms hereof.

Tax Agreement:

    "Tax Agreement" shall mean that tax certificate and agreement, dated May 1, 1996, between the Pollution
Control Corporation and the Company, relating to the requirements of the Code and the 1954 Code, and any and all modifications, alterations, amendments and supplements thereto.

Tender Agent; Principal Office thereof:

   "Tender Agent" shall mean the tender agent appointed in
accordance with Section 13.01 hereof.  "Principal  Office"
of   the  Tender  Agent  shall  mean  the  office  thereof
designated   in   writing   to   the   Pollution   Control
Corporation,  the  Trustee,  the  Remarketing  Agent,  the
Company and the Bank.

Term Rate:

    "Term Rate" shall mean the interest rate to be determined for the Bonds for a term of one or more whole years pursuant to Section 2.02(b)(v) hereof.

Term Rate Conversion Date:

    "Term Rate Conversion Date" shall mean each day on which the Bonds bear interest at a Term Rate pursuant to
Section 2.02(c) hereof, which is preceded by a day on which the Bonds did not bear interest at a Term Rate or bore interest at a Term Rate for a Term Rate Period of a different duration.

Term Rate Period:

    "Term Rate Period" shall mean each period during which the Bonds bear interest at a Term Rate.

Trust Estate:

    "Trust  Estate" shall mean at any particular time  all
right,   title  and  interest  of  the  Pollution  Control
Corporation  in  and  to  the Loan Agreement  (except  its
rights  under  Sections 5.03, 5.04, 6.03 and 8.05  thereof
and  any  rights  of the Pollution Control Corporation  to
receive notices, certificates, requests, requisitions  and
other   communications  thereunder),   including   without
limitation,  the  Receipts and Revenues of  the  Pollution
Control Corporation from the Loan Agreement, the Letter of
Credit  (excluding the rights to make drawings  thereunder
with respect to the purchase of Bonds and proceeds of such
drawings)  and any other Security Arrangement  (except  to
the   extent   that  such  Security  Arrangement   is   in
furtherance of the obligations of the Company with respect
to  the  purchase of Bonds), the Bond Fund and all  moneys
and  Investment  Securities from time to time  on  deposit
therein  (excluding,  however, any  moneys  or  Investment
Securities  held in any subaccount within  the  Bond  Fund
established  in  furtherance of  the  obligations  of  the
Company  under  clause (b) of Section  6.04  of  the  Loan
Agreement),  any  and  all other  moneys  and  obligations
(other than Bonds) which at such time are deposited or are
required to be deposited with, or are held or are required
to  be  held  by or on behalf of, the Trustee, the  Paying
Agent  or  any Co-Paying Agent in trust under any  of  the
provisions of this Indenture and all other rights,  titles
and  interests which at such time are subject to the  lien
of  this  Indenture; provided, however, that in  no  event
shall there be included in the Trust Estate (a) moneys  or
obligations deposited with or held by the Trustee pursuant
to   Section   7.08  hereof,  (b)  moneys  or  obligations
deposited  with or paid to the Trustee for the  redemption
or  payment of Bonds which are deemed to have been paid in
accordance  with  Article  VIII  hereof  or  moneys   held
pursuant to Section 4.06 hereof or (c) except as herein expressly provided, any moneys held by the Tender Agent for the purchase of Bonds or for payment of Bonds held by it pursuant to Section 13.03(c) or 13.07(c) hereof.

Trustee; Principal Office thereof:

    "Trustee" shall mean First Trust of New York, National
Association,   as  trustee  under  this   Indenture,   its
successors in trust and their assigns. "Principal Office" of the Trustee shall mean the principal corporate trust office of the Trustee, which office at the date of acceptance by the Trustee of the duties and obligations imposed on the Trustee by this Indenture is located at the address specified in Section 14.08 hereof.

Variable Rate:

    "Variable Rate" shall mean, as the context requires, the Daily, Weekly, Monthly, or Term Rate applicable from time to time to the Bonds.

Variable Rate Period:

    "Variable Rate Period" shall mean each period during which the Bonds bear interest at a specific Variable Rate.

Weekly Rate:

    "Weekly Rate" shall mean the interest rate to be determined for the Bonds on a weekly basis pursuant to
Section 2.02(b)(iii) hereof.

Weekly Rate Conversion Date:

    "Weekly Rate Conversion Date" shall mean each day on which the interest rate on the Bonds is converted to a Weekly Rate pursuant to Section 2.02(c) hereof.

Weekly Rate Period:

    "Weekly Rate Period" shall mean each period during which the Bonds bear interest at a Weekly Rate.


II                      THE BONDS

  II.11.         Creation  of  Bonds.   There  is   hereby
authorized  and  created  under this  Indenture,  for  the
purpose  of providing moneys to pay, or redeem, or provide
for  the redemption therefor, of the 1975 Bonds, an  issue
of Bonds, entitled to the benefit, protection and security
of  this  Indenture, in the aggregate principal amount  of
Fourteen   Million   Seven   Hundred   Thousand    Dollars
($14,700,000).  Each of the Bonds shall be  designated  by
the  title  "Coconino  County, Arizona  Pollution  Control
Corporation Pollution Control Refunding Revenue Bond, 1996
Series  B  (Tucson Electric Power Company Project)".   The
Bonds shall mature, subject to prior redemption upon the terms and conditions hereinafter set forth, on May 1, 2031.

  II.12.       Interest on the Bonds. The Bonds shall bear
interest,  payable on each Interest Payment Date,  at  the
lesser of (a) a Daily Rate, a Weekly Rate, a Monthly Rate,
a Flexible Rate or Rates, a Term Rate or the Fixed Rate as
selected  by  the Company in accordance with this  Section
2.02  and  (b)  12% per annum (the "Maximum  Rate").   The
Bonds  shall  initially bear interest at  a  Weekly  Rate.
When  the  Bonds bear interest at a Variable  Rate  (other
than a Term Rate) or at Flexible Rates, interest shall  be
computed on the basis of the actual number of days elapsed
over  a  year of 365 days (366 in leap years).   When  the
Bonds  bear  interest at a Term Rate or  the  Fixed  Rate,
interest shall be computed on the basis of a 360-day  year
of  twelve  30-day  months.   For  purposes  of  any  such
calculation of interest payable with respect to the final interest payment during a Term Rate Period immediately followed by a Flexible, Daily, Weekly or Monthly Rate
Period, the amount of interest which shall be payable with respect to such final interest period shall be determined as if the Interest Payment Date for such period were the first day of the sixth month following the preceding
Interest Payment Date, notwithstanding any extension of such month to the first Business Day of such month by reason of the conversion to such Flexible, Daily, Weekly or Monthly Rate Period. Interest shall be paid on each Bond on each Interest Payment Date for such Bond. Each
Bond shall bear interest from the Interest Payment Date to which interest thereon shall have been paid in full which is, or immediately precedes, its date of authentication, or, if no interest shall have been paid on the Bonds, from the date of initial authentication and delivery of Bonds under this Indenture.

    While  there exists an Event of Default, the  interest
rate   on  the  Bonds  will  be  the  rate  on  the  Bonds
immediately  prior  to the occurrence  of  such  Event  of
Default,  except that if the Bonds then bore  interest  at
Flexible  Rates  the rate during the continuance  of  such
Event of Default will be the highest Flexible Rate then in
effect  for  any  Bond.  The interest  rate  determination
method  may  be  changed by the Company  as  described  in
Sections  2.02(c)  and  2.02(d) hereof.   The  methods  of
determining the various interest rates are as provided in Sections 2.02(b) and 2.02(d) hereof. The various Rate
Periods are described in Section 2.02(a) and 2.02(d) hereof.

    Notwithstanding any provision of this Indenture or  of
any  Bond, the Trustee or the Paying Agent may, but  shall
not  be  obligated  to, enter into an agreement  with  any
Owner  of 100% in aggregate principal amount of the  Bonds
providing for making any or all payments to that Owner  of
principal or redemption price of and interest on the Bonds
or  any part thereof (other than any payment of the entire
unpaid  principal  amount thereof) at a  place  and  in  a
manner other than as provided in this Indenture and in the
Bonds, without presentation or surrender of the Bonds, and
for   giving  any  notice  required  hereunder,  upon  any
conditions that shall be satisfactory to the Trustee, the Paying Agent and the Company; provided that no such agreement with such an Owner shall provide for less notice than is otherwise provided for herein.

    The Trustee or the Paying Agent, as the case may be, will furnish a copy of each of those agreements, certified to be the document executed by an officer of the Trustee, to the Company. Any payment of principal, redemption price or interest pursuant to such an agreement shall constitute payment thereof pursuant to, and for all purposes of, this Indenture.

     (a)     Rate Periods.

     (i) Flexible Rate Periods. The Flexible Rate Period for each Bond shall be of such duration, not exceeding 270 days, as may be offered by the Remarketing Agent and specified by the purchaser pursuant to Section 2.02(b)(i) hereof, and any Bond may bear interest at a Flexible Rate, and have a Flexible Rate Period, different from any other Bond; provided that each such Flexible Rate Period shall
  (A)  commence on a Business Day (initially, the Flexible
  Rate Conversion Date), and (B) end on a day which is immediately followed by a Business Day.

     (ii) Daily Rate Periods. Daily Rate Periods shall commence on each Business Day and shall extend to, but not include, the next succeeding Business Day.

     (iii) Weekly Rate Periods. Weekly Rate Periods shall commence on Wednesday of each week and end on Tuesday of the following week; except that (A) in the case of a conversion to a Weekly Rate Period, the initial Weekly
  Rate Period for Bonds shall commence on the Weekly Rate Conversion Date and end on Tuesday of the following week;
  and (B) in the case of a conversion from a Weekly Rate Period to a different Rate Period, the last Weekly Rate Period prior to conversion shall end on the last day immediately preceding the Conversion Date.

     (iv)   Monthly Rate Periods.   Monthly Rate Periods shall
  (A) commence on a Monthly Rate Conversion Date, which shall be the first Business Day of a month and the first Business Day of each calendar month thereafter, and (B) end on the last day preceding either the commencement date of the following Monthly Rate Period or a Conversion Date on which a different type of Rate Period shall become effective.

     (v) Term Rate Periods. Term Rate Periods shall (A) commence on a Term Rate Conversion Date; and (B) end on the last day preceding either the commencement date of the following Term Rate Period or the Conversion Date on which a different Rate Period shall become effective.

  (b) Determination of Interest Rates. The interest rate for the Bonds for each Rate Period (other than a Flexible Rate Period), shall be determined by the Remarketing Agent to be the lowest rate of interest which, in the judgment of the Remarketing Agent as of the date of determination and under prevailing market conditions, would cause the Bonds to have a market value equal to the principal amount
thereof,  plus accrued and unpaid interest, if  any.   The
interest rate shall be determined by the Remarketing Agent for each Rate Period as follows:

     (i) Flexible Rates. The Flexible Rate for each Flexible Rate Period shall be effective from and including the commencement date of such period to and including the last day thereof. Each Flexible Rate, and Flexible Rate Period, shall be determined by the Remarketing Agent in connection with the sale of the Bond or Bonds to which it relates.
  Each Flexible Rate, and Flexible Rate Period, shall be determined for each Bond on or prior to the first day of each Flexible Rate Period with respect to such Bond by the Remarketing Agent by the offer and acceptance of purchase commitments for such Bond (at a price equal to 100% of the principal amount) for such Flexible Rate Period and/or for such Flexible Rate as the Remarketing Agent deems to be advisable in order to minimize the net interest cost on the Bonds under prevailing market conditions; provided, however, that the foregoing shall not prohibit the Remarketing Agent from accepting purchase commitments for longer Flexible Rate Periods (and at higher Flexible Rates) than are otherwise available at the time of any remarketing if the Remarketing Agent determines, in its sole judgment, that, under prevailing market conditions, a lower net interest cost on the Bonds can be achieved over the longer Flexible Rate Period. Notwithstanding the foregoing, no Flexible Rate Period may be established which exceeds 270 days or, if the Remarketing Agent has given or received notice of any conversion to a Variable or Fixed Rate Period, the remaining number of days prior to the Conversion Date. If for any reason a Flexible Rate shall not be determined for any Flexible Rate Period for any Bond, the Flexible Rate for such Flexible Rate Period for such Bond shall be the Flexible Rate in effect for the immediately preceding Flexible Rate Period, or a Flexible Rate Period shall not be determined for any Bond, the Flexible Rate Period for such Bond shall be the shortest period encompassing at least one Business Day.

     (ii)   Daily Rates. The Daily Rate for each Daily Rate
  Period  shall  be  effective  from  and  including   the
  commencement date thereof and shall remain in effect from day to day until changed by the Remarketing Agent. The initial Daily Rate and any change to the Daily Rate shall be determined by the Remarketing Agent between 1:00 p.m., New York City time, on the Business Day immediately preceding the commencement date of the Daily Rate Period to which it relates and 10:00 a.m., New York City time, on such commencement date.

     (iii) Weekly Rates. The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Weekly Rate shall be determined by the Remarketing Agent not later than 4:00 p.m., New York City time, on the Tuesday or the next Business Day immediately preceding the commencement date of the Weekly Rate Period to which it relates.

     (iv) Monthly Rates. The Monthly Rate for each Monthly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. The Monthly Rate for each Monthly Rate Period shall be determined not later than 4:00 pm., New York City time, on the Business Day immediately preceding the commencement date of the Monthly Rate Period to which it relates.

     (v) Term Rates. The Term Rate for each Term Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each Term Rate shall be determined by the Remarketing Agent not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the commencement date of the Term Rate Period to which it relates. If for any reason the duration of any Term Rate Period shall not be determined for such Term
  Rate Period, such duration shall be one year.

     (vi) Non-Determination. If for any reason a Weekly Rate, Monthly Rate or Term Rate shall not be determined for a Weekly Rate Period, Monthly Rate Period or Term Rate Period, the Weekly Rate, Monthly Rate or Term Rate, as the case may be, shall be the Weekly Rate, Monthly Rate or Term Rate in effect for the immediately preceding Rate Period.

  (c) Conversions between Rate Periods. In addition to any conversion to the Fixed Rate pursuant to Section
2.02(d) hereof, at the option of the Company, the Bonds may be converted from the one type of Rate Period to another as follows:

     (i)    The Conversion Date for a conversion to a different
  Rate Period shall be an Interest Payment Date on which interest is payable for the Rate Period from which the conversion is to be made; provided, however, that:

       (A) if the conversion is from Flexible Rate Periods, the Conversion Date shall be the last Interest Payment
     Date on which interest is payable for any Flexible Rate
     Periods theretofore established for the Bonds;

       (B) if the conversion is from a Term Rate Period to a Term Rate Period of a different duration or to a different Rate Period, the Conversion Date may only be the last Interest Payment Date in respect of that Term Rate Period; and

       (C)    if the conversion is between Daily and Weekly Rate
     Periods, the Conversion Date may be any Wednesday, regardless of whether the Wednesday is an Interest Payment
     Date.

     (ii) The Company shall give written notice of any such conversion to the Remarketing Agent, the Trustee, the Tender Agent and the Bank not fewer than thirty-five (35) days prior to the proposed Conversion Date. Such notice shall specify the proposed Conversion Date and the type of Rate Period to which the conversion will be made, and in the case of conversion to a Term Rate Period, the number of years to be included within such Term Rate Period.

     (iii) Not more than sixty (60) days prior to the Conversion Date and not fewer than thirty (30) days prior to the Conversion Date, the Tender Agent shall give Notice by Mail of the conversion to the Owners of the Bonds stating the proposed Conversion Date and the proposed type of Rate Period and, except in the case of conversions between Daily and Weekly Rate Periods, stating that the Bonds will bc subject to mandatory tender for purchase on the Conversion Date at a purchase price equal to the
  principal  amount thereof. The notice shall state:   (A)
  that all Bonds must be delivered to the Tender Agent for mandatory purchase on the Conversion Date at a purchase price equal to the principal amount thereof and that if the Owner fails to deliver any Bonds to the Tender Agent on the purchase date and the Tender Agent is in receipt of the purchase price therefor, such Bonds shall be deemed to
  be   purchased  on  the  purchase  date  and   ownership
  transferred to the purchaser thereof, and (B) that an Owner who fails to deliver such Bonds shall have no further rights thereunder except the right to receive the purchase price thereof upon presentation and surrender of such Bond to the Tender Agent.

     (iv) Any conversion to a different Rate Period (except a conversion, if any, between Daily and Weekly Rate Periods) pursuant to this Section 2.02(c) shall be subject to the condition that on or before the Conversion Date, the Company shall have delivered to the Pollution Control Corporation, the Trustee, the Tender Agent and the Remarketing Agent an opinion of Bond Counsel to the effect that the conversion is authorized hereunder and under the Act and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of the interest on the Bonds.

     (v) While the Letter of Credit shall be in effect, the Bonds shall not be converted to a Term Rate Period or Flexible Rate Period unless the Letter of Credit may be drawn upon (in respect of interest or the portion of purchase price equal to accrued interest) in an amount which equals at least 210 days accrued interest in the case of a Term Rate Period or 300 days accrued interest in the case of a Flexible Rate Period.

  (d)    The Fixed Rate. At the option of the Company, the
  Bonds may be converted to bear interest at a Fixed Rate to their final maturity. Any such conversion shall be made as follows:

     (i) The Fixed Rate Conversion Date shall be an Interest Payment Date on which interest is payable for the Rate Period from which the conversion is to be made; provided, however, that (A) if the conversion is from a Term Rate Period, the Fixed Rate Conversion Date shall be limited to an Interest Payment Date on which a new Term Rate Period would otherwise have commenced and (B) if the conversion is from a Flexible Rate Period, the Fixed Rate Conversion Date shall be an Interest Payment Date on which interest is payable for all Bonds.

     (ii) (A) The Company shall give written notice of any such conversion to the Pollution Control Corporation, the Trustee, the Remarketing Agent, the Tender Agent and the Bank not fewer than forty-five (45) days prior to the proposed Conversion Date. Such notice shall specify the Fixed Rate Conversion Date.

     (A) Not fewer an thirty (30) nor more than sixty (60) days prior to the Fixed Rate Conversion Date, the Tender Agent shall give Notice by Mail of the conversion to the Owners of all Bonds, specifying the proposed Conversion Date and stating that the Bonds will be subject to mandatory tender for purchase on the Conversion Date. The notice shall state that all Bonds must be delivered to the Tender Agent for mandatory purchase on the Conversion Date at a purchase price equal to the principal amount thereof and that if the Owner fails to deliver any Bonds to the Tender Agent on the purchase date and the Tender Agent is in receipt of the purchase price therefor, such Bonds shall be deemed to be purchased on the purchase date and ownership transferred to the purchaser thereof and that an Owner who fails to deliver such Bonds shall have no further rights thereunder except the right to receive the purchase price thereof upon presentation and surrender of such Bond to the Tender Agent.

     (iii) The Fixed Rate shall be determined by the Remarketing Agent no later than 3:00 pm., New York City time, on the Business Day preceding the Fixed Rate Conversion Date. The Fixed Rate shall be the lowest rate of interest which, in the judgment of the Remarketing Agent as of the date of determination and under prevailing market conditions, would cause the Bonds to have a market value equal to the principal amount thereof.

     (iv) Any conversion to a Fixed Rate shall be subject to the condition that on or before the Fixed Rate Conversion Date, the Company shall have delivered to the Pollution Control Corporation, the Trustee, the Tender Agent and the Remarketing Agent an opinion of Bond Counsel to the effect that the conversion is authorized hereunder and under the Act and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of the interest on the Bonds.

  (e) Calculation of Interest. The Remarketing Agent will notify the Trustee and the Company, in writing or by telecopy or telephone promptly confirmed by tested telex by 4:00 p.m., New York City time:

     (i) on the last Business Day of a month in which interest on the Bonds is payable at a Variable Rate other than Term Rate, of the Variable Rate for each day in such month;

     (ii)   on the first Business Day of each Flexible Rate
  Period, of the length thereof, the Flexible Rate therefor and the principal amount of Bonds bearing interest at such Flexible Rate; and

     (iii) on the day of a determination thereof, of the Term Rate and the Fixed Rate.

Using the rates supplied by the Remarketing Agent pursuant
to  this  Section, the Trustee will calculate the interest
payable  on the Bonds.  The Remarketing Agent will  inform
the  Tender Agent and the Bank orally at the oral  request
of any of them of any interest rate set by the Remarketing
Agent.   The  Trustee  will  use  commercially  reasonable
efforts to respond to telephonic inquiries from Owners of Bonds with respect to the effective interest rate.

    The  setting  of  the  rates and  the  calculation  of
interest  payable  on  the  Bonds  as  provided  in   this
Indenture will be conclusive and binding on all parties and on each Owner of a Bond.

  (f)    Change in Rate Periods-Opinion or Opinions of Bond
Counsel.  Notwithstanding any provision  of  this  Section
2.02,  no change shall be made in the Rate Period pursuant
to  Section  2.02(c) or 2.02(d) hereof if the  opinion  or
opinions of Bond Counsel required under Section 2.02(c) or
2.02(d)  hereof  are  not  delivered  on  or  before   the
Conversion Date.  If the Tender Agent shall have sent  any
notice  to  the Owners of the Bonds regarding a change  in
the  Rate  Period,  then  in the  event  such  opinion  or
opinions  are  not  delivered,  the  Tender  Agent   shall
promptly notify by commercially reasonable means all Owners of the Bonds that the proposed change in Rate
Period shall not occur and that the existing Rate Period shall continue in effect.

  (g)    Optional Tenders for Purchase during Variable Rate
Periods.

     (i) Owners of Bonds bearing interest at Variable Rates may elect to have their Bonds (or portions thereof in amounts equal to the lowest denomination then authorized or whole multiples of such lowest denomination) purchased at a purchase price equal to 100% of the principal amount of such Bonds (or portions thereof), plus, except as hereinafter provided, accrued and unpaid interest, if any, on the following purchase dates and upon the giving of the following telephonic or written notices meeting the further requirements of subsection (ii) below:

       (A) Bonds bearing interest at Daily Rates may be tendered for purchase at a price payable in immediately available funds on any Business Day prior to conversion from a Daily Rate Period to a different Rate Period, upon telephonic notice of tender to the Tender Agent given not later than 10:45 a.m., New York City time, on the purchase date.

       (B) Bonds bearing interest at Weekly Rates may be tendered for purchase at a price payable in immediately available funds on any Business Day prior to conversion from a Weekly Rate Period to a different Rate Period upon delivery of a written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) of tender to the Tender Agent not later than 5:00 p.m., New York City time, on a Business Day not fewer than seven (7) days prior to the purchase date.

       (C) Bonds bearing interest at Monthly Rates may be tendered for purchase on any Interest Payment Date for such Bonds at a price payable in immediately available funds upon delivery of a written notice of tender to the Tender Agent not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than seven (7) days prior to the purchase date.

       (D) Bonds bearing interest at a Term Rate may be tendered for purchase on the commencement date of the succeeding Rate Period at a price payable in immediately available funds upon delivery of a written notice of tender to the Tender Agent not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than fifteen (15) days prior to the purchase date.

     (ii)   Each notice of tender:

       (A) shall (y) in the case of a written notice, except as otherwise specified, be delivered by or on behalf of the Owner to the Tender Agent at its Principal Office, and be in form satisfactory to the Tender Agent; and (z) in the case of Bonds registered in the name of a nominee of DTC as DTC shall designate and held by DTC in its book-entry system, notice to the Tender Agent shall be in the form set forth as Exhibit D hereto.

           II.0(J)   shall  state,  whether  delivered  in
     writing  or  by  telephone  (promptly  confirmed   in
     writing)  (w)  the principal amount of  the  Bond  or
     Bonds to which the notice relates, (x) that the Owner
     irrevocably demands purchase of such Bond or Bonds or
     a specified portion thereof in an amount equal to the
     lowest  denomination  then  authorized  or  a   whole
     multiple of such lowest denomination, (y) the date on which such Bond or Bonds or portion thereof is to be purchased, and (z) payment instructions with respect to the purchase price; and

       (C) shall automatically constitute, whether delivered in writing or by telephone, (w) an irrevocable offer to sell the Bond or portion thereof to which the notice relates on the purchase date to any purchaser selected by the Remarketing Agent, at a price equal to the principal amount of such Bond or portion thereof plus, with respect to Bonds bearing interest at Daily Rates or Weekly Rates, any interest thereon accrued and unpaid as of the purchase date, except that Bonds held at DTC and for which an optional tender has been made by delivery of the notice set forth as Exhibit D hereto shall not be purchased unless such Bonds are transferred to the account of the Tender Agent on the tender date as provided in such notice, (x) an irrevocable authorization and instruction to the Tender Agent to effect the transfer of such Bond or portion thereof upon payment of such price to the Tender Agent on the purchase date, (y) an irrevocable authorization and instruction to the Tender Agent to effect the exchange of the Bond to be purchased in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond or portion thereof to be purchased, and (z) an acknowledgment that such Owner will have no further rights with respect to such Bond or portion thereof upon payment of the purchase price thereof to the Tender Agent on the purchase date, except for the right of such Owner to receive such purchase price upon surrender of such Bond.

           The  determination of the Tender  Agent  as  to
     whether   a  notice  of  tender  has  been   properly
     delivered   pursuant  to  the   forgoing   shall   be
     conclusive  and  binding upon the Owner.  The  Tender
     Agent may waive any conditions to a conforming tender.

     (iii) Not later than 11:00 a.m., New York City time, on the Business Day immediately following the date of receipt of any notice of tender (or immediately upon such receipt, in the case of Bonds bearing interest at Daily Rates), the Tender Agent shall notify, by telephone promptly confirmed in writing, in the case of a Daily, Weekly or Monthly Rate, and in writing in all other cases, the Trustee, the Remarketing Agent, the Company and the Bank of the principal amount of Bonds (or portions thereof) to be purchased and the date of purchase.

  (h)    Mandatory Tenders for Purchase.

     (i) Each Bond bearing interest at a Flexible Rate shall be subject to mandatory tender for purchase on the day immediately following the last day of each Flexible Rate Period applicable to such Bond at a purchase price equal to 100% of the principal amount thereof; provided, however, that any such Bond shall not be subject to such mandatory tender for purchase if, prior to 3:00 p.m. on the Business Day next preceding the day such mandatory tender would otherwise occur hereunder, the Owner of such Bond by notice delivered in writing or by telephone (promptly confirmed in writing) to the Remarketing Agent shall have elected to retain such Bond for an additional Flexible Rate Period and such Owner shall have agreed with the Remarketing Agent as to the duration of the additional Flexible Rate Period and the Flexible Rate to be effective during such period.

     (ii) Bonds to be converted to the Fixed Rate or from one type of Rate Period to another (other than conversions between Daily and Weekly Rate Periods) or from any Term
  Rate Period to a Term Rate Period of a different duration are subject to mandatory tender for purchase on such Conversion Date at a purchase price equal to 100% of the principal amount thereof.

     (iii) Bonds shall be subject to mandatory tender for purchase at a purchase price that would be the then applicable redemption price set forth in Section 3.01 (a)
  or (c) hereof if such Bonds were redeemed on such day, on
  the first day of the month in which the Expiration or Termination of the term of any Security Arrangement shall occur; provided, however, that there shall be no such mandatory tender if prior to the giving of notice described in Section 2.10 hereof, (A) the Company shall have delivered to the Tender Agent a certificate or letter from Moody's, if the Bonds are then rated by Moody's, and from S&P, if the Bonds are then rated by S&P, to the effect that the Termination or Expiration of such Security
  Arrangement,   or  the  Termination  of  such   Security
  Arrangement  and  the  provision  of  another   Security
  Arrangement in lieu thereof, as the case may be, will not, by itself, result in a reduction or withdrawal of its ratings then in effect on the Bonds and (B) if another Security Arrangement is to be provided in lieu thereof, such substitute Security Arrangement shall have been delivered to the Trustee and shall, by its terms, become effective on or before the Expiration or Termination of the term of any existing Security Arrangement.

     (iv) Bonds are subject to mandatory tender for purchase at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of purchase, upon the occurrence of either of the following events:

           (A) receipt by the Trustee, following a drawing on a Security Arrangement on which the Company shall not be the obligor to pay accrued interest, or the portion of purchase price equal to accrued interest, on the Bonds, of notice from the Bank that the amount available to be drawn on such Security Arrangement will not be reinstated (in respect of interest or portion of purchase price equal to accrued interest) in the amount of such drawing, unless such notice also directs the Trustee to provide notice to the Pollution Control Corporation of its obligation to redeem the Bonds pursuant to Section 3.01(e) hereof;
     or

           (B) receipt by the Trustee of notice from the Bank stating that an Event of Default under the Reimbursement Agreement (or other agreement between the Company and the Bank pursuant to which the Bank issued and delivered to the Trustee a Security
     Arrangement) has occurred and is continuing, unless such notice also directs the Trustee to provide notice to the Pollution Control Corporation of its obligation to redeem the Bonds pursuant to Section
     3.01(e) hereof.

  Upon the occurrence of an event specified in clause  (A)
  or  (B)  of  the  immediately preceding  paragraph,  the
  Trustee  shall direct the Tender Agent to purchase,  and
  the  Tender Agent shall purchase, the Bonds on the first
  Business  Day after the receipt by the Trustee  of  such
  notice  on  which  the Trustee may  make  a  drawing  or
  drawings  on such Security Arrangement and on which  the
  proceeds   of   such  drawing  or  drawings   shall   be
  immediately available, but not prior to such date.

  II.13.       Form of Bonds.  Bonds shall be authenticated
and  delivered hereunder solely as fully registered  bonds
without  coupons  in  the  denomination  of  $100,000   or
integral multiples thereof in the case of Bonds bearing interest at a Variable Rate other than Term Rates, $100,000 or integral multiples of $5,000 in excess thereof in the case of Bonds bearing interest at a Flexible Rate and $5,000 or integral multiples thereof, in the case of bonds bearing interest at Term Rates or the Fixed Rate.
Bonds shall be numbered as determined by the Trustee and shall be dated the date of the initial authentication and delivery thereof.

    Principal of and premium, if any, on Bonds shall be payable to the Owners of such Bonds upon presentation and surrender of such Bonds at the Principal Office of the Paying Agent or any Co-Paying Agent. Interest on the
Bonds shall be paid by check drawn upon the Paying Agent and mailed to the Owners of such Bonds as of the close of business on the Record Date with respect to each Interest
Payment Date at the registered addresses of such Owners as they shall appear as of the close of business on such Record Date on the registration books maintained pursuant to Section 2.09 hereof notwithstanding the cancellation of any such Bond upon any exchange or registration of transfer subsequent to such Record Date, except that if and to the extent that there should be a default on the payment of interest on any Bond, such defaulted interest shall be paid to the Owners in whose name such Bond (or any Bond or Bonds issued upon any exchange or registration of transfer thereof) is registered as of the close of business on a date selected by the Trustee in its discretion, but not more than 15 days or less than 10 days prior to the date of payment of such defaulted interest;
notwithstanding the foregoing, except in respect of a Term
Rate Period and the Fixed Rate Period, upon request to the Paying Agent by an Owner of not less than $1,000,000 in aggregate principal amount of Bonds, interest on such Bonds and, after presentation and surrender of such Bonds, the principal thereof shall be paid to such Owner by wire transfer to the account maintained within the continental
United States specified by such Owner or, if such Owner maintains an account with the entity acting as Paying
Agent, by deposit into such account. Payment as aforesaid shall be made in such coin or currency of the United
States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

   The Bonds and the form for registration of transfer and
the form of certificate of authentication to be printed on
the Bonds are to be in substantially the forms thereof set
forth  in  Exhibits A, B and C hereto, respectively,  with
necessary   or   appropriate  variations,  omissions   and
insertions as permitted or required by this Indenture.

  II.14.        Execution of Bonds.  The  Bonds  shall  be
executed on behalf of the Pollution Control Corporation by
the President or a Vice President of the Pollution Control
Corporation   and   shall  have  affixed,   impressed   or
reproduced  thereon  the official seal  of  the  Pollution
Control  Corporation  which  shall  be  attested  by   the
Secretary  or  an  Assistant Secretary  of  the  Pollution
Control  Corporation.  Each of the foregoing officers  may
execute or cause to be executed with a facsimile signature
in  lieu  of his manual signature the Bonds, provided  the
signature  of either the President or a Vice President  of
the  Pollution  Control Corporation or  the  Secretary  or
Assistant  Secretary of the Pollution Control  Corporation
shall,   if  required  by  applicable  laws,  be  manually
subscribed.

     In   case  any  officer  of  the  Pollution   Control
Corporation  whose  signature  or  a  facsimile  of  whose
signature shall appear on the Bonds shall cease to be such
officer  before  the  authentication by  the  Trustee  and
delivery  of such Bonds, such signature or such  facsimile
shall  nevertheless  be  valid  and  sufficient  for   all
purposes, the same as if he had remained in office until delivery; and any Bond may be signed on behalf of the Pollution Control Corporation by such persons as, at the time of execution of such Bond, shall be the proper officers of the Pollution Control Corporation, even though at the date of such Bond or of the execution and delivery of this Indenture any such person was not such officer.

  II.15.       Authentication of Bonds.  Only such Bonds as
shall    have   endorsed   thereon   a   certificate    of
authentication  substantially in the  form  set  forth  in
Exhibit  C  hereto duly executed by the Trustee  shall  be
entitled to any right or benefit under this Indenture.  No
Bond  shall be valid or obligatory for any purpose  unless
and  until  such certificate of authentication shall  have
been  duly  executed  by the Trustee,  and  such  executed
certificate of authentication of the Trustee upon any such
Bonds shall be conclusive evidence that such Bond has been
authenticated  and  delivered under this  Indenture.   The
Trustee's certificate of authentication on any Bond shall be deemed to have been executed by it if signed with an authorized signature of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Bonds issued hereunder. This
Section 2.05 is subject to the provisions of Section 10.17 hereof.

  II.16.       Bonds Not General Obligations.  Neither the
County of Coconino, Arizona nor the State of Arizona shall
in any event be liable for the payment of the principal of
or  premium, if any, or interest on the Bonds, and neither
the  Bonds  nor  the  premium, if  any,  or  the  interest
thereon,  shall be construed to constitute an indebtedness
of  County  of Coconino, Arizona or the State  of  Arizona
within  the  meaning  of any constitutional  or  statutory
provisions whatsoever.  The Bonds and the premium, if any,
and  the interest thereon shall be limited obligations  of
the  Pollution Control Corporation payable solely from the
Receipts and Revenues of the Pollution Control Corporation
from  the  Loan  Agreement and the  other  moneys  pledged
therefor  under  this Indenture, and such  fact  shall  be
plainly  stated on the face of each Bond.   The  Pollution
Control Corporation shall not be obligated to pay the purchase price of Bonds from any source.

  II.17.        Prerequisites to Authentication of  Bonds.
The   Pollution  Control  Corporation  shall  execute  and
deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver said Bonds to the initial purchasers thereof as may be directed hereinafter in this Section
2.07.

    Upon  conversion to a Term Rate Period or to the Fixed
Rate Period, a new form of Bond may be prepared containing a summary of tender and redemption provisions applicable to the Bonds during such Term Rate Period or Fixed Rate
Period.

    Prior to the delivery on original issuance by the Trustee of any authenticated Bonds there shall be or have been delivered to the Trustee:

     (a)   a duly certified copy of a resolution of the Board
  of   Directors  of  the  Pollution  Control  Corporation
  authorizing the execution and delivery of this Indenture and the Loan Agreement and the issuance of the Bonds;

     (b) an original duly executed counterpart or a duly certified copy of the Loan Agreement;

     (c)   the Letter of Credit;

     (d) a request and authorization to the Trustee on behalf of the Pollution Control Corporation, signed by its President or a Vice President, to authenticate and deliver the Bonds in the aggregate principal amount determined by this Indenture to the purchaser or purchasers therein identified upon payment to the Trustee, but for the account of the Pollution Control Corporation, of a sum specified in such request and authorization plus any accrued interest on such Bonds to the date of delivery;
  and

     (e) a written statement on behalf of the Company, executed by the President, any Vice President or the Treasurer, (i) approving the issuance and delivery of the Bonds and (ii) consenting to each and every provision of this Indenture.

  II.18.       Lost or Destroyed Bonds or Bonds Canceled in
Error.   If  any Bond, whether in temporary or  definitive
form,  is  lost (whether by reason of theft or otherwise),
destroyed (whether by mutilation, damage, in whole  or  in
part,  or  otherwise) or canceled in error, the  Pollution
Control  Corporation  may  execute  and  the  Trustee  may
authenticate a new Bond of like date and denomination  and
bearing   a   number  not  contemporaneously  outstanding;
provided that (a) in the case of any mutilated Bond,  such
mutilated  Bond shall first be surrendered to the  Trustee
and (b) in the case of any lost Bond or Bond destroyed  in
whole,  there  shall be first furnished to  the  Pollution
Control  Corporation, the Trustee and the Company evidence
of such loss or destruction.  In every case, the applicant
for  a substitute Bond shall furnish the Pollution Control
Corporation, the Trustee and the Company such security  or
indemnity as may be required by any of them.  In the event
any  lost  or destroyed Bond or a Bond canceled  in  error
shall  have  matured or is about to mature,  or  has  been
called  for  redemption, instead of issuing  a  substitute
Bond  the  Trustee may, in its discretion,  pay  the  same
without   surrender  thereof  if  there  shall  be   first
furnished  to  the  Pollution  Control  Corporation,   the
Trustee and the Company evidence of such loss, destruction
or  cancellation, together with indemnity, satisfactory to
them.   Upon  the  issuance of any  substitute  Bond,  the
Pollution Control Corporation and the Trustee may  require
the  payment of a sum sufficient to cover any tax or other
governmental  charge  that  may  be  imposed  in  relation
thereto.   The Trustee may charge the Owner  of  any  such
Bond with the Trustee's reasonable fees and expenses in connection with any transaction described in this Section
2.08.

   Every substitute Bond issued pursuant to the provisions
of  this Section 2.08 by virtue of the fact that any  Bond
is  lost,  destroyed or canceled in error shall constitute
an  additional  contractual obligation  of  the  Pollution
Control  Corporation, whether or not  the  Bond  so  lost,
destroyed  or  canceled shall be at any time  enforceable,
and  shall  be  entitled  to  all  the  benefits  of  this
Indenture  equally and proportionately with  any  and  all
other  Bonds  duly issued hereunder.  All Bonds  shall  be
held  and  owned upon the express condition that,  to  the
extent  permitted  by  law, the foregoing  provisions  are
exclusive  with respect to the replacement or  payment  of
lost,    destroyed    or   improperly   canceled    Bonds,
notwithstanding  any  law  or  statute  now  existing   or
hereafter enacted.

  II.19. Transfer, Registration and Exchange of Bonds. The Registrar shall maintain and keep, at its Principal Office, books for the registration and registration of transfer of Bonds, which, at all reasonable times, shall
be   open   for   inspection  by  the  Pollution   Control
Corporation,  the  Trustee  and  the  Company;  and,  upon
presentation for such purpose of any Bond entitled to registration or registration of transfer at the Principal Office of the Registrar, the Registrar shall register or
register   the  transfer  in  such  books,    under   such
reasonable regulations as the Registrar may prescribe. The Registrar shall make all necessary provisions to permit the exchange or registration of transfer of Bonds at its Principal Office.

    The transfer of any Bond shall be registered upon  the
registration books of the Registrar at the written request
of  the  Owner thereof or his attorney duly authorized  in
writing, upon surrender thereof at the Principal Office of
the  Registrar,  together  with a  written  instrument  of
transfer  satisfactory to the Registrar duly  executed  by
the  Owner  or  his  duly authorized attorney.   Upon  the
registration of transfer of any such Bond or Bonds, the Pollution Control Corporation shall issue in the name of the transferee, in authorized denominations, a new Bond or Bonds in the same aggregate principal amount as the surrendered Bond or Bonds.

    The  Pollution Control Corporation, the  Trustee,  the
Tender  Agent, the Paying Agent, any Co-Paying Agent,  the
Registrar and the Remarketing Agent may deem and treat the Owner of any Bond as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal of and premium, if any, and, except as provided in Section
2.03 hereof, interest on, or the purchase price of, such Bond and for all other purposes, and neither the Pollution
Control  Corporation, the Trustee, the Tender  Agent,  the
Paying  Agent, any Co-Paying Agent, the Registrar nor  the
Remarketing Agent shall be affected by any notice to the contrary. All such payments so made to any such Owner or upon his order shall be valid and effective to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

    Bonds, upon surrender thereof at the Principal Office of the Registrar may, at the option of the Owner thereof, be exchanged for an equal aggregate principal amount of Bonds of any authorized denomination.

   In all cases in which the privilege of exchanging Bonds
or  registering  the transfer of Bonds is  exercised,  the
Pollution  Control  Corporation  shall  execute  and   the
Trustee shall authenticate and deliver Bonds in accordance
with  the  provisions of this Indenture.  For  every  such
exchange  or  registration of transfer of  Bonds,  whether
temporary    or   definitive,   the   Pollution    Control
Corporation, the Registrar, or the Trustee may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer, which sum or sums shall be paid by the person requesting such exchange or registration of transfer as a condition precedent to the exercise of the privilege of making such exchange or registration of transfer. Except in connection with the tender of Bonds for purchase pursuant to their terms and the delivery thereof pursuant to Section 13.07 hereof, the Registrar shall not be obligated (a) to make any such exchange or registration of transfer of Bonds during the fifteen (15) days next preceding the date on which notice of any proposed redemption of Bonds is given, (b) to make any exchange or registration of transfer of any Bonds called for redemption or (c) in the case of Bonds bearing interest at a Term Rate or the Fixed Rate, in the period following the Record Date and prior to the Interest
Payment Date to which such Record Date relates.

   The Bonds are to be initially registered in the name of
Cede  &  Co., as nominee for the Depositary.   Such  Bonds
shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

     (a) such Bonds may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

     (b) such Bond may be exchanged for definitive Bonds registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

     (i) the Depositary shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Bonds and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Bonds;

     (ii) the Company shall have delivered to the Trustee a written instrument to the effect that such Bonds shall be so exchangeable on an after a date specified therein; or

     (iii) (1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 10.19 hereof and (3) there shall have been delivered to the Pollution Control Corporation, the Company and the Trustee an opinion of counsel to the effect that the interests of the beneficial owners of such Bonds in respect thereof will be materially impaired unless such owners become owners of definitive Bonds.

    The  Bonds delivered to the Depositary may  contain  a
legend   reflecting   the   foregoing   restrictions    on
registration of transfer and exchange.

  II.2  0.  Notice of Mandatory Tender; Special Notice  by
Tender Agent During Flexible Rate Period.  (a)  The Tender
Agent shall give notice to the Owners of the Bonds of each
event  which  requires the mandatory tender of  the  Bonds
pursuant to Section 2.02(h), other than the occurrence  of
a  last day of a Flexible  Rate Period which shall not  be
the  effective date of a new Rate Period and other than  a
mandatory   tender  for  purchase  pursuant   to   Section
2.02(h)(iv).  Such notice shall be given in the manner and
at  the  times  set forth in Section 3.03 hereof  for  the
giving  of  a  notice of redemption.   Such  notice  shall
describe the event which requires the Bonds to be tendered
and,  if such event shall be the Termination or Expiration
of   a  Security  Arrangement,  shall  also  contain   the
information referred to in Section 4.08(c) hereof.  Notice
of  a  mandatory tender for purchase pursuant  to  Section
2.02(h)(iv) shall be given by the Tender Agent as soon  as
practicable  by Mail upon receipt by the Tender  Agent  of
the   notice   from  the  Trustee  specified  in   Section
2.02(h)(iv) to all Owners of Outstanding Bonds.

  (a)     Upon  each registration of transfer  of  a  Bond
bearing  interest  at a Flexible Rate, the  Tender   Agent
shall give written notice to the transferee that (i) no notices of the length of any Flexible Rate Period or the Flexible Rate borne by his Bond during such period will be given to the Owner of the Bond, but that such information may be obtained, upon request, from the Remarketing Agent and setting forth the manner that such information may be obtained, (ii) the Owner of any Bond bearing interest at a Flexible Rate will be required to tender such Bond on its Interest Payment Date and (iii) no additional notice of any such requirement to tender will be given to the Owner.

  II.22.        Other Obligations.  The Pollution  Control
Corporation expressly reserves the right to issue, to  the
extent  permitted by law, but shall not  be  obligated  to
issue,  obligations under another indenture or  indentures
to   provide   additional  funds  to  pay  the   cost   of
construction of the Facilities or to refund all or any principal amount of the Bonds, or any combination thereof.

  II.23.       Temporary Bonds.  Pending the preparation of
definitive  Bonds, the Pollution Control  Corporation  may
execute  and  the Trustee shall authenticate  and  deliver
temporary  Bonds.  Temporary Bonds shall  be  issuable  as
registered   Bonds  without  coupons,  of  any  authorized
denomination,  and  substantially  in  the  form  of   the
definitive  Bonds but with such omissions, insertions  and
variations as may be appropriate for temporary Bonds,  all
as may be determined by the Pollution Control Corporation.
Temporary  Bonds  may  contain  such  reference   to   any
provisions of this Indenture as may be appropriate.  Every
temporary Bond shall be executed by the Pollution  Control
Corporation and be authenticated by the Trustee  upon  the
same conditions and in substantially the same manner,  and
with like effect, as the definitive Bonds.  As promptly as
practicable   the  Pollution  Control  Corporation   shall
execute  and shall furnish definitive Bonds and  thereupon
temporary  Bonds  may be surrendered in exchange  therefor
without charge at the Principal Office of the Trustee, and
the Trustee shall authenticate and deliver in exchange for
such temporary Bonds a like aggregate principal amount  of
definitive  Bonds of authorized denominations.   Until  so
exchanged the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.

  II.24. Cancellation of Bonds. All Bonds which shall have been surrendered to the Paying Agent or any Co-Paying Agent for payment or redemption, and all Bonds which shall have been surrendered to the Registrar for exchange or registration of transfer, shall be delivered to the
Trustee for cancellation. All Bonds delivered to or acquired by the Trustee for cancellation shall be canceled and destroyed by the Trustee. The Trustee shall furnish to the Pollution Control Corporation, the Paying Agent, the Registrar and the Company counterparts of certificates
evidencing   such   cancellation   and   destruction   and
specifying such Bonds by number.

  II.25.       Payment of Principal and Interest.  For the
payment  of  interest on the Bonds, the Pollution  Control
Corporation shall cause to be deposited in the Bond  Fund,
on  each Interest Payment Date, solely out of the Receipts
and Revenues of the Pollution Control Corporation from the
Loan  Agreement  and  other moneys  pledged  therefor,  an
amount  sufficient to pay the interest to  become  due  on
such  Interest  Payment  Date.   The  obligation  of   the
Pollution Control Corporation to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such Interest Payment Date for the payment of interest on the Bonds.

    For  the  payment of the principal of the  Bonds  upon
maturity, the Pollution Control Corporation shall cause to
be   deposited  in  the  Bond  Fund,  on  the  stated   or
accelerated  date of maturity, solely out of the  Receipts
and Revenues of the Pollution Control Corporation from the
Loan  Agreement  and  other moneys  pledged  therefor,  an
amount sufficient to pay the principal of the Bonds.   The
obligation of the Pollution Control Corporation to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on the maturity date for the payment of the principal of the Bonds.


III                REDEMPTION OF BONDS

  III.11. Redemption Provisions. (a) When interest on the Bonds is payable at Flexible Rates or a Variable Rate other than a Term Rate, the Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, in whole at any time or in part from time to time, at the principal amount thereof plus accrued interest to the redemption date.

  (a)     When interest on the Bonds is payable at a  Term
Rate or the Fixed Rate, the Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, in whole at any time at the principal amount thereof plus accrued interest to the redemption date, if:

     (i) the Company shall have determined that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason;

     (ii) the Company shall have determined that the continued operation of the Facilities is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as the Facilities, or other liabilities or burdens with respect to the Facilities or operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of the Facilities;

     (iii) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

     (iv) the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local
  regulatory   body,  administrative   agency   or   other
  governmental body.

  (b)     When interest on the Bonds is payable at a  Term
Rate  for a Term Rate Period of five years or more or  the
Fixed  Rate,  the Bonds shall be subject to redemption  by
the Pollution Control Corporation, at the direction of the
Company,  on any day in whole at any time or in part  from
time  to  time, at the applicable redemption  price  shown
below,   in  each  case  plus  accrued  interest  to   the
redemption date, as follows:
  Length of Term     Commencement of    Redemption Price
Rate Period; Years  Redemption Period
    Remaining
   Until Final
     Maturity
During Fixed Rate
      Period

More than 12 years  Tenth anniversary   102%, declining
                    of commencement of  by 1% on each
                    Term Rate Period    succeeding
                    or Fixed Rate       anniversary of
                    Period              the first day of
                                        the redemption
                                        period until
                                        reaching 100% and
                                        thereafter at
                                        100%
More than 8, but    Seventh             101 1/2%,
not more than 12    anniversary of      declining by 3/4%
years               commencement of     on each
                    Term Rate Period    succeeding
                    or Fixed Rate       anniversary of
                    Period              the first day of
                                        the redemption
                                        period until
                                        reaching 100% and
                                        thereafter at
                                        100%
More than 5, but    Fifth anniversary   101%, declining
not more than 8     of commencement of  by 1/2% on each
years               Term Rate Period    succeeding
                    or Fixed Rate       anniversary of
                    Period              the first day of
                                        the redemption
                                        period until
                                        reaching 100% and
                                        thereafter at
                                        100%
Five years or less  Bonds not callable  100%
                    until commencement
                    of next Rate
                    Period, if any

     Anything   in   this  Indenture   to   the   contrary
notwithstanding, in the event that the Company shall consolidate with, merge with or into, or sell or otherwise transfer all or substantially all of its assets to, another corporation in accordance with Section 6.01 of the Loan Agreement, the Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, in whole, at any time prior to the first date on which the Bonds are redeemable as herein before provided in paragraph (c) at the redemption price which would be applicable on such date plus accrued interest to the redemption date.

  (c)    The Bonds shall be subject to mandatory redemption
by  the  Pollution Control Corporation, at  the  principal
amount  thereof  plus accrued interest to  the  redemption
date,  on  the 180th day (or such earlier date as  may  be
designated by the Company) after a final determination  by
a  court  of  competent jurisdiction or an  administrative
agency,  to  the effect that, as a result of a failure  by
the  Company to perform or observe any covenant, agreement
or  representation  contained in the Loan  Agreement,  the
interest  payable  on  the Bonds is included  for  federal
income  tax  purposes in the gross income  of  the  owners
thereof,  other  than  any  owner  of  a  Bond  who  is  a
"substantial user" of the Facilities or a "related person"
within the meaning of Section 103(b)(13) of the 1954 Code.
No  determination  by  any court or administrative  agency
shall be considered final for the purposes of this Section
3.01  (d) unless the Company shall have been given  timely
notice   of   the  proceeding  which  resulted   in   such
determination and an opportunity to participate in such proceeding, either directly or through an owner of a Bond, and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Bonds shall be redeemed either in whole or in part in such principal amount that the interest payable on the Bonds remaining outstanding after such redemption would not be included in the gross income of any owner thereof, other than an owner of a Bond who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code.

  (d) The Bonds shall be subject to mandatory redemption by the Pollution Control Corporation, at the principal amount thereof plus accrued interest to the redemption date, upon the occurrence of either of the following events:

  (i)   receipt by the Trustee, following a drawing  on  a
  Security Arrangement on which the Company shall  not  be
  the  obligor to pay accrued interest, or the portion  of
  purchase price equal to accrued interest, on the  Bonds,
  of  notice from the Bank that the amount available to be
  drawn   on  such  Security  Arrangement  will   not   be
  reinstated  (in  respect  of  interest  or  portion   of
  purchase price equal to accrued interest) in the amount of such drawing and directing the Trustee to provide notice to the Pollution Control Corporation of its resulting obligation to redeem the Bonds; or

  (ii)   receipt  by the Trustee of notice from  the  Bank
  stating   that   an   Event   of   Default   under   the
  Reimbursement Agreement (or other agreement between  the
  Company  and the Bank pursuant to which the Bank  issued
  and  delivered  to  the Trustee a Security  Arrangement)
  has   occurred  and  is  continuing  and  directing  the
  Trustee  to  provide  notice to  the  Pollution  Control
  Corporation of its resulting obligation to redeem the Bonds.

    Upon  the occurrence of either of the events described
in  the  immediately  preceding paragraph,  the  Pollution
Control Corporation shall be obligated to redeem the Bonds
on  the  first Business Day after the occurrence  of  such
event  on which the Trustee may make a drawing or drawings
on  a Security Arrangement on which the Company shall  not
be  the  obligor and on which the proceeds of such drawing
or  drawings shall be available, but shall not redeem  the
Bonds  prior to such date.  The Trustee shall give written
notice  of  such  obligation to redeem the  Bonds  to  the
Pollution Control Corporation, the Company, the Bank,  the
Tender  Agent  and the Remarketing Agent  and  shall  give
notice thereof as soon as practicable by Mail upon receipt
by  the  Trustee of the notice specified in  Section  3.01
(e)(i) or (ii) to all Owners of Outstanding Bonds.

    The  provisions of the second preceding paragraph  are
subject  to  the condition that if either  of  the  events
described  in  clause (i) or (ii) of the second  preceding
paragraph  shall  have occurred and if the  Trustee  shall
thereafter have received notice from the Bank (a) that the
notice  which requires a mandatory redemption pursuant  to
the  second preceding paragraph has been withdrawn and (b)
that  the  amounts available to be drawn on  the  Security
Arrangement to pay (i) the principal of the Bonds  or  the
portion  of  purchase price equal to  principal  and  (ii)
interest  on  the Bonds and the portion of purchase  price
equal  to accrued interest have been reinstated, then,  in
every  such case, the event giving rise to such  mandatory
redemption   shall  be  deemed  to  be  waived   and   all
proceedings for such redemption shall be rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Pollution Control Corporation, the Company, the Bank, the
Tender Agent and the Remarketing Agent, and, if notice of such redemption shall have been given to the Owners of the Bonds, shall give notice thereof by Mail to all Owners of Outstanding Bonds; but no such waiver, rescission and annulment shall extend to or affect any subsequent event requiring a mandatory redemption or impair any right or remedy consequent thereon.

  III.12.       Selection  of Bonds  to  be  Redeemed.   A
redemption of Bonds shall be a redemption of the whole  or
of any part of the Bonds from any funds available for that
purpose.   If less than all the Bonds shall be called  for
redemption   under   any  provision  of   this   Indenture
permitting  such partial redemption, the particular  Bonds
or  portions of Bonds to be redeemed shall be selected  by
the  Trustee,  in  such  manner  as  the  Trustee  in  its
discretion  may  deem  proper, in the aggregate  principal
amount  designated  to  the  Trustee  by  the  Company  or
otherwise   as  required  by  this  Indenture;   provided,
however,  that  if,  as indicated in a certificate  of  an
Authorized   Company  Representative  delivered   to   the
Trustee,  the  Company shall have offered to purchase  all
Bonds  then Outstanding and less than all such Bonds  have
been  tendered  to  the  Company for  such  purchase,  the
Trustee,  at  the  direction  of  an  Authorized   Company
Representative, shall select for redemption all such Bonds
which  shall  not  have  been so  tendered  and  provided,
further, that, if the redemption date shall not be  during
a Flexible Rate Period, Term Rate Period or the Fixed Rate
Period, the portion of any Bond to be redeemed shall be in
the principal amount of $100,000 or some integral multiple
thereof  and that, in selecting Bonds for redemption,  the
Trustee shall treat each Bond as representing that  number
of  Bonds  which  is  obtained by dividing  the  principal
amount  of  such Bond by $100,000; and provided,  further,
that,  if  the redemption date shall be during a  Flexible
Rate  Period, a Term Rate Period or the Fixed Rate Period,
the  portion of any Bond to be redeemed shall  be  in  the
principal  amount  of  $5,000 or  some  integral  multiple
thereof (and, in the case of a Flexible Rate Period, in  a
minimum  principal  amount  of  $100,000)  and  that,   in
selecting  Bonds for redemption, the Trustee  shall  treat
each  Bond as representing that number of Bonds  which  is
obtained by dividing the principal amount of such Bond  by
$5,000. For any redemption not occurring during a Flexible
Rate Period, Term Rate Period or the Fixed Rate Period, if
it  is  determined that one or more, but not all,  of  the
$100,000 units of principal amount represented by any such
Bond is to be called for redemption, then, upon notice  of
intention to redeem such $100,000 unit or units the  Owner
of  such Bond shall forthwith surrender such Bond  to  the
Paying  Agent  or any Co-Paying Agent for (a)  payment  to
such Owner of the redemption price of the $100,000 unit or
units  of principal amount called for redemption  and  (b)
delivery  to  such Owner of a new Bond  or  Bonds  in  the
aggregate  principal amount of the unredeemed  balance  of
the  principal  amount of such Bond.  For  any  redemption
occurring  during  a  Flexible Rate Period,  a  Term  Rate
Period or the Fixed Rate Period, if it is determined  that
one or more, but not all, of the $5,000 units of principal
amount  represented by any such Bond is to be  called  for
redemption, then, upon notice of intention to redeem  such
$5,000  unit  or  units,  the Owner  of  such  Bond  shall
forthwith surrender such Bond to the Paying Agent  or  any
Co-Paying  Agent  for (y) payment to  such  Owner  of  the
redemption  price  (including the redemption  premium,  if
any,   and   accrued  interest  to  the  date  fixed   for
redemption)  of  the  $5,000 unit or  units  of  principal
amount  called  for redemption and (z)  delivery  to  such
Owner  of  a new Bond or Bonds in the aggregate  principal
amount  of the unredeemed balance of the principal  amount
of  any  such  Bond.   Bonds representing  the  unredeemed
balance of the principal amount of any such Bond shall  be
delivered  to the Owner thereof, without charge  therefor.
In  selecting Bonds for redemption, (i) the Trustee  shall
first  select Bonds tendered for purchase pursuant to  the
terms   thereof   and  delivered,  and   then   held,   as
contemplated  in  Section 13.07(c)  hereof  and  (ii)  the
Trustee   may  treat  Bonds  so  tendered  and   otherwise
delivered  pursuant  to Section 13.07  hereof  during  the
fifteen  (15)  days next preceding the  first  mailing  of
notice of any proposed redemption of Bonds as though  such
tender  and delivery had not occurred.  If a Bond selected
for  redemption shall have been tendered pursuant  to  the
terms  thereof  and delivered pursuant  to  Section  13.07
hereof on or after the fifteenth (15th) day next preceding
the first mailing of notice of any proposed redemption  of
Bonds,  then  the  Bond so delivered pursuant  to  Section
13.07  hereof shall be deemed to be the Bond  so  tendered
and  selected for redemption.  If the Owner  of  any  such
Bond  of  a  denomination greater  than  $100,000  ($5,000
during a Term Rate Period or the Fixed Rate Period) shall fail to present such Bond to the Paying Agent or any Co-Paying Agent for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the $100,000 ($5,000 during a Term Rate Period or the Fixed
Rate Period) unit or units of principal amount called for redemption (and to that extent only).

  III.13.      Procedure for Redemption.  (a) In the event
any  of  the Bonds are called for redemption, the  Trustee
shall  give  notice, in the name of the Pollution  Control
Corporation, of the redemption of such Bonds, which notice
shall (i) specify the Bonds to be redeemed, the redemption
date,  the redemption price, and the place or places where
amounts  due  upon such redemption will be payable  (which
shall  be the Principal Office of the Paying Agent or  any
Co-Paying Agent) and, if less than all of the Bonds are to
be  redeemed, the numbers of the Bonds to be redeemed, and
the  portion  of the principal amount of any  Bond  to  be
redeemed  in  part,  (ii)  state  any  condition  to  such
redemption  and  (iii) state that on the redemption  date,
and upon the satisfaction of any such condition, the Bonds
or  portions  thereof to be redeemed shall cease  to  bear
interest.   Such  notice  may  set  forth  any  additional
information  relating  to  such redemption.   Such  notice
shall  be  given by Mail at least thirty (30)  days  prior
(except  in  the case of a redemption pursuant to  Section
3.01(e)) to the date fixed for redemption to the Owners of
the  Bonds to be redeemed; provided, however, that failure
duly  to  give such Notice by Mail, or any defect therein,
shall  not affect the validity of any proceedings for  the
redemption of Bonds as to which there shall have  been  no
such  failure  or defect; and provided, further,  that  if
such Notice by Mail shall not have been given with respect
to a Bond delivered pursuant to Section 13.07 hereof on or
after  the  fifteenth (15th) day next preceding the  first
mailing of notice of any proposed redemption of Bonds, and
if  such  Bond  shall be deemed to have been selected  for
redemption  pursuant to Section 3.02 hereof,  such  notice
shall  be  attached  to such Bond prior  to  the  delivery
thereof pursuant to Section 13.07 hereof.  If a notice  of
redemption shall be unconditional, or if the conditions of
a   conditional  notice  or  redemption  shall  have  been
satisfied, then upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed. The Trustee shall promptly deliver to the Company and the Bank a copy of each such notice of redemption.

  (a) With respect to any notice of an event which requires the Owners of the Bonds to tender their Bonds in accordance with Section 2.02(h)(iii) hereof, such notice shall contain the information referred to in Section
4.08(c) hereof.

  (b) With respect to any notice of redemption of Bonds in accordance with subsection (a), (b) or (c) of Section 3.01 hereof, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of
Article VIII hereof, such notice shall state that such redemption shall be conditional upon the receipt, by the Trustee at or prior to the opening of business on the date fixed for such redemption, of moneys sufficient to pay the principal of and premium, if any, and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Pollution Control Corporation shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

  (c) Any Bonds and portions of Bonds which have been duly selected for redemption and which are deemed to be paid in accordance with Article VIII hereof shall cease to bear interest on the specified redemption date.

  (d) The Trustee shall not give any notice of redemption to be made in accordance with Section 3.01(c) hereof when a Security Arrangement shall be in effect on which the Company shall not be the obligor unless, prior to the
giving   of   such  notice,  either  (i)   such   Security
Arrangement shall expressly allow a drawing thereunder for the purpose of paying, and in an amount sufficient to pay, any redemption premium payable upon such redemption, or
(ii) there shall be on deposit in the Bond Fund moneys in an amount sufficient to pay such premium and which are Available Moneys.

  III.14.        No  Partial  Redemption  After   Default.
Anything    in    this   Indenture   to    the    contrary
notwithstanding, if there shall have occurred and be continuing an Event of Default defined in clause (a), (b) or (c) of the first paragraph of Section 9.01 hereof, there shall be no redemption of less than all of the Bonds at the time Outstanding.

  III.15.       Payment  of  Redemption  Price.   For  the
redemption  of  any  of the Bonds, the  Pollution  Control
Corporation shall cause to be deposited in the Bond Fund, on the redemption date, solely out of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement, an amount sufficient to pay the principal of and premium, if any, and interest to become due on such redemption date. The obligation of the Pollution Control
Corporation to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such redemption date for payment of the principal of and premium, if any, and accrued interest on the Bonds to be redeemed.


IV                    THE BOND FUND

  IV.11.        Creation  of Bond Fund.  There  is  hereby
created  and established with the Trustee a trust fund  in
the  name  of  the  Pollution Control  Corporation  to  be
designated  "Coconino  County, Arizona  Pollution  Control
Corporation  Pollution  Control Refunding  Revenue  Bonds,
1996 Series B (Tucson Electric Power Company Project) Bond
Fund".   The  Trustee shall establish and maintain  within
the  Bond  Fund  a  "Capital Account" and  an  "Investment
Account".   In  addition, the Trustee shall establish  and
maintain  within the Bond Fund a "General  Account".   The
Trustee  shall  establish  and  maintain  such  segregated
subaccounts as shall be necessary to comply with the order
of priority for payments on the Bonds set forth in Section
4.04(a)  hereof  and  such other  subaccounts  as  may  be
requested  by  an Authorized Company Representative.   The
Bond Fund, and all moneys and certificated securities therein, shall be kept in the possession of the Trustee.

  IV.12. Liens. The Pollution Control Corporation shall not create any lien upon the Bond Fund or upon the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement other than the lien hereby created.

  IV.13. Deposits into Bond Fund. (a) There shall be deposited into the Bond Fund:

     (i) the accrued interest, if any, on the Bonds accrued to the date of delivery thereof and paid by the initial purchasers thereof, such accrued interest to be deposited into the General Account;

     (ii) all Loan Payments, and all moneys drawn by or made available to the Trustee under any Security Arrangement for the payment of principal of and premium, if any, and interest on the Bonds, such payments and moneys to be deposited into the General Account;

     (iii) all amounts required to be deposited into the Bond Fund by Section 13.01(c) hereof, such amounts to be deposited into the General Account; and

     (iv) all other moneys received by the Trustee under and pursuant to any provision of the Loan Agreement, other than Sections 5.03, 5.04 and 8.05 thereof, or from any other source when accompanied by directions by the Company that such moneys are to be paid into the Bond Fund, such moneys to be deposited into the account specified by such provision of the Loan Agreement or by such directions, or, if no specification is made, into the General Account.

  (b)    All  income or other gain from the investment  of
moneys  in  the Capital Account or the Investment  Account
shall  be  deposited  into  the Investment  Account.   All
income or other gain from the investment of moneys in the General Account shall be deposited into the General
Account.

  IV.14.       Use of Moneys in Bond Fund.  (a) Except  as
otherwise provided in subsection (c) of this Section  4.04
and in Sections 4.06, 9.01 and 10.04 hereof, moneys in the Bond Fund constituting part of the Trust Estate shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable at maturity, upon redemption or otherwise. Funds for such payments of the principal of and premium, if any, and interest on the Bonds shall be derived from the following sources in the order of priority indicated:

     (i) moneys, if any, paid into the Bond Fund pursuant to clause (i) of Section 4.03(a) hereof which shall be applied to the payment of interest on the Bonds;

     (ii) moneys furnished by the Company to the Trustee pursuant to Section 9.01 of the Loan Agreement, and proceeds from the investment thereof, which constitute
  Available Moneys;

     (iii) moneys drawn by, or made available to, the Trustee under any Security Arrangement for the payment of the principal of and premium, if any, and interest on the Bonds;

     (iv) amounts deposited into the Bond Fund pursuant to clause (ii) or (iii) of Section 4.03(a) hereof; and

     (v) Loan Payments or moneys furnished by the Company to the Trustee pursuant to Section 9.01 of the Loan Agreement or moneys deposited into the Bond Fund pursuant to Section
  13.01 hereof.

  (b) In the event that all of the Bonds cease to be Outstanding, any moneys remaining in the Capital Account or the Investment Account shall be deposited into the General Account.

  (c)    Upon  receipt by the Trustee from the Bank  of  a
notice  stating that the Bank has not been reimbursed  for
any  drawing  or  drawings  on the  Letter  of  Credit  as
contemplated in Section 4.08(a) hereof, the Trustee  shall
promptly pay to the Bank from moneys in the Bond  Fund  an
amount equal to the lesser of (i) the total amount owed by
the  Company  to  the Bank in respect of such  drawing  or
drawings  as specified in such notice and (ii)  the  total
amount  on deposit in all accounts and subaccounts  within
the Bond Fund; provided, however, that there shall not  be
taken  into account for purposes of clause (ii) above  (x)
moneys   described  in  clause  (i),  (ii)  or  (iii)   in
subsection (a) of this Section, (y) any moneys furnished by the Company to the Trustee pursuant to Section 9.01 of the Loan Agreement or moneys furnished by the Company to the Tender Agent pursuant to Section 10.01 of the Loan
Agreement and subsequently deposited into the Bond Fund pursuant to Section 13.01(c) hereof, which moneys in either case shall have been furnished together with directions that the same are to be maintained in a segregated account or subaccount until the same became
Available Moneys or (z) proceeds from the investment and reinvestment of moneys described in clause (x) or (y) above.

  IV.15.       Custody of Bond Fund; Withdrawal of Moneys.
The  Bond Fund shall be in the custody of the Trustee  but
in  the name of the Pollution Control Corporation and  the
Pollution   Control  Corporation  hereby  authorizes   and
directs the Trustee to withdraw from the Bond Fund and furnish to the Paying Agent funds constituting part of the Trust Estate sufficient to pay the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable, and to withdraw from the Bond Fund funds sufficient to pay any other amounts payable therefrom as the same shall become due and payable.

  IV.16.        Bonds Not Presented for Payment.   In  the
event  any  Bonds shall not be presented for payment  when
the  principal thereof and premium, if any, thereon become
due,  either  at  maturity  or  at  the  date  fixed   for
redemption  thereof or otherwise, if moneys sufficient  to
pay  such  Bonds  are  held by the  Paying  Agent  or  any
Co-Paying Agent for the benefit of the Owners thereof, the
Paying  Agent  shall  segregate and hold  such  moneys  in
trust,  without  liability for interest thereon,  for  the
benefit  of  holders of such Bonds, who shall,  except  as
provided   in  the  following  paragraph,  thereafter   be
restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds.

    Any moneys which the Paying Agent shall segregate  and
hold  in  trust  for the payment of the principal  of  and
premium,  if  any, or interest on any Bond  and  remaining
unclaimed  for one year after such principal, premium,  if
any,  or  interest has become due and payable shall,  upon
the Company's written request to the Paying Agent, be paid
to the Company, with notice to the Trustee of such action;
provided,  however,  that, if a  Security  Arrangement  on
which  the  Company shall not be an obligor is in  effect,
prior to any such payment to the Company as aforesaid, the
Paying Agent shall deliver to the Bank a notice specifying
the  date  of such payment (which date shall not  be  less
than four (4) Business Days after the date of delivery  of
such notice), and if prior to such specified date the Bank
shall  have delivered to the Paying Agent a notice stating
that amounts are owed by the Company to the Bank under the
Reimbursement  Agreement  and  have  not  been  paid,  the
Trustee,  prior  to  any such payment to  the  Company  as
aforesaid,  shall pay to the Bank an amount equal  to  the
lesser of (a) the total amount owed by the Company to  the
Bank  as specified in such notice and (b) the total amount
of  such  unclaimed  moneys; and provided,  further,  that
before the Paying Agent shall be required to make any such
repayment, the Paying Agent may, and at the request of the
Trustee shall, at the expense of the Company cause  notice
to  be  given once by Publication to the effect that  such
money  remains unclaimed and that, after a date  specified
therein,  which  shall not be less than thirty  (30)  days
from the date of such notice by Publication, any unclaimed
balance of such moneys then remaining will be paid to  the
Company.   After the payment of such unclaimed  moneys  to
the Company, the Owner of such Bond shall thereafter look only to the Company for the payment thereof, and all liability of the Trustee and the Paying Agent with respect to such moneys shall thereupon cease.

  IV.17.        Moneys  Held  in Trust.   All  moneys  and
Investment  Securities held by the  Trustee  in  the  Bond
Fund, and all moneys required to be deposited with or paid
to  the  Trustee for deposit into the Bond Fund,  and  all
moneys  withdrawn  from the Bond  Fund  and  held  by  the
Trustee,  the  Paying Agent, any Co-Paying Agent,  or  the
Tender  Agent,  shall be held by the Trustee,  the  Paying
Agent,  any  Co-Paying Agent or the Tender Agent,  as  the
case  may  be,  in trust, and such moneys  and  Investment
Securities  (other  than moneys held pursuant  to  Section
4.06  hereof and moneys or Investment Securities  held  in
any  subaccount  within  the  Bond  Fund  established   in
furtherance of the obligations of the Company under clause
(b)  of Section 6.04 of the Loan Agreement), while so held
or  so  required to be deposited or paid, shall constitute
part  of  the Trust Estate and be subject to the lien  and
security  interest created hereby in favor of the Trustee,
first, for the benefit of the Owners from time to time  of
the  Bonds and, second, for the benefit of the Bank as and
to  the extent provided herein.  The Company shall have no
right,  title  or interest in the Bond Fund,  except  such
rights as may arise after the right, title and interest of
the  Trustee in and to the Trust Estate and all covenants,
agreements and other obligations of the Pollution  Control
Corporation  under  this  Indenture  shall  have   ceased,
terminated and become void and shall have been satisfied and discharged in accordance with Article VIII hereof.

  IV.18.        Security Arrangements.  (a) The Letter  of
Credit shall be the obligation of the Bank to pay to the Trustee, in accordance with the terms thereof, such amounts as shall be specified therein and available to be drawn thereunder for the timely payment of the principal of and premium, if any, and interest on the Bonds, and the purchase price of Bonds, required to be made pursuant to, and in accordance with, the provisions of this Indenture.
Drawings under the Letter of Credit for the payment of principal of, and premium, if any, and interest on the Bonds shall be made only to the extent moneys from other eligible sources specified in Section 4.04(a) hereof shall not be available for such payment. The Letter of Credit shall be reduced to the extent of any drawings thereunder and reinstated in accordance with the terms thereof.

    The  Trustee  shall draw moneys under  the  Letter  of
Credit   and   take  action  under  any   other   Security
Arrangement  in accordance with the terms thereof  to  the
extent  necessary to make timely payments of principal  of
and premium, if any, and interest on the Bonds required to
be  made  from  the  Bond Fund; provided,  however,  that,
anything  herein  to the contrary notwithstanding,  in  no
event  shall  the Trustee draw moneys under  any  Security
Arrangement  on  which the Company is not the  obligor  in
order to make payments of principal of or premium, if any,
or  interest on Bonds or the purchase price of Bonds  held
of  record by the Company or by the Tender Agent  for  the
account of the Company pursuant to Section 13.07(d) hereof
if  the  Security Arrangement prohibits  by  its  terms  a
drawing  thereunder for such purpose.  Upon any  reduction
in  the  aggregate principal amount of Bonds  Outstanding,
the  Trustee  shall,  at the direction  of  an  Authorized
Company Representative, request the Bank to make permanent
correlative  reductions in the amounts that may  be  drawn
under  the Letter of Credit or take corresponding  actions
with  respect  to  any  other Security  Arrangement.   For
extensions  of  the term of the Letter of  Credit  or  any
Security  Arrangement, the Trustee shall, at the direction
of an Authorized Company Representative, take such actions
as  are required to effect such extension of the Letter of
Credit,  surrender the Letter of Credit  to  the  Bank  in
exchange for a letter of credit of the Bank conforming  in
all  material respects to the Letter of Credit except that
the   Expiration   date  shall  be   extended   and   take
corresponding  actions with respect to any other  Security
Arrangement. If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the Letter of Credit to the Bank, in accordance with the terms of the Letter of Credit, for cancellation or shall take corresponding actions with respect to any other Security Arrangement.

  (a)   If at any time there shall have been delivered  to
the  Trustee,  all as described in and in accordance  with
the  applicable  provisions of Section 6.07  of  the  Loan
Agreement, (i) a notice of the Company, (ii) the  required
opinion  of  Bond  Counsel, if  any,  (iii)  the  required
certificates or letters of Moody's and S&P,  if  any,  and
(iv)  the Security Arrangement, if any, described in  such
notice,  then  the  Trustee shall accept  such  substitute
Security   Arrangement,  if  any,  and  comply  with   the
direction of the Company, if any, contained in such notice.

  (b)    The Trustee shall give notice, in the name of the
Pollution   Control  Corporation,  of  any  amendment   or
Termination or Expiration of any Security Arrangement and of the provision of any substitute Security Arrangement, which notice shall (i) describe generally the Security
Arrangement, if any, in effect prior to any amendment, Termination, Expiration or provision and the Security
Arrangement, if any, in effect or to be in effect upon such amendment, Termination, Expiration or provision and
(ii) state the date of such amendment, Termination, Expiration or provision. Such notice shall be given by Mail to all Owners of Bonds promptly after such amendment, Termination, Expiration or provision, except that if, as a result of such amendment, Termination or Expiration, the Bonds shall be required to be tendered for purchase, such notice may be given together with the notice thereof given by the Tender Agent pursuant to Section 2.10 hereof and shall, if such information is furnished by the Company, state the Rating Category or Categories (including any refinements or gradations thereof), if any, in which the Bonds are expected to be rated by Moody's and S&P subsequent to such amendment, Termination or Expiration of a Security Arrangement and the provision of any substitute
Security Arrangement.

  (c)   Anything in this Indenture or the Loan Agreement to
the   contrary  notwithstanding,  in  the  event  that   a
Termination of a Security Arrangement, or the Termination of a Security Arrangement and the provision of another
Security Arrangement in lieu thereof, shall require the Owners of Bonds to tender their Bonds for purchase the Trustee shall not surrender any evidence of the Security
Arrangement to be Terminated until the Trustee shall have made such drawings, if any, or taken such other actions, if any, thereunder as shall be required under this Indenture in order to provide sufficient moneys for the related purchase of Bonds and such moneys shall have been provided to the Trustee.


V                DISPOSITION OF PROCEEDS

  V.11. Disposition of Proceeds. The proceeds from the issuance and sale of the Bonds shall be applied as provided in Section 4.03 of the Loan Agreement.


VI                     INVESTMENTS

  VI.11.        Investments.  The moneys in the Bond  Fund
shall,  at  the direction of the Company, be invested  and
reinvested  in  Investment Securities; provided,  however,
that  moneys  constituting proceeds  of  a  drawing  on  a
Security  Arrangement  on which the  Company  is  not  the
obligor  and,  while a Security Arrangement on  which  the
Company  is not the obligor is in effect, any moneys  held
by the Paying Agent pursuant to Section 4.06 hereof, or by
the  Tender  Agent  pursuant to Section  13.03(c)  hereof,
shall  be  invested  only  in  Government  Obligations  as
described  in  clause (a) of the definition thereof  which
shall  not  contain provisions permitting  the  redemption
thereof  at  the  option of the issuer and  which  have  a
remaining  term to maturity not exceeding 30 days  and  in
any  event  maturing as needed.  Any Investment Securities
may  be  purchased subject to options or other  rights  in
third  parties to acquire the same.  In addition,  subject
to  the  proviso contained in the first sentence  of  this
Section  6.01 and except for moneys in the General Account
of  the Bond Fund, the Trustee shall, at the direction  of
the Company, enter into (i) reverse repurchase agreements,
option  agreements and agreements to lend securities  with
respect  to any Investment Securities held by it and  (ii)
transactions for the purchase or sale of financial futures
contracts   in  obligations  which  constitute  Investment
Securities  or options on financial futures  contracts  in
obligations   which   constitute  Investment   Securities.
Subject  to  the further provisions of this Section  6.01,
such  investments shall be made by the Trustee as directed
and  designated  by  the Company in a certificate  of,  or
telephonic advice promptly confirmed by a certificate  of,
an  Authorized Company Representative.  As  and  when  any
amounts thus invested may be needed for disbursements from
the  Bond  Fund, the Trustee shall request the Company  to
designate   such  investments  to  be  sold  or  otherwise
converted into cash to the credit of the Bond Fund as shall be sufficient to meet such disbursement requirements and shall then follow any directions in respect thereto of an Authorized Company Representative. As long as no Event of Default (as defined in Section 9.01 hereof) shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of the investments made with the moneys in the Bond
Fund, provided that the Trustee shall be entitled to conclusively assume the absence of any such Event of Default unless it has notice thereof within the meaning of
Section 10.05 hereof. At any time that S&P or Moody's rates the Bonds, the General Account of the Bond Fund may only be invested in Investment Securities with a rating level at least as high as the current rating of the Bonds.


VII                 GENERAL COVENANTS

  VII.11.       No  General Obligations.  Each  and  every
covenant herein made, including all covenants made in  the
various  sections of this Article VII, is predicated  upon
the condition that neither the County of Coconino, Arizona
nor  the State of Arizona shall in any event be liable for
the  payment of the principal of, or premium, if  any,  or
interest on the Bonds or for the purchase of Bonds or  for
the  performance  of any pledge, mortgage,  obligation  or
agreement  created by or arising out of this Indenture  or
the  issuance of the Bonds, and further that  neither  the
Bonds,  nor the premium, if any, or interest thereon,  nor
any  such obligation or agreement of the Pollution Control
Corporation   shall   be  construed   to   constitute   an
indebtedness of the County of Coconino, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever. The Bonds and the interest and premium, if any, thereon shall be limited obligations of the Pollution Control Corporation payable solely from the Receipts and Revenues of the Pollution
Control Corporation from the Loan Agreement and the other moneys pledged therefor.

    The Pollution Control Corporation shall promptly cause
to  be  paid,  solely from the sources stated herein,  the
principal  of and premium, if any, and interest  on  every
Bond  issued  under this Indenture at the  place,  on  the
dates  and in the manner provided herein and in said Bonds
according  to  the true intent and meaning  thereof.   The
Pollution Control Corporation shall have no obligation  or
responsibility with respect to the purchase  of  Bonds  or
the  making  or  continuation  of  arrangements  therefor,
except  that  the  Pollution  Control  Corporation   shall
generally cooperate with the Company, the Tender Agent and the Remarketing Agent as contemplated in Article XIII hereof.

  VII.12.       Performance of Covenants of the  Pollution
Control   Corporation;  Representations.   The   Pollution
Control Corporation shall faithfully perform at all  times
any  and  all  covenants, undertakings,  stipulations  and
provisions contained in this Indenture, in any  and  every
Bond executed, authenticated and delivered hereunder,  and
in  all  proceedings  pertaining thereto.   The  Pollution
Control Corporation represents that it is duly authorized under the Constitution and laws of the State of Arizona to issue the Bonds authorized hereby, to enter into the Loan
Agreement and this Indenture, and to pledge and assign to the Trustee the Trust Estate, and that the Bonds in the hands of the Owners thereof are and will be valid and binding limited obligations of the Pollution Control
Corporation.

  VII.13. Maintenance of Rights and Powers; Compliance with Laws. The Pollution Control Corporation shall at all times use its best efforts to maintain its corporate existence or assure the assumption of its obligations under this Indenture by any public body succeeding to its powers under the Act; and it shall at all times use its best efforts to comply with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body known to it to be applicable to the Loan Agreement and this Indenture.

  VII.14.       Enforcement of Obligations of the Company;
Amendments.  Upon receipt of written notification from the
Trustee, the Pollution Control Corporation shall cooperate
with  the  Trustee  in  enforcing the  obligation  of  the
Company  to  pay or cause to be paid all the payments  and
other  costs and charges payable by the Company under  the
Loan  Agreement and on any Security Arrangement  on  which
the   Company  is  the  obligor.   The  Pollution  Control
Corporation shall not enter into any agreement with the Company amending the Loan Agreement without the prior written consent of the Trustee and the Bank and compliance with Sections 12.06 and 12.07 of this Indenture (a revision to Exhibit A to the Loan Agreement not being deemed an amendment for purposes of this Section).

  VII.15.      Further Instruments.  The Pollution Control
Corporation shall, upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purposes of this Indenture; provided, however, that no such instruments or actions shall pledge the credit or taxing power of the State of Arizona, the County of Coconino, the Pollution Control Corporation or any other political subdivision of said State.

  VII.16.      No Disposition of Trust Estate.  Except  as
permitted   by  this  Indenture,  the  Pollution   Control
Corporation shall not sell, lease, pledge, assign or otherwise dispose of or encumber its interest in the Trust
Estate and will promptly pay or cause to be discharged or make adequate provision to discharge any lien or charge on any part thereof not permitted hereby.

  VII.17.      Financing Statements.  The Pollution Control
Corporation  and  the  Trustee shall  cooperate  with  the
Company  in  causing appropriate financing statements  and
continuation statements, naming the Trustee as pledgee  of
the   Receipts  and  Revenues  of  the  Pollution  Control
Corporation from the Loan Agreement and of the other moneys pledged under the Indenture for the payment of the principal of and premium, if any, and interest on the Bonds, and as pledgee and assignee of the balance of the Trust Estate, to be duly filed and recorded in the appropriate state and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State of Arizona and any other applicable jurisdiction, as from time to time amended, in order to perfect and maintain the security interests created by this Indenture.

  VII.18.       Tax  Covenants;  Rebate  Fund.   (a)   The
Pollution Control Corporation covenants for the benefit of all Owners from time to time of the Bonds and the Bank that it will not directly or indirectly use or (to the extent within its control), permit the use of, the proceeds of any of the Bonds or any other funds of the Pollution Control Corporation, or take or omit to take any other action, if and to the extent that such use, or the taking or omission to take such action, would cause any of the Bonds to be "arbitrage bonds" within the meaning of
Section 148 of the Code or otherwise subject to federal income taxation by reason of Sections 103 and 141 through 150 of the Code or Section 103 of the 1954 Code, as applicable, and any applicable regulations promulgated thereunder. To that end the Pollution Control Corporation covenants to comply with all covenants set forth in the Tax Agreement, which is hereby incorporated herein by reference as though fully set forth herein.

  (a)     The Trustee shall establish and maintain a  fund
separate  from  any other fund established and  maintained
hereunder   designated  the  "Coconino   County,   Arizona
Pollution  Control Corporation Pollution Control Refunding
Revenue  Bonds,  1996  Series  B  (Tucson  Electric  Power
Company  Project) Rebate Fund" (herein called the  "Rebate
Fund").   Within  the  Rebate  Fund,  the  Trustee   shall
maintain such accounts as shall be directed by the Company
in  order  for the Pollution Control Corporation  and  the
Company   to  comply  with  the  provisions  of  the   Tax
Agreement.  Subject to the transfer provisions provided in
paragraph  (c) below, all money at any time  deposited  in
the Rebate Fund shall be held by the Trustee in trust,  to
the  extent required to satisfy the Rebate Requirement (as
defined  in the Tax Agreement), for payment to the  United
States  of America, and neither the Company, the Pollution
Control Corporation or the Owners shall have any rights in
or claim to such moneys.  All amounts deposited into or on
deposit  in  the  Rebate Fund shall be  governed  by  this
Section 7.08, by Section 6.04 of the Loan Agreement and by
the  Tax  Agreement.   The Trustee shall  conclusively  be
deemed to have complied with such provisions if it follows the directions of the Company, including supplying all necessary information in the manner set forth in the Tax
Agreement, and shall not be required to take any actions thereunder in the absence of written directions from the Company.

  (b) Upon receipt of the Company's written instructions, the Trustee shall remit part or all of the balances in the Rebate Fund to the United States of America, as so
directed.   In  addition, if the Company so  directs,  the
Trustee shall deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds as directed by the Company's written directions. Any funds remaining in the Rebate Fund after all of the Bonds shall have been paid and any Rebate Requirement shall have been satisfied, or provision therefor reasonably satisfactory to the Trustee shall have been made, and all amounts owing to the Bank under the Reimbursement Agreement have been paid, shall be withdrawn and remitted to the Company.

  (c) Notwithstanding any provision of this Indenture, the obligation to remit the Rebate Requirement to the United States of America and to comply with all other requirements of this Section 7.08, Section 6.04 of the Loan Agreement and the Tax Agreement shall survive the payment of the Bonds and the satisfaction and discharge of this Indenture.

  VII.19. Notices of Trustee. The Trustee shall give notice to both the Pollution Control Corporation and the Company whenever it is required hereby to give notice to either and, additionally, shall furnish to the Pollution
Control Corporation and the Company copies of any notice by mailing or Publication given by it pursuant to any provision hereof.

  VII.2      0. No Transfer of Security Arrangement.   The
Trustee  shall not sell, assign or transfer  any  Security
Arrangement except to a successor trustee under this Indenture.


VIII                    DEFEASANCE

  VIII.11.      Defeasance.   If  the  Pollution   Control
Corporation shall pay or cause to be paid to the Owner  of
any  Bond secured hereby the principal of and premium,  if
any,  and  interest  due and payable,  and  thereafter  to
become due and payable, upon such Bond or, if not during a
Flexible  Rate  Period or Term Rate Period or  Fixed  Rate
Period, any portion of any Bond in the principal amount of
$100,000 or any integral multiple thereof, or, if during a
Flexible  Rate  Period or Term Rate Period or  Fixed  Rate
Period,  any portion of such Bond in the principal  amount
of  $5,000 or any integral multiple thereof (and,  in  the
case  of  a  Flexible Rate Period, in a minimum  principal
amount  of  $100,000), such Bond or portion thereof  shall
cease  to  be  entitled to any lien, benefit  or  security
under   this   Indenture.    If  the   Pollution   Control
Corporation shall pay or cause to be paid to the Owners of
all the Bonds secured hereby the principal of and premium,
if  any,  and interest due and payable, and thereafter  to
become due and payable, thereon, and shall pay or cause to
be  paid  all  other  sums  payable  hereunder  including,
without  limitation, amounts payable pursuant  to  Section
10.04 hereof, then, and in that case, the right, title and
interest  of the Trustee in and to the Trust Estate  shall
thereupon  cease,  terminate and  become  void.   In  such
event, the Trustee shall assign, transfer and turn over to
the   Company   the   Trust  Estate,  including,   without
limitation, any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture;
provided, however, that, if a Security Arrangement on which the Company shall not be an obligor is in effect, prior to any such assignment, transfer and turning over to the Company as aforesaid, the Trustee shall deliver to the Bank a notice specifying the date of such assignment, transfer and turning over (which date shall not be less than four (4) Business Days after the date of delivery of such notice), and if prior to such specified date the Bank shall have delivered to the Trustee a notice stating that amounts are owed by the Company to the Bank under the Reimbursement Agreement and have not been paid, the Trustee, prior to any such assignment, transfer and turning over to the Company as aforesaid, shall pay to the Bank an amount equal to the lesser of (a) the total amount owed by the Company to the Bank as specified in such notice and (b) the total amount remaining in all funds created under this Indenture.

    All or any portion of Outstanding Bonds or, if not during a Flexible Rate Period, a Term Rate Period or the
Fixed Rate Period, portions of Bonds in principal amounts of $100,000 or any integral multiple thereof or, if during a Flexible Rate Period, a Term Rate Period or the Fixed
Rate Period, portions of Bonds in principal amounts of $5,000 or any integral multiple thereof (and, in the case of a Flexible Rate Period, in a minimum principal amount of $100,000), shall prior to the maturity or redemption date thereof be deemed to have been paid within the meaning and with the effect expressed in this Article
VIII, and the entire indebtedness of the Pollution Control
Corporation with respect thereof shall be satisfied and discharged, when

     (a) in the event said Bonds or portions thereof have been selected for redemption in accordance with Section
  3.02 hereof, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to it irrevocable instructions to give, on a date in accordance with the provisions of Section 3.03 hereof notice of redemption of such Bonds or portions thereof,

     (b) there shall have been deposited with the Trustee either moneys in an amount which shall be sufficient, or, during the Fixed Rate Period, Government Obligations which shall not contain provisions permitting the redemption thereof at the option of the issuer, the principal of and the interest on which, when due, and without regard to any reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient, to pay when due the principal of and premium, if any, and interest (at the Maximum Rate, if such deposit shall not be made during the Fixed Rate Period) due and to become due on said Bonds or portions thereof on and prior to the redemption date or maturity date thereof, as the case may be; provided, however, that such moneys shall constitute Available Moneys and that such Government Obligations either (i) shall have been purchased with Available Moneys or, (ii) shall have been held by the Trustee for the period of time for which the moneys used for the purchase thereof would be required to be so held in order for such moneys to constitute Available Moneys if such moneys had been deposited with the Trustee and the purchase of such Government Obligations were disregarded, and

     (c) in the event said Bonds or portions thereof do not mature and are not to be redeemed within the next succeeding sixty (60) days, the Company shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to
  Section 3.03 hereof, a notice to the holders of said Bonds or portions thereof that the deposit required by clause
  (b) above has been made with the Trustee and that said Bonds or portions thereof are deemed to have been paid in accordance with this Article VIII and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of and premium, if any, and interest on said Bonds or portions thereof.

    Notwithstanding the foregoing, no Bond shall be deemed paid and discharged pursuant to this Section 8.01 during any period when a Letter of Credit is in effect unless written evidence is received from S&P, if S&P is then rating the Bonds, and Moody's, if Moody's is then rating the Bonds, that such defeasance will not adversely affect the ratings on the Bonds.

   Neither the Government Obligations nor moneys deposited
with  the  Trustee  pursuant  to  this  Article  VIII  nor
principal  or  interest payments on  any  such  Government
Obligations  shall be withdrawn or used  for  any  purpose
other  than, and such Government Obligations,  moneys  and
principal or interest payments shall be held in trust for,
the  payment of the principal of and premium, if any,  and
interest  on said Bonds or portions thereof,  or  for  the
payment  of the purchase price of said Bonds in accordance
with  Section 13.03 hereof; provided, that, prior  to  the
Fixed Rate Date, such moneys, if not then needed for  such
purposes,  shall, to the extent practicable,  be  invested
and  reinvested in Government Obligations maturing  on  or
prior  to  the  earlier of (a) the date  moneys  shall  be
required  for  the purchase of Bonds pursuant  to  Section
13.03  hereof  and  (b)  the Interest  Payment  Date  next
succeeding  the  date of investment or  reinvestment,  and
interest  earned from such investments shall be paid  over
to the Company, as received by the Trustee, free and clear
of  any  trust,  lien or pledge hereunder;  and  provided,
further,  that,  during the Fixed Rate  Period,  any  cash
received from such principal or interest payments on  such
Government Obligations deposited with the Trustee, if  not
then  needed  for  such  purposes, shall,  to  the  extent
practicable, be invested in Government Obligations of  the
type  described  in  clause  (b)  of  the  next  preceding
paragraph  maturing at times and in amounts sufficient  to
pay  when  due the principal of and premium, if  any,  and
interest  to become due on said Bonds or portions  thereof
on  and  prior  to such redemption date or  maturity  date
thereof, as the case may be, and interest earned from such
reinvestments  shall  be  paid over  to  the  Company,  as
received by the Trustee, free and clear of any trust, lien
or  pledge  hereunder.  If payment of less  than  all  the
Bonds  is  to be provided for in the manner and  with  the
effect  provided in this Article VIII, the  Trustee  shall
select  such  Bonds  or portions of Bonds  in  the  manner
specified  by  Section  3.02  hereof  for  selection   for
redemption of less than all Bonds in the principal  amount
designated  to the Trustee by the Company.  If  the  Bonds
are  rated  by S&P or Moody's, Government Obligations  for
purposes  of this Section 8.01 shall be limited  to  those
described in clause (a) of such definition and at or prior
to  the  time of the deposit of any Government  Obligation
with  the  Trustee  pursuant to  this  Section  8.01,  the
Company  shall provide S&P and Moody's with a  certificate
of  an accountant or accounting firm as to the sufficiency
of   such  Government  Obligation  to  pay  when  due  the
principal of and premium, if any, and interest due and to become due as set forth in clause (b) of the preceding paragraph.


IX                DEFAULTS AND REMEDIES

  IX.11. Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an "Event of Default":

     (a) a failure to pay the principal of or premium, if any, on any of the Bonds when the same shall become due and payable at maturity, upon redemption or otherwise;

     (b) a failure to pay an installment of interest on any of the Bonds after such interest shall have become due and payable for a period of two (2) Business Days, if such failure shall occur in respect of interest determined at a Flexible Rate or a Variable Rate other than a Term Rate, or for a period of sixty (60) days, if such failure shall occur in respect of interest determined at a Term Rate or the Fixed Rate;

     (c) a failure to pay an amount due in respect of a tender for purchase after such amount shall have become due and payable;

     (d) a failure by the Pollution Control Corporation to observe and perform any covenant, condition, agreement or provision (other than as specified in clauses (a), (b) and (c) of this Section 9.01) contained in the Bonds or in this Indenture on the part of the Pollution Control Corporation to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Pollution Control Corporation and the Company by the Trustee, which may give such notice in its discretion and which shall give such notice at the written request of Owners of not less than 25% in principal amount of the Bonds then Outstanding or of the Bank, unless the Trustee, or the Trustee and Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested that such notice be given or the Bank, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds or the Bank, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Pollution Control Corporation, or the Company on behalf of the Pollution Control Corporation, within such period and is being diligently pursued.

    Upon  the occurrence and continuance of any  Event  of
Default  described  in  clause (a),  (b)  or  (c)  of  the
preceding  paragraph, the Trustee may, and at the  written
request of Owners of not less than 25% in principal amount
of Bonds then Outstanding or of the Bank shall, by written
notice to the Pollution Control Corporation, the Bank  and
the  Company, declare the Bonds to be immediately due  and
payable,  whereupon  they shall, without  further  action,
become  and  be immediately due and payable,  anything  in
this   Indenture   or  in  the  Bonds  to   the   contrary
notwithstanding, and the Trustee shall give notice thereof to the Tender Agent and the Remarketing Agent, and shall give notice thereof by Mail to all Owners of Outstanding
Bonds; provided, however, that so long as the Letter of Credit shall be in effect and no drawing on the Letter of Credit shall have been, and shall remain, wrongfully dishonored, the Trustee shall not declare the acceleration of the maturity of the Bonds without the consent of the Bank. In the case of an Event of Default described in the preceding paragraph occurring when a Security Arrangement on which the Company shall not be the obligor is in effect and with respect to which the Trustee is required to accelerate the Bonds, the Trustee shall make the aforesaid declaration on the first Business Day after the occurrence of such Event of Default that the Trustee may make a drawing or drawings on such Security Arrangement and on which the proceeds of such drawing or drawings shall be immediately available, but shall not make such declaration prior to such date. With respect to an Event of Default described in the preceding paragraph occurring when a Security Arrangement on which the Company shall not be the obligor is in effect, but with respect to which the Trustee is not required to accelerate the Bonds, the Trustee may make the aforesaid declaration only on a date when the Trustee may make a drawing or drawings on such Security Arrangements. Upon such declaration, interest on the Bonds shall cease to accrue.

   The provisions of the preceding paragraph, however, are
subject, when no Security Arrangement on which the Company
shall  not  be  the  obligor shall be in  effect,  to  the
condition that if, after the principal of the Bonds  shall
have  been  so declared to be due and payable, and  before
any  judgment or decree for the payment of the moneys  due
shall   have  been  obtained  or  entered  as  hereinafter
provided, the Pollution Control Corporation shall cause to
be  deposited with the Trustee a sum sufficient to pay all
matured  installments of interest upon all Bonds  and  the
principal of any and all Bonds which shall have become due
otherwise  than  by  reason  of  such  declaration   (with
interest   upon   such  principal  and,  to   the   extent
permissible  by law, on overdue installments of  interest,
at the rate per annum borne by the Bonds) and such amounts
as  shall  be  sufficient to cover reasonable compensation
and  reimbursement of expenses payable to the Trustee  and
any   predecessor  Trustee,  and  all  Events  of  Default
hereunder other than nonpayment of the principal of  Bonds
which shall have become due by said declaration shall have
been  remedied, then, in every such case,  such  Event  of
Default  shall  be deemed waived and such declaration  and
its  consequences rescinded and annulled, and the  Trustee
shall   promptly  give  written  notice  of  such  waiver,
rescission   and   annulment  to  the  Pollution   Control
Corporation,  the  Company,  the  Tender  Agent  and   the
Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Owners of the Bonds, shall give notice thereof by Mail to all Owners of Outstanding Bonds; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

  IX.12.         Remedies.    Upon  the   occurrence   and
continuance of any Event of Default, then and in every such case the Trustee in its discretion may, and upon the written request of the Bank or Owners of not less than 25% in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name and as the Trustee of an express trust:

     (a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners of the Bonds, and require the Pollution Control Corporation, the Bank or the obligor on any other Security Arrangement or the Company to carry out any agreements with or for the benefit of such Owners and to perform its or their duties under the Act, the Loan Agreement, the Letter of Credit or other Security Arrangement and this Indenture;

     (b)   bring suit upon the Bonds; or

     (c) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Bonds.

   The Trustee shall give to the Bank prompt notice of its election of any one or more of the foregoing remedies, anything herein to the contrary notwithstanding, so long as the Letter of Credit shall be in effect and no drawing on the Letter of Credit shall have been, and shall remain, wrongfully dishonored, the Trustee shall not pursue any of such remedies without the consent of the Bank.

  IX.13. Restoration to Former Position. In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the Pollution Control Corporation, the Trustee and the Owners shall be restored, subject to any determination in such proceeding, to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

  IX.14.         Bank's   or  Owners'  Right   to   Direct
Proceedings.   Anything in this Indenture to the  contrary
notwithstanding,  the  Bank or Owners  of  a  majority  in
principal  amount of the Bonds then Outstanding  hereunder
shall have the right, by an instrument in writing executed
and  delivered to the Trustee, to direct the time,  method
and place of conducting all remedial proceedings available
to  the  Trustee  under this Indenture or  exercising  any
trust or power conferred on the Trustee by this Indenture;
provided, however, that the Bank shall have no such rights
in  respect  of  remedies against the Bank; and  provided,
further,  that such direction shall not be otherwise  than
in   accordance  with  law  and  the  provisions  of  this
Indenture  and that the Trustee shall have the right  (but
not   the  obligation)  to  decline  to  follow  any  such
direction if the Trustee, being advised by counsel,  shall
determine  that the action or proceeding so  directed  may
not  lawfully  be taken, or if the Trustee in  good  faith
shall determine that the action or proceedings so directed
would involve the Trustee in personal liability or if  the
Trustee  in good faith shall so determine that the actions
or forbearances specified in or pursuant to such direction
would be unduly prejudicial to the interests of Owners not
joining  in  the  giving  of  said  direction,  it   being
understood  that  the  Trustee  shall  have  no  duty   to
ascertain whether or not such actions or forbearances are unduly prejudicial to such Owners. In the event of a conflict between the directions of the Bank and those of the Owners of the Bonds, so long as the Letter of Credit shall be in effect and no drawing on the Letter of Credit shall have been, and shall remain wrongfully dishonored, the directions of the Bank shall prevail; otherwise, the directions of the Owners of the Bonds shall prevail.

  IX.15.        Limitation on Owners' Right  to  Institute
Proceedings.   No Owner of Bonds shall have any  right  to
institute any suit, action or proceeding in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or on said Bonds, unless such Owner previously shall have given to the Trustee written notice of an Event of Default as hereinabove provided and unless the Owners of not less than 25% in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do, after the right to institute said suit, action or proceeding shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, and unless there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall not have complied with such request within a reasonable time;
and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding; it being understood and intended that no one or more of the Owners of the Bonds shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners of the Bonds. No Owner of any Bond shall have any right to make a drawing on a Security Arrangement on which the Company shall not be the obligor or to institute any suit, action or proceeding in equity or at law against the Bank to enforce a drawing on a Security Arrangement on which the Company shall not be the obligor.

  IX.16.        No Impairment of Right to Enforce Payment.
Notwithstanding any other provision in this Indenture, the right of any Owner of a Bond to receive payment of the principal of and premium, if any, and interest on such Bond, on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Owner.

  IX.17.       Proceedings by Trustee without Possession of
Bonds. All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof on the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners of the Bonds, subject to the provisions of this Indenture.

  IX.18. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Owners of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, under the Loan Agreement or under any Security Arrangement, now or hereafter existing at law or in equity or by statute.

  IX.19. No Waiver of Remedies. No delay or omission of the Trustee or of any Owner of a Bond to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default, or an acquiescence therein; and every power and remedy given by this Article IX to the Trustee and to the Owners of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

  IX.2 0. Application of Moneys. Any moneys received by the Trustee, by any receiver or by any Owner of a Bond pursuant to any right given or action taken under the provisions of this Article IX, after payment of the costs
and   expenses  of  the  proceedings  resulting   in   the
collection of such moneys and of all amounts due to the Trustee and any predecessor Trustee under Section 10.04 hereof, shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows (provided, however, that any drawing by the Trustee on any Security Arrangement for the payment of principal of, or premium, if any, or interest on the Bonds shall be applied only to the payment of the principal of or premium, if any, or interest on the Bonds pursuant to the terms of the Security Arrangement):

     (a) Unless the principal of all the Bonds shall have become due and payable, all such moneys shall be applied
  (i) first, to the payment to the persons entitled thereto of all installments of interest then due on the Bonds, with interest on overdue installments, if lawful, at the rate per annum borne by the Bonds, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture), with interest on such Bonds at their rate from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest due on such date, in each case to the persons entitled thereto, without any discrimination or privilege; provided, however, that moneys derived from the rights of the Trustee under any Security Arrangement on which the Company shall not be the obligor shall not be applied to the payment of the principal of or premium, if any, or interest on Bonds held of record by the Company, or by the Tender Agent for the account of the Company pursuant to Section 13.07(c) hereof, if such Security Arrangement prohibits by its terms a drawing thereunder for such purpose.

     (b) If the principal of all the Bonds shall have become due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal, as aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege; provided, however, that moneys derived from the rights of the Trustee under any Security Arrangement in which the Company shall not be the Obligor shall not be applied to the payment of the principal of or premium, if any, or interest on Bonds held of record by the Company, or by the Tender Agent for the account of the Company pursuant to Section 13.07(c) hereof, if such Security Arrangement prohibits by its terms a drawing thereunder for such purpose.

     (c) If the principal of all the Bonds shall have come due and payable, and if acceleration of the maturity of the Bonds by reason of such Event of Default shall thereafter have been rescinded and annulled under the provisions of this Article IX, then, subject to the provisions of clause (b) of this Section 9.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of clause (a) of this Section 9.10.

  IX.22. Severability of Remedies. It is the purpose and intention of this Article IX to provide rights and remedies to the Trustee and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy herein granted be held to be unlawful, the Trustee and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.


X    TRUSTEE; PAYING AGENT AND CO-PAYING AGENTS; REGISTRAR


  X.11.         Acceptance of Trusts.  The Trustee  hereby
accepts  and agrees to execute the trusts hereby  created,
but  only  upon  the additional terms set  forth  in  this
Article   X,  to  all  of  which  the  Pollution   Control
Corporation agrees and the respective Owners agree by their acceptance of delivery of any of the Bonds.

  X.12.          No  Responsibility  for  Recitals.    The
recitals, statements and representations contained in this Indenture or in the Bonds, save only the Trustee's authentication upon the Bonds, are not made by the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof. The Trustee makes no representation as to the validity or sufficiency of this Indenture or the Bonds.

  X.13. Limitations on Liability. The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers, or employees, and shall be entitled to advice of counsel concerning all matters of trust and its duty hereunder, and the Trustee shall not be answerable for the default or misconduct of any such attorney, agent, receiver, or employee selected by it with reasonable care.
The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trust created hereby, except only for its own negligence or bad faith.

     Anything   in   this  Indenture   to   the   contrary
notwithstanding, the Trustee shall in no event be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

  X.14.         Compensation, Expenses and Advances.   The
Trustee,  the  Paying Agent and any Co-Paying  Agent,  the
Registrar,  the  Tender  Agent and the  Remarketing  Agent
under  this  Indenture  shall be  entitled  to  reasonable
compensation  for their services rendered  hereunder  (not
limited by any provision of law regarding the compensation
of  the  trustee of an express trust) and to reimbursement
for their actual out-of-pocket expenses (including counsel
fees)  reasonably incurred in connection therewith  except
as  a  result of their negligence or bad faith, including,
without   limitation,  compensation   for   any   services
rendered, and reimbursement for any expenses incurred,  at
and  subsequent to the time the Bonds are deemed  to  have
been paid in accordance with Article VIII hereof.  If  the
Pollution Control Corporation shall fail to perform any of
the  covenants or agreements contained in this  Indenture,
other  than the covenants or agreements in respect of  the
payment  of  the  principal of and premium,  if  any,  and
interest   on   the  Bonds,  the  Trustee  may,   in   its
uncontrolled discretion and without notice to  the  Owners
of  the  Bonds,  at any time and from time to  time,  make
advances  to effect performance of the same on  behalf  of
the  Pollution Control Corporation, but the Trustee  shall
be  under  no  obligation so to do; and any and  all  such
advances  may  bear  interest at  a  rate  per  annum  not
exceeding  the  base  rate  then  in  effect  for   90-day
commercial  loans  by the Trustee or a commercial  banking
affiliate of the Trustee designated as such by the Trustee
in  the  city in which is located the Principal Office  of
the  Trustee (or such affiliate, as the case  may  be)  to
borrowers  of  the highest credit standing;  but  no  such
advance  shall  operate to relieve the  Pollution  Control
Corporation  from any default hereunder.  In Section  5.03
of the Loan Agreement, the Company has agreed that it will
pay  to  the Trustee (including any predecessor  Trustee),
the  Paying  Agent and any Co-Paying Agent, the Registrar,
the   Tender   Agent  and  the  Remarketing  Agent,   such
compensation  and reimbursement of expenses and  advances,
but the Company may, without creating a default hereunder,
contest  in  good  faith the reasonableness  of  any  such
services,  expenses and advances.  If  the  Company  shall
have  failed  to  make any payment to the Trustee  or  any
predecessor  Trustee  under  Section  5.03  of  the   Loan
Agreement and such failure shall have resulted in an Event
of  Default under the Loan Agreement, the Trustee, and any
predecessor Trustee, shall have, in addition to any  other
rights  hereunder,  a claim, prior to  the  claim  of  the
Owners,  for  the  payment  of its  compensation  and  the
reimbursement of its expenses and any advances made by it,
as  provided  in this Section 10.04, upon the  moneys  and
obligations  in  the  Bond Fund; provided,  however,  that
neither the Trustee nor any predecessor Trustee shall have
any  such  claim upon proceeds of drawings on  a  Security
Arrangement on which the Company shall not be the  obligor
or  upon  moneys or obligations deposited with or paid  to
the  Trustee for the redemption or payment of Bonds  which
are  deemed  to have been paid in accordance with  Article
VIII  hereof; and provided, further, that, so  long  as  a
Security Arrangement on which the Company shall not be the
obligor  is  in  effect,  neither  the  Trustee  nor   any
predecessor Trustee shall have any such claim upon any moneys or obligations in the Bond Fund unless, after satisfaction of such claim, there shall remain in the Bond
Fund moneys sufficient to pay all amounts then due in respect of the Bonds.

    In Section 5.04 of the Loan Agreement, the Company has agreed to indemnify the Trustee and any predecessor
Trustee to the extent provided therein.

  X.15.         Notice of Events of Default.  The  Trustee
shall not be required to take notice, or be deemed to have
notice,  of  any  default or Event of Default  under  this
Indenture other than an Event of Default under clause  (a)
or  (b)  of  the first paragraph of Section  9.01  hereof,
unless  an  officer assigned by the Trustee to  administer
its   corporate  trust  business  has  been   specifically
notified in writing of such default or Event of Default by Owners of at least 25% in principal amount of the Bonds then Outstanding or by the Bank, the Tender Agent or the Remarketing Agent. The Trustee may, however, at any time, in its discretion, require of the Pollution Control
Corporation and the Company full information and advice as to the performance of any of the covenants, conditions and agreements contained herein.

  X.16. Action by Trustee. The Trustee shall be under no obligation to take any action in respect of any default or Event of Default hereunder or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by Owners of at least 25% in principal amount of the Bonds then Outstanding or the Bank, and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it; provided, however, that no such security or indemnity shall be required prior to the Trustee taking any action on a Security Arrangement
(including a drawing on the Letter of Credit) otherwise required by the terms hereof, but the Trustee shall be entitled to such security or indemnity thereafter. The foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any default or Event of Default without such notice or request from the Owners of the Bonds or the Bank, or without such security or indemnity.

  X.17.        Good Faith Reliance.  The Trustee shall  be
protected  and  shall  incur no  liability  in  acting  or
proceeding  in  good  faith upon any  resolution,  notice,
telegram, telex, facsimile transmission, request, consent,
waiver, certificate, statement, affidavit, voucher,  bond,
requisition or other paper or document which it  shall  in
good  faith believe to be genuine and to have been  passed
or  signed by the proper board, body or person or to  have
been  prepared  and  furnished  pursuant  to  any  of  the
provisions  of  this Indenture or the Loan  Agreement,  or
upon  the  written  opinion  of  any  attorney,  engineer,
accountant or other expert believed by the Trustee  to  be
qualified  in  relation  to the subject  matter,  and  the
Trustee  shall  be under no duty to make any investigation
or  inquiry  as  to  any statements contained  or  matters
referred  to  in any such instrument, but may  accept  and
rely upon the same as conclusive evidence of the truth and
accuracy  of  such statements.  Neither the  Trustee,  the
Paying  Agent, any Co-Paying Agent, the Registrar nor  the
Tender Agent shall be bound to recognize any person as  an
Owner  of  a  Bond or to take any action  at  his  request
unless   the   ownership  of  such  Bond  is   proved   as
contemplated in Section 11.01 hereof.

  X.18.         Dealings in Bonds and with  the  Pollution
Control  Corporation and the Company.   The  Trustee,  the
Paying  Agent,  any  Co-Paying Agent, the  Registrar,  the
Tender Agent or the Remarketing Agent, in its individual or any other capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any Owner of a Bond may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Paying Agent, any Co-Paying Agent, the Registrar, the Tender Agent or the Remarketing Agent, in its individual or any other capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Pollution Control Corporation or the Company, and may act as depositary, trustee, or agent for any committee or body of Owners of Bonds secured hereby or other obligations of the Pollution Control Corporation as freely as if it did not act in any capacity hereunder.

  X.19. Allowance of Interest. The Trustee may, but shall not be obligated to, allow and credit interest upon any moneys which it may at any time receive under any of the provisions of this Indenture, at such rate, if any, as it customarily allows upon similar funds of similar size and under similar conditions. All interest allowed on any such moneys shall be credited as provided in Articles IV, V and VI with respect to interest on investments.

  X.2   0.  Construction of Indenture.   The  Trustee  may
construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Owners of the Bonds.

  X.21.         Resignation of Trustee.  The  Trustee  may
resign  and  be discharged of the trusts created  by  this
Indenture  by executing an instrument in writing resigning
such  trust  and specifying the date when such resignation
shall  take effect, and filing the same with the President
of  the Pollution Control Corporation, and with the Tender
Agent,  the Remarketing Agent, the Company and  the  Bank,
not  less  than  forty-five  (45)  days  before  the  date
specified  in such instrument when such resignation  shall
take  effect, and by giving notice of such resignation  by
Mail  to all Owners of Bonds.  Such resignation shall take
effect  on the later to occur of (i) the day specified  in
such  instrument and notice, unless previously a successor
Trustee shall have been appointed as hereinafter provided,
in   which  event  such  resignation  shall  take   effect
immediately upon the appointment of such successor Trustee and (ii) the appointment of a successor Trustee.

    So long as no event which is, or after notice or lapse
of  time, or both, would become, an Event of Default shall
have  occurred and be continuing, if the Pollution Control
Corporation  shall have delivered to the  Trustee  (i)  an
instrument appointing a successor Trustee, effective as of
a  date  specified  therein  and  (ii)  an  instrument  of
acceptance of such appointment, effective as of such date,
by  such  successor  Trustee in  accordance  with  Section
10.16,  the  Trustee shall be deemed to have  resigned  as
contemplated in this Section, the successor Trustee  shall
be  deemed  to have been appointed pursuant to  subsection
(b)  of Section 10.13 and such appointment shall be deemed
to  have  been accepted as contemplated in Section  10.16,
all  as  of  such date, and all other provisions  of  this
Article   X  shall  be  applicable  to  such  resignation,
appointment   and   acceptance  except   to   the   extent
inconsistent  with this paragraph.  The Pollution  Control
Corporation   shall   deliver  any  such   instrument   of
appointment at the direction of the Company.

  X.22.         Removal  of Trustee.  The Trustee  may  be
removed at any time by filing with the Trustee so removed,
and  with  the Pollution Control Corporation,  the  Tender
Agent,   the   Remarketing  Agent  and  the  Company,   an
instrument   or  instruments  in  writing,  appointing   a
successor, or an instrument or instruments in writing, consenting to the appointment by the Pollution Control
Corporation (at the direction of the Company) of a successor and accompanied by an instrument of appointment by the Pollution Control Corporation (at the direction of the Company) of such successor, and in any event executed by Owners of not less than a majority in principal amount of the Bonds then Outstanding, such filing to be made by any Owner of a Bond or his duly authorized attorney.

  X.23.         Appointment of Successor Trustee.  (a)  In
case  at  any  time the Trustee shall be  removed,  or  be
dissolved,  or if its property or affairs shall  be  taken
under  the  control  of  any state  or  federal  court  or
administrative  body because of insolvency or  bankruptcy,
or  for  any other reason, then a vacancy shall  forthwith
and ipso facto exist and a successor may be appointed, and
in  case at any time the Trustee shall resign or be deemed
to  have  resigned, then a successor may be appointed,  by
filing  with the Pollution Control Corporation, the Tender
Agent, the Remarketing Agent and the Company an instrument
in  writing appointing such successor Trustee executed  by
Owners of not less than a majority in principal amount  of
Bonds  then  Outstanding, together with, so  long  as  the
Letter of Credit shall be in effect and no drawing on  the
Letter  of  Credit  shall  have been,  and  shall  remain,
wrongfully  dishonored, a consent  of  the  Bank  to  such
appointment   (such   consent  not  to   be   unreasonably
withheld).   Copies of such instrument shall  be  promptly
delivered by the Pollution Control Corporation to the predecessor Trustee to the Trustee so appointed and the Company.

  (a) Until a successor Trustee shall be appointed by the Owners of the Bonds as herein authorized, the Pollution Control Corporation, shall appoint a successor Trustee as directed by the Company with, so long as the Letter of Credit shall be in effect and no drawing on the Letter of Credit shall have been, and shall remain, wrongfully dishonored, the consent of the Bank (such consent not to be unreasonably withheld). After any appointment by the Pollution Control Corporation, it shall cause notice of such  appointment  to be given by Mail to  all  Owners  of
Bonds.   Any  new  Trustee so appointed by  the  Pollution
Control Corporation shall immediately and without further act be superseded by a Trustee appointed by the Owners of the Bonds in the manner above provided.

  (b) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee.

  X.24. Qualifications of Successor Trustee. Every successor Trustee (a) shall be a bank or trust company duly organized under the laws of the United States or any state or territory thereof authorized by law to perform all the duties imposed upon it by this Indenture and (b) shall have (or the parent holding company of which shall have) a combined capital stock, surplus and undivided profits of at least $100,000,000 if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms.

  X.25.         Judicial Appointment of Successor Trustee.
In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article X prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the retiring
Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee.
If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article X within six months after a vacancy shall have occurred in the office of Trustee, any Owner of a Bond may apply to any court of competent jurisdiction to appoint a successor
Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

  X.26.         Acceptance of Trusts by Successor Trustee.
Any  successor Trustee appointed hereunder shall  execute,
acknowledge   and   deliver  to  the   Pollution   Control
Corporation   an  instrument  accepting  such  appointment
hereunder,  and thereupon such successor Trustee,  without
any  further  act, deed or conveyance, shall  become  duly
vested  with  all  the estates, property, rights,  powers,
trusts, duties and obligations of its predecessor  in  the
trust  hereunder, with like effect as if originally  named
Trustee  herein.   Upon  request  of  such  Trustee,  such
predecessor Trustee and the Pollution Control Corporation shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 10.04 hereof, such predecessor Trustee shall pay over to the successor
Trustee all moneys and other assets at the time held by it hereunder.

  X.27.        Successor by Merger or Consolidation.   Any
corporation   or  association  into  which   any   Trustee
hereunder may be merged or converted or with which it  may
be   consolidated,  or  any  corporation  or   association
resulting from any merger or consolidation to which any Trustee hereunder shall be a party, shall be the successor
Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding.

If, at the time any such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Bonds shall have been authenticated but not delivered, such successor Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Bonds so authenticated; and if at that time, any of the Bonds shall not have been authenticated, such successor
Trustee may authenticate such Bonds either in the name of any such predecessor hereunder or in the name of such successor; and, in all such cases, such certificate of authentication shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Bonds in the name of any predecessor
Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

  X.28. Standard of Care. Notwithstanding any other provisions of this Article X, the Trustee shall, during the existence of an Event of Default of which the Trustee has actual notice, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent man would use and exercise under the circumstances in the conduct of his own affairs.

  X.29.         Notice  to  Owners of Bonds  of  Event  of
Default.   If  an  Event of Default occurs  of  which  the
Trustee by Section 10.05 hereof is required to take notice and deemed to have notice, or any other Event of Default occurs of which the Trustee has been specifically notified in accordance with Section 10.05 hereof, and any such Event of Default shall continue for at least two days after the Trustee acquires actual notice thereof, unless the Trustee shall have theretofore given a notice of acceleration pursuant to Section 9.01 hereof, the Trustee shall give notice thereof to the Tender Agent, the Remarketing Agent and the Bank and give Notice by Mail to all Owners of Outstanding Bonds.

  X.3   0.  Intervention in Litigation  of  the  Pollution
Control Corporation.  In any judicial proceeding to  which
the Pollution Control Corporation is a party and which  in
the  opinion  of  the  Trustee  and  its  counsel  has   a
substantial  bearing on the interests  of  the  Owners  of
Bonds,  the Trustee may intervene on behalf of the  Owners
of   the  Bonds  and  shall,  upon  receipt  of  indemnity
satisfactory  to  it,  do so if requested  in  writing  by
Owners  of  at least 25% in principal amount of the  Bonds
then   Outstanding  if  permitted  by  the  court   having
jurisdiction in the premises.

  X.31.          Paying  Agent;  Co-Paying  Agents.    The
Pollution Control Corporation shall, with the approval of the Company, appoint the Paying Agent for the Bonds and may at any time or from time to time, with the approval of the Company, appoint one or more Co-Paying Agents for the Bonds, subject to the conditions set forth in Section
10.22 hereof. The Paying Agent and each Co-Paying Agent shall designate to the Trustee its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Pollution Control Corporation and the Trustee in which such Paying Agent or Co-Paying
Agent will agree, particularly:

     (a) to hold all sums held by it for the payment of the principal of and premium, if any, or interest on Bonds in trust for the benefit of the Owners of the Bonds until such sums shall be paid to such Owners or otherwise disposed of as herein provided;

     (b) to keep such books and records as shall be consistent with prudent industry practice, to make such books and records available for inspection by the Pollution Control Corporation, the Trustee and the Company at all reasonable times and, in the case of a Co-Paying Agent, to promptly furnish copies of such books and records to the Paying Agent; and

     (c) in the case of a Co-Paying Agent, upon the request of the Paying Agent, to forthwith deliver to the Paying
  Agent all sums so held in trust by such Co-Paying Agent.

    The Pollution Control Corporation shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds derived from the sources specified in Sections 4.03 and 4.04 hereof will be made available to the Paying Agent and each Co-Paying Agent for the payment when due of the principal of, premium, if any, and interest on the Bonds.

  X.32.        Qualifications of Paying Agent and Co-Paying
Agents;  Resignation; Removal.  The Paying Agent  and  any
Co-Paying Agent shall be a corporation or association duly
organized  under the laws of the United States of  America
or  any  state  or  territory thereof, having  a  combined
capital  stock, surplus and undivided profits of at  least
$15,000,000  and  authorized by law  to  perform  all  the
duties  imposed upon it by this Indenture; provided  that,
if  the  Bonds  shall  be rated by  Moody's  and  if  such
corporation shall not be a bank or trust company, its long
term  debt  or  that of its parent shall  have  a  Moody's
rating  not lower than Baa3 or the equivalent thereof  and
its  short-term debt or that of its parent  shall  have  a
Moody's  rating  not  lower than  P-3  or  the  equivalent
thereof  unless,  in either case, there  shall  have  been
furnished  to  the  Pollution  Control  Corporation,   the
Trustee  and the Company written evidence from Moody's  to
the  effect  that  the appointment of the proposed  Paying
Agent or Co-Paying Agent will not, by itself, result in  a
reduction  or withdrawal of its ratings then in effect  on
the  Bonds.  The Paying Agent and any Co-Paying Agent  may
at  any  time resign and be discharged of the  duties  and
obligations created by this Indenture by giving  at  least
sixty   (60)   days'  notice  to  the  Pollution   Control
Corporation,  the  Company and the  Trustee.   The  Paying
Agent and any Co-Paying Agent may be removed at any time, at the direction of the Company, by an instrument, signed by the Pollution Control Corporation, filed with the Paying Agent or such Co-Paying Agent, as the case may be, and with the Trustee.

    In the event of the resignation or removal of the Paying Agent or any Co-Paying Agent, the Paying Agent or such Co-Paying Agent, as the case may be, shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

    In the event that the Pollution Control Corporation shall fail to appoint a Paying Agent hereunder, or in the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying
Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Pollution
Control Corporation shall not have appointed its successor as Paying Agent, the Trustee shall ipso facto be deemed to be the Paying Agent for all purposes of this Indenture until the appointment by the Pollution Control Corporation of the Paying Agent or successor Paying Agent, as the case may be.

    Upon the appointment of a successor Paying Agent, the Trustee shall give notice thereof by Mail to all Owners of Bonds.

  X.33. Registrar. The Pollution Control Corporation shall, with the approval of the Company, appoint the Registrar for the Bonds, subject to the conditions set
forth  in  Section  10.24  hereof.   The  Registrar  shall
designate to the Trustee its Principal Office and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Pollution Control Corporation and the Trustee in which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records
available   for   inspection  by  the  Pollution   Control
Corporation, the Trustee and the Company at all reasonable times.

    The Pollution Control Corporation shall cooperate with
the  Trustee  and  the  Company  to  cause  the  necessary
arrangements  to  be  made and to be thereafter  continued
whereby   Bonds,   executed  by  the   Pollution   Control
Corporation and authenticated by the Trustee, shall be made available for exchange, registration and registration of transfer at the Principal Office of the Registrar. The
Pollution Control Corporation shall cooperate with the Trustee, the Registrar and the Company to cause the necessary arrangements to be made and thereafter continued whereby the Paying Agent, any Co-Paying Agent, the Tender
Agent and the Remarketing Agent shall be furnished such records and other information, at such times, as shall be required to enable the Paying Agent, such Co-Paying Agent, the Tender Agent and the Remarketing Agent to perform the duties and obligations imposed upon them hereunder.

  X.34.         Qualifications of Registrar;  Resignation;
Removal.    The  Registrar  shall  be  a  corporation   or
association  duly organized under the laws of  the  United
States  of  America  or  any state or  territory  thereof,
having  a  combined capital stock, surplus  and  undivided
profits of at least $15,000,000 and authorized by  law  to
perform  all the duties imposed upon it by this Indenture.
The Registrar may at any time resign and be discharged  of
the  duties  and obligations created by this Indenture  by
giving  at  least sixty (60) days' notice to the Pollution
Control  Corporation, the Trustee and  the  Company.   The
Registrar may be removed at any time, at the direction of the Company, by an instrument signed by the Pollution
Control Corporation filed with the Registrar and the Trustee.

    In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

    In the event that the Pollution Control Corporation shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Pollution
Control Corporation shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Pollution Control Corporation of the Registrar or successor Registrar, as the case may be.

    Upon the appointment of a successor Registrar, the Trustee shall give notice thereof by Mail to all Owners of Bonds.

  X.35.        Several Capacities.  Anything herein to the
contrary  notwithstanding,  the  same  entity  may   serve
hereunder  as the Trustee, the Paying Agent or a Co-Paying
Agent, the Registrar, the Tender Agent and the Remarketing
Agent, and in any combination of such capacities to the extent permitted by law.


XI   EXECUTION OF INSTRUMENTS BY OWNERS OF BONDS AND
               PROOF OF OWNERSHIP OF BONDS

  XI.11. Execution of Instruments; Proof of Ownership. Any request, direction, consent or other instrument in writing, whether or not required or permitted by this Indenture to be signed or executed by Owners of the Bonds, may be in any number of concurrent instruments of similar tenor and may be signed or executed by Owners of the Bonds or by an agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

     (a) The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof,
  has   power   to   take  acknowledgments   within   such
  jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

     (b) The ownership or former ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.09 hereof.

   Nothing contained in this Article XI shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem sufficient. Any request or consent of any Owner of a Bond shall bind every future
Owner of the same Bond or any Bond or Bonds issued in lieu thereof in respect of anything done by the Trustee or the Pollution Control Corporation in pursuance of such request or consent.


XII  MODIFICATION OF THIS INDENTURE AND THE LOAN AGREEMENT

  XII.11.      Limitations.  Neither this Indenture nor the
Loan Agreement shall be modified or amended in any respect subsequent to the original issuance of the Bonds except as provided in and in accordance with and subject to the provisions of this Article XII and Section 7.04 hereof.

    The  Trustee may, but shall not be obligated to, enter
into   any   Supplemental  Indenture  which  affects   the
Trustee's own rights, duties or immunities under this Indenture or otherwise.

  XII.12.        Supplemental  Indentures  without   Owner
Consent.   The  Pollution  Control  Corporation  and   the
Trustee may, from time to time and at any time, without the consent of or notice to the Owners of the Bonds, enter into Supplemental Indentures as follows:

     (a) to cure any formal defect, omission, inconsistency or ambiguity in this Indenture, provided, however, that such cure shall not materially and adversely affect the interests of the Owners of the Bonds;

     (b) to grant to or confer or impose upon the Trustee for the benefit of the Owners of the Bonds any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed;

     (c) to add to the covenants and agreements of, and limitations and restrictions upon, the Pollution Control Corporation in this Indenture other covenants, agreements, limitations and restrictions to be observed by the Pollution Control Corporation;

     (d) to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement or of any other moneys, securities or funds;

     (e)    to  authorize  a  different  denomination   or
  denominations  of  the  Bonds and  to  make  correlative
  amendments and modifications to this Indenture regarding
  exchange  ability  of Bonds of different  denominations,
  redemptions   of   portions  of  Bonds   of   particular
  denominations and similar amendments and modifications of a technical nature;

     (f) to modify, alter, amend or supplement this Indenture in any and all respects which may be correlative to any
  and   all  modifications,  alterations,  amendments  and
  supplements to the Loan Agreement referred to in the second paragraph of Section 12.06 hereof or which may be
  necessary,   desirable  or  appropriate  in   connection
  therewith (including without limitation the insertion of provisions relating to the priority of sources of funds to be used for the payment of the principal of and premium,
  if any, and interest on the Bonds, changes to the provisions relating to the priority of sources of funds to be used for the purchase of Bonds, changes to the default provisions hereof and the insertion of provisions relating to the non-transferability and surrender of the evidence
  of the additional security referred to in the second paragraph of Section 12.06 hereof) or to carry out the purposes thereof; provided, however, that anything in this clause (f) of Section 12.02 or Section 12.06 to the
  contrary    notwithstanding,   no   such   modification,
  alteration, amendment or supplement to this Indenture or the Loan Agreement shall render the Receipts and Revenues of the Pollution Control Corporation from the Loan Agreement (as such term is defined in this Indenture as originally executed and delivered or as modified, altered, amended or supplemented) insufficient to pay the principal of and premium, if any, and interest on the Bonds;

     (g) to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

     (h) to modify, alter, supplement or amend this Indenture in such manner as shall be necessary, desirable or appropriate in order to provide for or eliminate the registration and registration of transfer of the Bonds through a book-entry or similar method, whether or not the Bonds are evidenced by certificates;

     (i) to provide a different method for the determination of the Daily Rate, Weekly Rate, Monthly Rate, Term Rate, Flexible Rates or the Fixed Rate if the method set forth herein is unavailable or unrealistic in the marketplace, but only after notice thereof shall have been given by Mail to all Owners of the Bonds;

     (j) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Owners and which does not involve a change described in clause (i), (ii), (iii) or (iv) of Section 12.03(a) hereof;

     (k) to provide any additional procedures, covenants or agreements necessary or desirable to maintain the tax-exempt status of interest on the Bonds; and

     (l) to modify, alter, amend or supplement this Indenture in any other respect, including amendments which would otherwise be described in Section 12.03 hereof, if the effective date of such amendment is a date on which all Bonds affected thereby are subject to mandatory tender for purchase pursuant to Section 2.02(h) or if Notice by Mail of the proposed amendment is given to Owners of the affected Bonds at least 30 days before the effective date thereof and, on or before such effective date, such Owners have the right to demand purchase of their Bonds pursuant to Section 2.02(g) hereof.

    Before  the  Pollution  Control  Corporation  and  the
Trustee   shall  enter  into  any  Supplemental  Indenture
pursuant to this Section 12.02, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Pollution
Control Corporation in accordance with its terms and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of the interest on the Bonds.

  XII.13.       Supplemental Indentures  with  Consent  of
Owners.  (a) Except for any Supplemental Indenture entered
into  pursuant  to Section 12.02 hereof,  subject  to  the
terms  and provisions contained in this Section 12.03  and
Section 12.05 and not otherwise, Owners of not less than a
majority  in aggregate principal amount of the Bonds  then
Outstanding  which  would  be adversely  affected  thereby
shall  have the right from time to time to consent to  and
approve  the  execution  and  delivery  by  the  Pollution
Control  Corporation and the Trustee of  any  Supplemental
Indenture  deemed necessary or desirable by the  Pollution
Control   Corporation  for  the  purposes  of   modifying,
altering,  amending, supplementing or rescinding,  in  any
particular,  any of the terms or provisions  contained  in
this  Indenture; provided, however, that, unless  approved
in writing by the Owners of all the Bonds then Outstanding
which  would be adversely affected thereby, nothing herein
contained shall permit, or be construed as permitting, (i)
a  change in the times, amounts or currency of payment  of
the  principal of or premium, if any, or interest  on  any
Outstanding Bond, a change in the purchase price  or  time
of  purchase  of  Bonds  tendered pursuant  to  the  terms
hereof,  a reduction in the principal amount or redemption
price of any Outstanding Bond or a change in the method of
determining   the  rate  of  interest  thereon,   or   any
impairment of the right of any Owner to institute suit for
the  payment of any Bond owned by it, or (ii) the creation
of  a claim or lien upon, or a pledge of, the Receipts and
Revenues  of  the Pollution Control Corporation  from  the
Loan  Agreement ranking prior to or on a parity  with  the
claim, lien or pledge created by this Indenture (except as
referred  to  in  Section  10.04  hereof),  or   (iii)   a
preference or priority of any Bond or Bonds over any other
Bond or Bonds, or (iv) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such Supplemental Indenture or which is required, under Section 12.07 hereof, for any modification, alteration, amendment or supplement to the Loan Agreement.

  (a)    If  at any time the Pollution Control Corporation
shall  request the Trustee to enter into any  Supplemental
Indenture  for any of the purposes of this Section  12.03,
the   Trustee   shall  cause  notice   of   the   proposed
Supplemental Indenture to be given by Mail to all Owners of Outstanding Bonds and to the Bank. Such notice shall briefly set forth the nature of the proposed Supplemental
Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by all Owners of Bonds and by the Bank.

  (b) Within two years after the date of the first mailing of such notice, the Pollution Control Corporation and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of Owners of Bonds and
(ii) an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms and, upon the execution and delivery thereof, will
be   valid   and   binding  upon  the  Pollution   Control
Corporation  in  accordance with its terms  and  will  not
adversely   affect  the  exemption  from  federal   income
taxation of interest on the Bonds.

  (c) If Owners of not less than the percentage of Bonds required by this Section 12.03 shall have consented to and approved the execution and delivery thereof as herein provided, no Owner shall have any right to object to the execution and delivery of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Pollution Control
Corporation or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.

  (d)    Subject to the terms and provisions contained  in
this subsection (e) of Section 12.03 and in Section 12.05,
the  Owners of all the Bonds at any time Outstanding shall
have the right, and the Pollution Control Corporation  and
the  Trustee  by  their  execution and  delivery  of  this
Indenture  hereby expressly confer upon  such  Owners  the
right to modify, alter, amend or supplement this Indenture
in any respect, including without limitation in respect of
the matters described in clauses (i), (ii), (iii) and (iv)
of the proviso contained in subsection (a) of this Section
12.03, by delivering to the Pollution Control Corporation,
the  Trustee  and  the  Company a  written  instrument  or
instruments,  executed  by or on behalf  of  such  Owners,
containing  a  form of Supplemental Indenture  which  sets
forth  such  modifications,  alterations,  amendments  and
supplements, and, upon the expiration of a thirty (30) day
period  commencing  on  the date of such  delivery  during
which no notice of objection shall have been delivered  by
the  Pollution  Control Corporation, the  Trustee  or  the
Company  to  such Owners at an address specified  in  such
written  instrument, such Supplemental Indenture shall  be
deemed  to  have  been  approved  and  confirmed  by   the
Pollution Control Corporation and the Trustee, to the same extent as if actually executed and delivered by the Pollution Control Corporation and the Trustee, and to have been approved by the Company, and such Supplemental
Indenture shall thereupon become and be for all purposes in full force and effect without further action by the Pollution Control Corporation, the Trustee or the Company.
The foregoing provisions are, however, subject to the following conditions:

     (i) no such Supplemental Indenture shall in any way affect the limited nature of the obligations of the Pollution Control Corporation under this Indenture as set forth in Sections 2.06 and 7.01 hereof or shall adversely affect any of its rights hereunder;

     (ii) no such Supplemental Indenture shall be to the prejudice of the Paying Agent or any Co-Paying Agent, the Registrar, the Tender Agent or the Remarketing Agent; and

     (iii) there shall have been delivered to the Pollution Control Corporation, the Trustee and the Company an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the expiration of the aforesaid thirty (30) day period, be valid and binding upon the Pollution Control Corporation in accordance with its terms and will not adversely affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes.

  XII.14. Effect of Supplemental Indenture. Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this Article XII (including the becoming effective of a Supplemental Indenture as provided in Section 12.03(e) hereof), this Indenture shall be, and be deemed to be, modified, altered, amended or supplemented in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Pollution Control Corporation, the Trustee and Owners of all Bonds then Outstanding shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications, alterations, amendments and supplements.

  XII.15.       Consent of the Company and  Obligor  under
Security  Arrangement.  Anything herein  to  the  contrary
notwithstanding,  any  Supplemental Indenture  under  this
Article  XII which affects any rights, powers,  agreements
or  obligations of the Company under the Loan Agreement or
of the obligor under any Security Arrangement, or requires
a   revision  of  the  Loan  Agreement  or  any   Security
Arrangement, shall not become effective unless and until the Company or such obligor, as the case may be, shall have consented to such Supplemental Indenture.

  XII.16.      Amendment of Loan Agreement without Consent
of Owners.  Without the consent of or notice to the Owners
of  the Bonds, the Pollution Control Corporation may enter
into any Supplemental Loan Agreement, and the Trustee  may
consent  thereto, as may be required (a) by the provisions
of  the  Loan  Agreement and this Indenture, (b)  for  the
purpose   of   curing   any   formal   defect,   omission,
inconsistency  or ambiguity therein, (c)  to  provide  any
additional  procedures, covenants or agreements  necessary
or desirable to maintain the tax-exempt status of interest
on  the  Bonds, or (d) in connection with any other change
therein  which is not materially adverse to the Owners  of
the  Bonds.  A revision of Exhibit A to the Loan Agreement
pursuant  to  Section 3.03 thereof shall not be  deemed  a
Supplemental   Loan  Agreement  for   purposes   of   this
Indenture.

   In addition to the foregoing, without the consent of or
notice  to the Owners of the Bonds, the Pollution  Control
Corporation  may  modify, alter, amend or  supplement  the
Loan Agreement, and the Trustee shall consent thereto,  in
any  and  all respects necessary, desirable or appropriate
in  connection  with the Termination, in  accordance  with
Section 6.07(c) of the Loan Agreement, or any provision of
any  Security Arrangement, including, without  limitation,
to  provide that the obligation of the Company to make (a)
the  Loan  Payments, (b) that portion of the Loan Payments
equal  to  the principal amount of the Bonds, or (c)  that
portion of the Loan Payments equal to the principal amount
of  the Bonds plus all or any portion of the Loan Payments
equal  to the premium, if any, and interest on the  Bonds,
shall  be  either evidenced or secured by  First  Mortgage
Bonds  issued and delivered to the Trustee.  In connection
with  any  such  modification,  alteration,  amendment  or
supplement  made  in connection with the delivery  to  the
Trustee  of  First Mortgage Bonds, (a) the First  Mortgage
Bonds shall (i) bear no interest, (ii) bear interest at  a
fixed  rate or (iii) bear interest at a rate equal to  the
rate of interest borne by the Bonds, as determined by  the
Company, (b) the First Mortgage Bonds shall be voted,  and
consents    shall   be   given   with   respect   thereto,
proportionately with what the Trustee reasonably  believes
will  be  the vote or consent of the holders of all  other
bonds outstanding under the Company Mortgage which vote or
consent,  or  otherwise as provided in such  modification,
alteration,  amendment  or  supplement,  (c)   the   First
Mortgage Bonds shall be pledged and assigned by the Pollution Control Corporation to the Trustee as part of the Trust Estate and may be pledged and assigned by the Pollution Control Corporation, secondarily and subject to the rights of the Trustee therein, to the obligor on any other Security Arrangement as collateral security for the obligations of the Company to such obligor, and (d) to the extent that the First Mortgage Bonds shall evidence the obligation of the Company to make the Loan Payments, the obligation of the Company contained in the Loan Agreement to make the Loan Payments may be extinguished.

    The right of the Pollution Control Corporation to make
any  modification, alteration, amendment or supplement  to
the  Loan  Agreement  pursuant to the preceding  paragraph
shall  include  the  right  to  make  any  and  all   such
additional   modifications,  alterations,  amendments   or
supplements to the Loan Agreement as may be necessary, desirable or appropriate to carry out the purposes set forth in such paragraph.

    Before the Pollution Control Corporation shall enter into, and the Trustee shall consent to, any Supplemental
Loan Agreement pursuant to this Section 12.06, there shall have been delivered to the Trustee an opinion of Bond
Counsel stating that such Supplemental Loan Agreement is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Pollution Control Corporation and the Company in accordance with its terms and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of interest on the Bonds.

  XII.17.      Amendment of Loan Agreement with Consent of
Owners.    Except   in  the  case  of  Supplemental   Loan
Agreements  referred  to  in  Section  12.06  hereof,  the
Pollution  Control Corporation shall not enter  into,  and
the  Trustee  shall not consent to, any Supplemental  Loan
Agreement without the written approval or consent  of  the
Owners  of not less than a majority in aggregate principal
amount  of  the  Bonds  then Outstanding  which  would  be
adversely affected thereby, given and procured as provided
in  Section 12.03 hereof; provided, however, that,  unless
approved  in  writing  by the Owners  of  all  Bonds  then
Outstanding  which  would be adversely  affected  thereby,
nothing herein contained shall permit, or be construed  as
permitting,  a  change in the obligations of  the  Company
under  Section 5.01 of the Loan Agreement or a  change  in
the  obligations of the Company under Section 10.01(a)  of
the  Loan Agreement.  If at any time the Pollution Control
Corporation  or the Company shall request the  consent  of
the   Trustee  to  any  such  proposed  Supplemental  Loan
Agreement, the Trustee shall cause notice of such proposed
Supplemental Loan Agreement to be given in the same manner
as  provided  by  Section  12.03 hereof  with  respect  to
Supplemental  Indentures.  Such notice shall  briefly  set
forth  the  nature  of  such  proposed  Supplemental  Loan
Agreement  and  shall state that copies of the  instrument
embodying the same are on file at the Principal Office  of
the  Trustee for inspection by all Owners of the Bonds and
by  the Bank.  The Pollution Control Corporation may enter
into,  and  the Trustee may consent to, any such  proposed
Supplemental   Loan   Agreement  subject   to   the   same
conditions,  and  with  the same effect,  as  provided  by
Section   12.03   hereof  with  respect  to   Supplemental
Indentures.


XIII  TENDER  AGENT; REMARKETING AGENT;  PURCHASE  AND  RE
MARKETING OF BONDS

  XIII.11.     Tender Agent.  Subject to the conditions set
forth  in Section 13.02 hereof, the Tender Agent shall  be
appointed   by  the  Company.   The  Tender  Agent   shall
designate  its Principal Office and signify its acceptance
of the duties and obligations imposed upon it hereunder by
a  written  instrument  of  acceptance  delivered  to  the
Pollution   Control   Corporation,   the   Trustee,    the
Remarketing Agent, the Company and the Bank in which the Tender Agent will agree, particularly:

     (a) to hold all Bonds delivered to it for purchase hereunder in trust for the benefit of the respective Owners which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Owners;

     (b) to hold all moneys delivered to it hereunder for the purchase of Bonds, other than moneys delivered to it by the Company during the term of a Security Arrangement on which the Company shall not be the obligor, as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such moneys until the Bonds to be purchased with such moneys shall have been delivered to or for the account of such person or entity;

     (c) to hold all moneys delivered to it by the Company for the purchase of Bonds in trust for the benefit of the Owners or former Owners who shall deliver Bonds to it for purchase until the Bonds purchased with such moneys shall have been delivered to or for the account of the Company; provided, however, that if the Bonds shall at any time become due and payable, the Tender Agent shall cause such moneys (other than moneys held pursuant to Section 13.03(c) hereof) to be deposited into the Bond Fund;

     (d) to hold Bonds for the account of the Company as and to the extent directed by the Bank as contemplated by
  Section 13.07(c) hereof, such Bonds to be released to or upon the order of the Company upon receipt by the Tender Agent from the Bank of a written notice to the effect that such Bonds are released from any security interest in favor of the Bank, the Letter of Credit is reinstated in full and that the Trustee is entitled to draw under the Security Arrangement, to pay (i) principal of the Bonds and the portion of purchase price equal to principal and
  (ii) interest on the Bonds and the portion of purchase price equal to accrued interest, amounts equal to the amounts that could be drawn under a Security Arrangement
  if   the  drawing  made  to  purchase  such  Bonds  were
  disregarded (it being understood that, if so requested by the Bank, the Tender Agent shall hold such Bonds in its capacity as custodian or collateral agent for the Bank, subject to any security interest of the Bank therein); and, in the event of a redemption of any of such Bonds or the acceleration of all Outstanding Bonds, to hold in trust moneys delivered to the Tender Agent in payment of the Bonds so held by it and to turn such moneys over to the Bank to the extent of the amount specified by the Bank to the Tender Agent as the aggregate amount then owed by the Company to the Bank under the Reimbursement Agreement in respect of drawings under the Security Arrangement and interest thereon, any balance to be turned over to the Company;

     (e) to give the notice specified in Section 2.10 hereof to the Owners of the Bonds; and

     (f) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Pollution Control Corporation, the Trustee, the Company and the Remarketing Agent at all reasonable times.

    The Pollution Control Corporation shall cooperate with the Trustee, the Registrar, the Company, the Tender Agent, the Remarketing Agent and the Bank to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein and in the Loan Agreement will be made available for the purchase of Bonds delivered to the Principal Office of the Tender
Agent for purchase in accordance with Section 2.02 hereof, and to otherwise enable the Tender Agent to carry out its duties hereunder.

  XIII.12.      Qualifications of Tender Agent; Resignation;
Removal.   The  Tender Agent shall be a  corporation  duly
organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $100,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture; provided that, if the Bonds shall be rated by Moody's and if such corporation shall not be a bank or trust company, its long-term debt or that of its parent shall have a Moody's rating not lower than Baa3 or the equivalent thereof and its short-term debt or that of its parent shall have a Moody's rating not lower than P-3 or the equivalent thereof  unless,  in either case, there  shall  have  been
furnished  to  the  Pollution  Control  Corporation,   the
Trustee and the Company written evidence from Moody's to the effect that the appointment of the proposed Tender
Agent will not, by itself, result in a reduction or withdrawal of its ratings then in effect on the Bonds. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days' notice to the Pollution
Control   Corporation,  the  Trustee,  the  Company,   the
Remarketing Agent and the Bank. The Tender Agent may be removed at any time by an instrument signed by the
Company,  filed  with  the  Tender  Agent,  and  with  the
Pollution   Control   Corporation,   the   Trustee,    the
Remarketing Agent and the Bank.

    In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

    In the event that the Company shall fail to appoint a Tender Agent, or in the event that the Tender Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Tender Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Tender Agent, the entity acting as Trustee shall ipso facto be deemed to be the Tender Agent for all purposes of this Indenture until the appointment by the Company of the Tender Agent or successor Tender Agent, as the case may be.

  XIII.13.     Purchase of Bonds; Notices.  (a) On any date
Bonds are to be purchased pursuant to Section 2.02 hereof, the Tender Agent shall purchase, as agent and not for its own account, but only from the funds listed below, such Bonds from the Owners thereof at the applicable purchase price thereof specified in Section 2.02 hereof. Funds for the payment of such purchase price shall be derived from the following sources in the order of priority indicated:

     (i) moneys furnished by the Trustee to the Tender Agent pursuant to Section 8.01 hereof, such moneys to be applied only to the purchase of Bonds which are deemed to be paid in accordance with Article VIII hereof;

     (ii) moneys furnished by the Company to the Tender Agent pursuant to Section 10.02 of the Loan Agreement and proceeds from the investment thereof, which constitute
  Available Moneys;

     (iii)      proceeds of the sale of such Bonds pursuant to
  Section 13.06 hereof, provided such proceeds are made available or credited to the Tender Agent at or prior to the last time the Trustee may demand payment of moneys under any Security Arrangement;

     (iv) moneys representing proceeds of a drawing on the Letter of Credit or proceeds of any other Security
  Arrangement; and

     (v) moneys furnished by the Company to the Tender Agent pursuant to Section 10.01 of the Loan Agreement.

     (b) (i) If moneys sufficient to pay the purchase price of Bonds tendered for purchase or required to be tendered for purchase by their terms shall be held by the Tender Agent on the date such Bonds are to be purchased, such Bonds shall be deemed to have been purchased, for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been delivered to the Tender Agent, and the former Owner or Owners shall have no claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof.

  (ii)  The Trustee shall authenticate and deliver to  the
  Tender  Agent  a  new  Bond or  Bonds  in  an  aggregate
  principal amount equal to the principal amount of  Bonds
  deemed  to  have been purchased in accordance with  this
  subsection (b) of Section 13.03 and bearing a number  or
  numbers  not contemporaneously outstanding.  Every  Bond
  authenticated   and  delivered  as   provided   in   the
  preceding  sentence  shall  be  entitled  to   all   the
  benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.
  The Tender Agent shall maintain a record of the Bonds deemed to have been purchased as provided in this subsection (b) of Section 13.03, together with the names and addresses of the former Owners thereof.

     (c) In the event any Bonds shall not be presented for purchase as provided in subsection (b) of this Section 13.03, if moneys sufficient to purchase such Bonds are held by the Tender Agent for the benefit of the former Owners thereof, the Tender Agent shall segregate and hold such moneys in trust, without liability for interest thereon, for the benefit of the former Owners of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for one year after the date of purchase shall, upon the Company's written request to the Tender Agent, be paid to the Company; provided, however, that before the Tender Agent shall be required to make any such repayment, the Tender Agent may, at the expense of the Company, cause notice to be given once by Mail to the former Owner of such Bond or once by Publication, or both, to the effect that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty
  (30) days from the date of the latest such notice, any unclaimed balance of such moneys then remaining will be paid to the Company. After the payment of such unclaimed moneys to the Company, the former Owner of such Bond shall thereafter look only to the Company for the payment of the purchase price therefor, and all liability of the Tender Agent with respect to such moneys shall thereupon cease.

     (d) (i) On any date Bonds are to be purchased pursuant to Section 2.02 and subsection (a) of this Section 13.03, the Tender Agent shall give immediate telephonic or telegraphic notice, promptly confirmed by a written notice, to the Remarketing Agent specifying the principal amount of Bonds delivered to it for purchase.

     (i)    On any date Bonds are to be purchased pursuant to
  Section 2.02 and subsection (a) of this Section 13.03, unless the Tender Agent shall have received a notice given by the Remarketing Agent pursuant to Section 13.06(b) hereof indicating that all Bonds to be sold by the Remarketing Agent pursuant to Section 13.06(a) on such date have been remarketed and that all remarketing proceeds have been received, the Tender Agent shall give telephonic or telegraphic notice no later than 11:15 a.m., New York City time, promptly confirmed by a written notice, to the Trustee and the Company which notice shall specify (A) the principal amount of the Bonds, if any, so sold by the Remarketing Agent and the remarketing proceeds thereof in its possession and (B) the amount to be drawn on the Letter of Credit or other Security Arrangement, and, simultaneously therewith, the Tender Agent shall direct the Trustee to make drawings on the Letter of Credit or other Security Arrangement in such specified amount in accordance with Section 13.08 hereof. In giving the foregoing notice the Tender Agent shall utilize the information provided to it by the Remarketing Agent in the notice required pursuant to Section 13.06(b); provided, however, that in the event that the Tender Agent shall not have received such notice from the Remarketing Agent prior to the Tender Agent being required to give notice hereunder, the Tender Agent shall assume that such Bonds have not been remarketed.

  XIII.14. Remarketing Agent. Subject to the conditions set forth in Section 13.05 hereof, the Remarketing Agent shall be appointed by the Company. The Remarketing Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Pollution Control Corporation, the Trustee, the Company and the Tender Agent in which the Remarketing Agent will agree, particularly:

     (a) to hold all Bonds, if any, delivered to it hereunder as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such person or entity;

     (b) to hold all moneys, if any, delivered to it hereunder for the purchase of Bonds as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity; and

     (c) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Pollution Control Corporation, the Trustee, the Tender Agent and the Company at all reasonable times.

    The Pollution Control Corporation shall cooperate with
the  Trustee, the Registrar, the Company, the Tender Agent
and   the   Remarketing  Agent  to  cause  the   necessary
arrangements  to  be  made and to be thereafter  continued
whereby   Bonds,   executed  by  the   Pollution   Control
Corporation and authenticated by the Trustee, shall be delivered to the Remarketing Agent to the extent necessary for delivery pursuant to Section 13.07 hereof, and to otherwise enable the Remarketing Agent to carry out its duties hereunder.

  XIII.15.      Qualifications of Remarketing Agent.   The
Remarketing  Agent shall be (a) a member of  the  National
Association   of  Securities  Dealers,  Inc.,   having   a
capitalization of at least $15,000,000 or (b)  a  bank  or
trust  company  organized under the  laws  of  the  United
States or any state or territory thereof having a combined
capital  stock, surplus and undivided profits of at  least
$15,000,000,  and, in either case, authorized  by  law  to
perform  all the duties imposed upon it by this Indenture;
provided that, if the Bonds shall be rated by Moody's  and
if  the proposed Remarketing Agent shall not be a bank  or
trust  company, its long-term debt or that of  its  parent
shall  have  a Moody's rating not lower than Baa3  or  the
equivalent thereof and its short-term debt or that of  its
parent  shall have a Moody's rating not lower than P-3  or
the equivalent thereof unless, in either case, there shall
have  been furnished to the Pollution Control Corporation,
the  Trustee and the Company written evidence from Moody's
to   the  effect  that  the  engagement  of  the  proposed
Remarketing Agent will not, by itself, result in a reduction or withdrawal of its ratings then in effect on the Bonds. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least thirty (30) days' notice to the Pollution Control Corporation, the Trustee, the Company, the Tender Agent and the Bank. The Remarketing
Agent may be removed at any time by an instrument, signed by the Company, filed with the Remarketing Agent and with the Trustee, the Tender Agent, the Pollution Control
Corporation and the Bank.

    In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there be no successor, to the Tender Agent.

    In  the event that the Company shall fail to engage  a
Remarketing  Agent  hereunder, or in the  event  that  the
Remarketing  Agent  shall resign  or  be  removed,  or  be
dissolved,   or  if  the  property  or  affairs   of   the
Remarketing Agent shall be taken under the control of  any
state  or federal court or administrative body because  of
bankruptcy or insolvency, or for any other reason, and the
Company   shall  not  have  appointed  its  successor   as
Remarketing  Agent, the Tender Agent, notwithstanding  the
provisions  of the first paragraph of this Section  13.05,
shall ipso facto be deemed to be the Remarketing Agent for
all  purposes  of this Indenture until the appointment  by
the   Company  of  the  Remarketing  Agent  or   successor
Remarketing Agent, as the case may be; provided, however, that the Tender Agent, in its capacity as Remarketing
Agent,  shall  not be required to sell Bonds  pursuant  to
Section 13.06 hereof if the Tender Agent should be prohibited by law from conducting such activities.

  XIII.16.     Remarketing of Bonds; Notice of Sales.  (a)
On  or  after  the date of the delivery of a notice  of  a
tender  by any Owner of a Bond in accordance with  Section
2.02(g)  hereof  and on the date on which Bonds  shall  be
required  to  be  tendered  pursuant  to  Section  2.02(h)
hereof, the Remarketing Agent shall offer for sale and use
its  best efforts to sell such Bonds, any such sale to  be
made  on  the date such Bonds are to be purchased pursuant
to  such tender, at a price at least equal to the purchase
price  thereof plus interest accrued thereon, if  any,  to
the  date  of sale; provided, however, that to the  extent
that any moneys described in clause (i) or (ii) of Section
13.03(a) shall be on deposit with Tender Agent, any  Bonds
delivered to the Tender Agent which may be purchased  with
such moneys shall be so purchased and shall not be offered
for  sale  or sold by the Remarketing Agent; and provided,
further, that in no event shall Bonds be sold pursuant  to
this  Section 13.06 to the Company, any Affiliate  of  the
Company,   the  Pollution  Control  Corporation   or   any
"insider" of either thereof within the meaning of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., if there shall be in effect a Security Arrangement on which the Company shall not be the obligor.

  (a) On the date on which any Bonds are to be sold by the Remarketing Agent pursuant to subsection (a) of this
Section 13.06, the Remarketing Agent shall give immediate telephonic or telegraphic notice no later than 11:00 a.m. New York City time, promptly confirmed by a written notice, to the Tender Agent specifying the principal amounts of such Bonds, if any, so sold and the amount of
the   remarketing   proceeds  in  its  possession.    Such
remarketing proceeds shall be delivered in accordance with
Section 13.03(a)(iii).

  XIII.17.     Delivery of Bonds.  (a) Bonds sold  by  the
Remarketing Agent pursuant to Section 13.06 hereof shall be delivered to the purchasers thereof against payment therefor.

  (a) Bonds purchased with moneys described in clause (i) or (ii) of Section 13.03(a) hereof shall be delivered to the Trustee for cancellation and shall be canceled.

  (b) Bonds purchased with moneys described in clause (iv) of Section 13.03(a) hereof shall be:

          (i) delivered to the Bank, if the Letter of Credit provides for reinstatement in respect of drawings for the purchase of Bonds delivered pursuant to Section 2.02 hereof and not remarketed by the delivery to the Bank of such Bonds;

          (ii) held by the Tender Agent for the account of the Company subject to a security interest in favor of the Bank, if the Letter of Credit provides for reinstatement in respect of the drawings described in clause (i) of this
       Section 13.07(c) by reimbursement to the Bank of the amount of such drawings together with interest thereon; or

             (iii)  if a Security Arrangement other than a
       Letter of Credit shall be in effect, delivered in accordance with the directions of the obligor thereon.

  (c)   Bonds purchased with moneys described in clause (v)
of  Section 13.03(a) hereof shall, at the direction of the
Company,  be (A) held by the Tender Agent for the  account
of   the  Company,  (B)  delivered  to  the  Trustee   for
cancellation or (C) delivered to the Company; provided, however, that any Bonds so purchased after the selection thereof by the Trustee for redemption shall be delivered to the Trustee for cancellation.

  (d)    Bonds delivered as provided in this Section 13.07
shall  be  registered  in  the  manner  directed  by   the
recipient thereof.

  XIII.18.      Security Arrangements.  The  Tender  Agent
shall direct the Trustee to make drawings on the Letter of
Credit,   or   take  action  under  any   other   Security
Arrangement,  to  the  extent  necessary  to  make  timely
payments  required  to  be  made  pursuant  to,   and   in
accordance with Section 13.03(a) hereof, and, except as provided in Section 13.10 hereof, the Trustee shall comply with such directions and furnish such moneys to the Tender
Agent.

  XIII.19. Delivery of Proceeds of Sale. The proceeds of the sale by the Remarketing Agent of any Bonds delivered to it by, or held by it for the account of, the Tender Agent or the Company, or delivered to it by the Bank or any other Owner of a Bond shall be turned over to or upon the order of the Tender Agent, the Company, the Bank or such other Owner, as the case may be. The excess, if any, of the price at which a Bond shall be remarketed over the purchase price thereof shall be turned over to the Company.

  XIII.2     0.  No  Purchases  or  Sales  After  Default.
Anything    in    this   Indenture   to    the    contrary
notwithstanding, if there shall have occurred and be continuing an Event of Default described in clause (a),
(b) or (c) of the first paragraph of Section 9.01 hereof, there shall be no purchases or sales of Bonds pursuant to this Article XIII and the Trustee shall make no drawings under the Letter of Credit, or take similar action under any other Security Arrangement, for the purchase of Bonds pursuant to Section 13.03(a) hereof.


XIV                   MISCELLANEOUS

  XIV.11.        Successors  of  the   Pollution   Control
Corporation.   In  the  event of the  dissolution  of  the
Pollution   Control   Corporation,  all   the   covenants,
stipulations,  promises and agreements in  this  Indenture
contained, by or on behalf of, or for the benefit of,  the
Pollution Control Corporation, shall bind or inure to  the
benefit   of  the  successors  of  the  Pollution  Control
Corporation  from  time to time and any  entity,  officer,
board, commission, agency or instrumentality to whom or to
which   any  power  or  duty  of  the  Pollution   Control
Corporation shall be transferred.

  XIV.12.       Parties  in Interest.   Except  as  herein
otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the Pollution Control Corporation, the Company, the Trustee and the Bank and their successors and assigns and the Owners of the Bonds any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Pollution
Control Corporation, the Company, the Trustee and the Bank and their successors and assigns and the Owners of the Bonds.

  XIV.13. Severability. In case any one or more of the provisions of this Indenture or of the Loan Agreement or of the Bonds shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of the Loan Agreement or of such Bonds, and this Indenture and the Loan Agreement and such Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

  XIV.14.       No Personal Liability of Pollution Control
Corporation Officials. No covenant or agreement contained in the Bonds or in this Indenture shall be deemed to be the covenant or agreement of any director, official, officer, agent, or employee of the Pollution Control
Corporation in his individual capacity, and neither the members of the Board of Directors of the Pollution Control
Corporation nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

  XIV.15.        Bonds  Owned  by  the  Pollution  Control
Corporation or the Company. In determining whether Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Pollution
Control Corporation or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company
(unless the Pollution Control Corporation, the Company or such person owns all Bonds which are then Outstanding, determined without regard to this Section 14.05) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Upon the request of the Trustee, the Company and the Pollution Control Corporation shall furnish to the Trustee a certificate identifying all Bonds, if any, actually known to either of them to be owned or held by or for the account of any of the above-described persons, and the Trustee shall be entitled to rely on such certificate as conclusive evidence of the facts set forth therein and that all other Bonds are Outstanding for the purposes of such determination. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Pollution Control Corporation or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company;
provided, however, that Bonds delivered to the Bank, or held by the Tender Agent, pursuant to Section 14.07 hereof shall be regarded as Outstanding for purposes of this
Section 14.05. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

  XIV.16. Counterparts. This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.

  XIV.17.       Governing Law.  The laws of the  State  of
Arizona shall govern the construction and enforcement of this Indenture and of all Bonds, except that the laws of the State of New York shall govern the construction and enforcement of the rights and duties of the Trustee hereunder and the construction of Section 14.09 hereof and the computation of any period of grace provided herein.

  XIV.18.       Notices.  Except as otherwise provided  in
this   Indenture,  all  notices,  certificates,   requests
requisitions  or  other communications  by  the  Pollution
Control   Corporation,  the  Company,  the  Trustee,   the
Remarketing Agent, the Paying Agent, any Co-Paying  Agent,
the  Registrar,  the Tender Agent or the Bank pursuant  to
this   Indenture  shall  be  in  writing  and   shall   be
sufficiently given and shall be deemed given  when  mailed
by registered mail, postage prepaid, addressed as follows:
If to the Pollution Control Corporation, c/o Mangum, Wall,
Stoops & Warden, 222 East Birch Avenue, Flagstaff, Arizona
86001,  Attention: President; if to the  Company,  at  220
West  Sixth  Street,  Tucson,  Arizona  85702,  Attention:
Treasurer;  if  to the Trustee, at 100 Wall Street,  Suite
1600, New York, New York 10005, Attention: Corporate Trust
Administration;  if  to the Paying  Agent,  any  Co-Paying
Agent,  the Registrar, the Tender Agent or the Remarketing
Agent, at the address designated in the acceptance of appointment or engagement; and if to the obligor (other than the Company) on any Security Arrangement, to the address designated therein. Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.

  XIV.19. Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a Saturday, Sunday or a public holiday in the city in which is located the Principal Office of the Trustee, such payment may be made or act performed or right exercised on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date. If the last day of any period of grace, as provided in this Indenture, shall be a Saturday, Sunday or a public holiday in the city in which is located the Principal Office of the Trustee, the last day of such period of grace shall be deemed to be the next succeeding Business Day.

  XIV.2     0. Statutory Notice Regarding Cancellation  of
Contracts.   As required by the provisions of Section  38-
511,  Arizona  Revised  Statutes, as  amended,  notice  is
hereby  given that political subdivisions of the State  of
Arizona  or  any  of their departments  or  agencies  may,
within  three  (3)  years  of its  execution,  cancel  any
contract, without penalty or further obligation,  made  by
the political subdivisions or any of their departments  or
agencies  on  or after September 30, 1988, if  any  person
significantly   involved   in   initiating,   negotiating,
securing, drafting or creating the contract on behalf of the political subdivisions or any of their departments or agencies is, at any time while the contract or any extension of the contact is in effect, an employee or agent of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract.

    The Trustee covenants and agrees not to employ as an employee, agent or, with respect to the subject matter of this Indenture, a consultant, any person actually known by the Trustee to be significantly involved in initiating, negotiating, securing, drafting or creating such Indenture on behalf of the Pollution Control Corporation within three (3) years from the execution hereof, unless a waiver is provided by the Pollution Control Corporation.

  XIV.21. Notice of Change. The Trustee shall give notice to Moody's if the Bonds are then rated by Moody's, at 99 Church Street, New York, New York 10007, Attention:
Structured Transaction Group, 4th Floor, and to S&P, if the Bonds are then rated by S&P, at 25 Broadway, New York, New York 10004, Attention: LOC Surveillance Group, of any of the following events:

  (a)     a change in the Trustee;

  (b)     a change in the Remarketing Agent;

  (c)     a change in the Tender Agent;

  (d)     a change in the Paying Agent;

  (e)       the   expiration,  cancellation,  renewal   or
substitution of the Security Arrangement;

  (f) any proposed amendment or any proposed supplement to the Indenture, the Loan Agreement or the Security
Arrangement;

  (g)      payment or provision therefor of all the Bonds;
and

  (h) any conversion of the Rate Period applicable to the Bonds or any change in the length of the Term Rate
Period.

    The Trustee shall have no liability or obligation to Moody's or S&P or to any other person if it shall fail to give such notice.

     Notwithstanding  the  foregoing,  it   is   expressly
understood and agreed that failure to provide any such notice to either S&P or Moody's or to both such rating agencies or any defect therein will not affect the validity of any action with respect to which notice is to be given or the effectiveness of any such action.

    IN WITNESS WHEREOF, Coconino County, Arizona Pollution
Control Corporation has caused this Indenture to be executed by its President and First Trust of New York, National Association has caused this Indenture to be executed in its behalf by one of its Trust Officers and its corporate seal to be impressed hereon, all as of the day and year first above written.

                       COCONINO COUNTY, ARIZONA
                       POLLUTION CONTROL CORPORATION

Attest:
By:
                         President

Secretary

                        FIRST  TRUST OF NEW YORK, NATIONAL
ASSOCIATION



Attest:
By:
                         Trust Officer

Assistant Secretary

                                                 EXHIBIT A


                      (FORM OF BOND)

No.


                 Coconino County, Arizona
              Pollution Control Corporation
        Pollution Control Refunding Revenue Bond,
                      1996 Series B
         (Tucson Electric Power Company Project)


Maturity Date:                                    Dated:
Cusip:
Registered Owner:
Principal                                          Amount:
Dollars


   Coconino County, Arizona Pollution Control Corporation,
a  political  subdivision of the  State  of  Arizona  (the
"Pollution  Control  Corporation"),  for  value  received,
hereby  promises to pay (but only out of the Receipts  and
Revenues  of  the Pollution Control Corporation  from  the
Loan  Agreement, as hereinafter defined, and other  moneys
pledged therefor) to the Registered Owner identified above
or  registered  assigns, on the Maturity  Date  set  forth
above,  upon  the presentation and surrender  hereof,  the
Principal Amount set forth above and to pay (but only  out
of  the  Receipts  and Revenues of the  Pollution  Control
Corporation  from  the  Loan Agreement  and  other  moneys
pledged therefor), interest on said Principal Amount until
said Principal Amount has become due and payable, from the
Interest  Payment Date (as hereinafter defined)  to  which
interest  on this Bond shall have been paid in full  which
is, or immediately precedes, the date of authentication of
this  Bond or, if no interest shall have been paid on  the
Bonds,   from  the  date  of  original  issuance  thereof.
Interest  shall be paid on each Interest Payment Date  (as
hereinafter defined) at the rates determined as set  forth
in  the Indenture and described herein.  Interest on  this
Bond  will  be paid at the lesser of (a) a Daily  Rate,  a
Weekly Rate, a Monthly Rate, a Flexible Rate, a Term  Rate
or  the  Fixed Rate (each as defined in the Indenture)  as
selected in accordance with the Indenture and (b) 12%  per
annum.   Interest will be initially payable  at  a  Weekly
Rate.   While there exists an Event of Default  under  the
Indenture, the interest rate on the Bonds will be the rate on the Bonds on the day before the Event of Default occurred, except that if interest on the Bonds was then payable at Flexible Rates, the default rate will be the highest Flexible Rate then in effect for any Bond.

  When interest is payable at a Variable Rate other than a
Term Rate or a Flexible Rate, interest will be computed on
the basis of the actual number of days elapsed over a year
of  365 days (366 in leap years).  When payable at a  Term
Rate  or the Fixed Rate, interest will be computed on  the
basis  of  a  360-day year of twelve 30-day  months.   For
purposes of any such calculation of interest payable  with
respect  to the final interest payment during a Term  Rate
Period  immediately followed by a Flexible, Daily,  Weekly
or Monthly Rate Period, the amount of interest which shall
be  payable  with  respect to such final  interest  period
shall  be  determined as if the Interest Payment Date  for
such  period  were  the  first  day  of  the  sixth  month
following    the   preceding   Interest   Payment    Date,
notwithstanding any extension of such month to  the  first
Business Day (as hereinafter defined) of such month by reason of the conversion to such Flexible, Daily, Weekly or Monthly Rate Period.

   As  used  in  this Bond, "Interest Payment Date"  means
(a)  when this Bond bears interest at the Daily or Monthly
Rate, the first Business Day of each calendar month to which interest at such rate has accrued, (b) when this Bond bears interest at a Weekly Rate, the first Wednesday of each calendar month to which interest at such rate has accrued, (c) when this Bond bears interest at a Term Rate or the Fixed Rate, the first day of the sixth calendar month following the month in which the Term or Fixed Rate
Conversion Date (as defined in the Indenture) occurs and the first day of each sixth calendar month thereafter to which interest at such rate has accrued, except that the last Interest Payment Date for any Term Rate Period which is followed by a conversion to any type of Rate Period (as defined below) (except a Term or Fixed Rate Period) shall be the first Business Day of the sixth month following the preceding Interest Payment Date, (d) when this Bond bears interest at a Flexible Rate, the day after the last day of each Flexible Rate Period applicable thereto, and (e)
May 1, 2031.

  The regular record date ("Record Date") for any Interest
Payment  Date  shall  be  the close  of  business  on  the
(a) Business Day immediately preceding an Interest Payment
Date,  in  the case of Bonds bearing interest at Flexible,
Daily,   Weekly  and  Monthly  Rates,  and  (b)  fifteenth
(15th) day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date, in the case of Bonds bearing interest at a Term Rate or the Fixed Rate.

   As used in this bond, "Rate Period" means the period during which a particular rate of interest determined for the Bonds as hereinafter provided is to remain in effect until a subsequently determined rate of interest pursuant to Article II of the Indenture becomes effective.

   Prior to any conversion of the interest rate on the Bonds to the Fixed Rate, the Bonds may bear interest at Flexible Rates or a Variable Rate effective for "Flexible
Rate  Periods" in the case of Flexible Rates and "Variable
Rate Periods" in the case of Variable Rates selected by the Company from time to time. The rate of interest to be borne by the Bonds during any particular Rate Period will be determined by the Remarketing Agent. The Bonds may bear interest as follows:

Variable Rates

   The Bonds may bear interest at a Variable Rate computed on a Daily, Weekly, Monthly or Term basis in accordance with the applicable provisions of the Indenture.

  Daily Rate.

   While the Bonds bear interest at a Daily Rate, the interest rate established for the Bonds will be effective from day to day until changed by the Remarketing Agent.

  Weekly Rate.

  While the Bonds bear interest at a Weekly Rate, the rate of interest on the Bonds will be determined on the Tuesday or next Business Day immediately preceding the Wednesday which is the commencement date of the Weekly Rate Period by the Remarketing Agent to be effective for a seven-day period commencing on such Wednesday and ending on the following Tuesday.

  Monthly Rate.

   While  the Bonds bear interest at a Monthly  Rate,  the
rate  of  interest  will  be  determined  monthly  by  the
Remarketing   Agent  on  the  Business   Day   immediately
preceding the commencement date of the Monthly Rate Period to which it relates to be in effect for the related
Monthly Rate Period.

  Term Rate.

   While the Bonds bear interest at a Term Rate, the interest rate will be determined by the Remarketing Agent on the Business Day immediately preceding the commencement date of the Term Rate Period to which it relates, such interest rate to remain in effect for the related Term
Rate Period.

Flexible Rates

   While the Bonds bear interest at Flexible Rates, the interest rate for each particular Bond will be determined by the Remarketing Agent and will remain in effect for the duration (not exceeding 270 days) of the Flexible Rate
Period  selected  for that Bond by the Remarketing  Agent.
While the Bonds bear interest at Flexible Rates, Bonds may have successive Flexible Rate Periods of any duration up to 270 days each and any Bond may bear interest at a rate and for a period different from any other Bond.

Fixed Rate

  If the Bonds are to bear interest at the Fixed Rate, the interest rate will be determined by the Remarketing Agent and will remain in effect until the final maturity of the Bonds.

   The duration and beginning and ending dates of any Rate
Period  may vary in the event of conversions between  Rate
Periods. The type of Rate Period selected by the Company will remain in effect until changed by the Company in accordance with the Indenture.

   Bonds  which  bear interest at Flexible Rates  will  be
issued  in  the  determination of  $100,000  and  integral
multiples  of $5,000 in excess thereof.  Bonds which  bear
interest at a Daily, Weekly or Monthly Rate will be issued
in   denominations  of  $100,000  and  integral  multiples
thereof.   Bonds which bear interest at a  Term  or  Fixed
Rate will be issued in the denomination of $5,000 and integral multiples thereof.

OPTIONAL TENDERS

    While this Bond bears interest at a Variable Rate the Registered Owner of this Bond has the right to tender this Bond for purchase at the principal amount hereof plus accrued and unpaid interest, if any, as follows: (i) during a Daily Rate Period on any Business Day prior to a conversion from a Daily Rate Period to a different Rate
Period upon telephone notice to the Tender Agent not later than 10:45 am., New York City time, on the purchase date,
(ii) during a Weekly Rate Period on any Business Day prior to the conversion from a Weekly Rate Period to a different
Rate Period upon written or telephonic notice (in the case of telephonic notice promptly confirmed in writing by the Registered Owner) to the Tender Agent not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than seven days prior to the purchase date, (iii) during a Monthly Rate Period on any Interest Payment Date upon written notice to the Tender Agent not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than seven days prior to the purchase date, (iv) during a Term Rate Period on the commencement date of the succeeding Rate Period upon written notice to the Tender
Agent not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than fifteen days prior to the purchase date, all as more particularly provided in the Indenture.

   The  Registered Owner of any Bond which such Registered
Owner   has  elected  to  tender  (as  described  in   the
Indenture) and which is not tendered on the tender date, but for which there has been irrevocably deposited with the Tender Agent an amount sufficient to pay the purchase price thereof, shall not be entitled to any payment, including the payment of interest on such Bond after the tender date, other than the purchase price for such Bond, and such Bond shall no longer be outstanding and entitled to the benefits of the Indenture, except for the payment of the purchase price of such Bond from moneys held by the Tender Agent for such payment. On the tender date, the Tender Agent shall authenticate and deliver substitute
Bonds in lieu of such untendered Bonds.

MANDATORY TENDERS

   This Bond shall be subject to mandatory tender for purchase (i) while this Bond bears interest at a Flexible
Rate,  on  the day following the last day of each Flexible
Rate Period applicable to this Bond at a purchase price equal to 100% of the principal amount hereof, provided, however, that this Bond shall not be subject to such mandatory tender for purchase if, prior to 3:00 p.m. on the Business Day next preceding the day such mandatory tender would otherwise occur, the Owner of this Bond by notice delivered in writing or by telephone (promptly confirmed in writing) to the Remarketing Agent shall have elected to retain this Bond for an additional Flexible
Rate Period and such Owner shall have agreed with the Remarketing Agent as to the duration of the additional
Flexible Rate Period and the Flexible Rate to be effective during such period, (ii) on the Conversion Date (as defined in the Indenture) on which this Bond is converted to the Fixed Rate or from one Rate Period to another type of Rate Period (other than conversions between Daily and Weekly Rate Periods) or from any Term Rate Period to a
Term Rate Period of a different duration, at a purchase price equal to 100% of the principal amount thereof,
(iii) at the price that would be the then applicable redemption price set forth in the redemption provisions lettered (a) or (c) below if such Bond were redeemed on the date of the tender, on the first day of the month in which the expiration or termination of the term of any Security Arrangement (as hereinafter defined) shall occur;
provided, however, that there shall be no such mandatory tender if the Company shall have delivered to the Tender
Agent  letters or certificates to the effect specified  in
Section 6.07(c) of the Loan Agreement, and (iv) on the first Business Day on which the Trustee may make a drawing or drawings on a Security Arrangement on which the Company shall not be the obligor and on which the proceeds of such drawing or drawings shall be immediately available, but not prior to such date, on or after the receipt by the Trustee of notice that either (a) following a drawing on a Security Arrangement on which the Company shall not be the obligor to pay accrued interest, or the portion of purchase price equal to accrued interest, on the Bonds, that the amount available to be drawn on such Security
Arrangement will not be reinstated to the amount specified in the Indenture, or (b) an "Event of Default" under the Reimbursement Agreement has occurred and is continuing, unless in either such case, the notice received by the Trustee also directs it to provide notice to the Pollution
Control Corporation of its obligation to redeem the Bonds pursuant to the Indenture.

   If an Owner of a Bond is required to tender its Bond as
set  forth  in the preceding paragraph such Bond  will  be
deemed to be purchased at the price set forth above on the
date   that   the  Bond  is  required  to   be   tendered,
notwithstanding the failure of the Owner thereof to deliver the Bond to the Tender Agent. If a Bond is so deemed to be purchased, the Owner thereof at the time of such purchase shall not be entitled to receive any interest accruing on such Bond on and after the date it is deemed to be purchased, and shall not be entitled to any benefits under the Indenture except for the right to receive the purchase price for such Bond.

WRITTEN NOTICE OF CHANGE IN TYPE OF RATE PERIOD

   While this Bond bears interest at a Flexible Rate or at a Variable Rate, the Tender Agent shall give notice to the Owners of all Bonds of the conversion from one type of Rate Period to another type of Rate Period (or to a Term
Rate Period from a Term Rate Period of a different duration) at the times described in the Indenture. If the Company does not elect in a timely fashion to convert to a new type of Rate Period for the Bonds (or to a different
Term Rate Period for the Bonds) or any condition to such conversion under the Indenture is not satisfied, the type of Rate Period then in effect will continue until changed by timely notice and, in the case of a Term Rate Period, the duration of the Term Rate Period shall be one year.

CONVERSION TO THE FIXED RATE

    The   Indenture  provides  that,  subject  to  certain
conditions,  the  Company has the  right  to  convert  the
interest  rate on this Bond to the Fixed Rate to maturity.
This  Bond  shall  be  subject  to  mandatory  tender  for
purchase  on  the Fixed Rate Conversion Date.   After  the
Fixed Rate Conversion Date, the Owner of this Bond shall have no right to tender this Bond for purchase.

   The principle of and premium, if any, on this Bond are payable at the principal office of First Trust of New
York, National Association, as Paying Agent, or at the principal office of any co-paying agent appointed in accordance with the Indenture, at the option of the registered Owner hereof. Interest on this Bond is payable by check drawn upon the Paying Agent and mailed to the registered address of the registered owner of this bond as of the close of business on the Record Date. Except in respect of a Term Rate Period and the Fixed Rate Period, owners of not less than $1,000,000 aggregate principal amount of Bonds may request that interest on the Bonds and, after presentation and surrender of such Bonds, the principal thereof be paid by wire transfer to an account maintained within the continental United States specified by the owner thereof. Payment of the principal of and premium, if any, and interest on, and purchase price of, this Bond shall be in any coin or currency of the United
States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

   This  Bond  is  one  of  the duly authorized  Pollution
Control  Refunding Revenue Bonds, 1996  Series  B  (Tucson
Electric  Power Company Project) of the Pollution  Control
Corporation,  aggregating Fourteen Million  Seven  Hundred
Thousand  Dollars ($14,700,000) in principal  amount  (the
"Bonds"),  issued  under and pursuant to the  Constitution
and  laws of the State of Arizona, particularly Title  35,
Chapter  6,  Arizona  Revised Statutes,  as  amended  (the
"Act"),  and the Indenture of Trust, dated as  of  May  1,
1996  (the  "Indenture"), between  the  Pollution  Control
Corporation   and  First  Trust  of  New  York,   National
Association, as trustee (the "Trustee"), for  the  purpose
of  refinancing, by payment or redemption of the Pollution
Control  Corporation's  Pollution Control  Revenue  Bonds,
1975  Series A (Tucson Gas and Electric Company  Project),
or  provision  therefor,  the cost  of  certain  pollution
control  facilities  (the  "Facilities")  at  the   Navajo
Generating  Station (the "Plant").  Pursuant to  the  Loan
Agreement, dated as of May 1, 1996 (the "Loan Agreement"),
between  the  Pollution  Control  Corporation  and  Tucson
Electric  Power  Company,  a  corporation  organized   and
existing  under  the  laws of the State  of  Arizona  (the
"Company"), the proceeds of the Bonds, other than accrued interest, if any, paid by the initial purchasers thereof, will be loaned from time to time to the Company.

   Neither the County of Coconino, Arizona nor the Statute
of Arizona shall in any event be liable for the payment of
the  principal of or premium, if any, or interest  on  the
Bonds, and neither the Bonds, nor the premium, if any,  or
the interest thereon, shall be construed to constitute  an
indebtedness  of the County of Coconino,  Arizona  or  the
State  of Arizona within the meaning of any constitutional
or  statutory  provisions whatsoever.  The Bonds  and  the
premium,  if  any,  and the interest thereon  are  limited
obligations  of the Pollution Control Corporation  payable
solely  from  the Receipts and Revenues of  the  Pollution
Control  Corporation  from the Loan  Agreement  and  other
moneys   pledged   therefor  under  the  Indenture.    The
Pollution Control Corporation shall not be obligated to pay the purchase price of Bonds from any source.

  As used herein:

     (a)  the term "Business Day" means a day of the  year
  on  which  banks located in The City of  New  York,  New
  York,  and in the city in which the principal office  of
  the  Trustee  is located, and in the city in  which  the
  office  of  the Bank (as hereinafter defined)  at  which
  drawings  or  other demands for payment  on  a  Security
  Arrangement  (as  hereinafter  defined)  on  which   the
  Company shall not be the obligor, if any, are made, are not required or authorized to remain closed and on which The New York Stock Exchange is not closed; and

     (b) the term "Security Arrangement" means any letter of credit, first mortgage bonds of the Company, credit facility, insurance policy or other credit support agreement or mechanism arranged by the Company to evidence its obligations under the Loan Agreement or for the purpose of securing the Bonds, but shall not include any facility, agreement or mechanism, such as a liquidity facility or line of credit, that is not an irrevocable obligation to pay amounts in respect of the obligations of the Company under the Loan Agreement.

  The Bonds are equally and ratably secured, to the extent
provided in the Indenture, by the pledge thereunder of the
"Receipts   and   Revenues  of   the   Pollution   Control
Corporation from the Loan Agreement", which term is used herein as defined in the Indenture and which as therein defined means all moneys paid or payable to the Trustee for the account of the Pollution Control Corporation by the Company in respect of the loan payments, including all moneys drawn by the Trustee under any Security Arrangement in satisfaction of the Company's obligation to make the loan payments, and all receipts of the Trustee which, under the provisions of the Indenture, reduce the amounts of such payments. The Pollution Control Corporation has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the Pollution
Control Corporation under the Loan Agreement (other than its rights to indemnification and his administrative expenses and certain other rights).

   The transfer of this Bond shall be registered upon  the
registration  books  kept  at  the  principal  office   of
_________________________________, as  Registrar,  at  the
written  request  of the registered owner  hereof  or  his
attorney  duly  authorized in writing, upon  surrender  of
this   Bond  at  said  office,  together  with  a  written
instrument of transfer satisfactory to the Registrar duly executed by the registered owner or his duly authorized attorney.

  The Company may, but is not obligated to, provide one or
more Security Arrangements in order to secure, evidence or
otherwise   further  its  obligations   under   the   Loan
Agreement. The Company has authorized and directed the Trustee to take action under any Security Arrangement in accordance with the terms thereof and of the Indenture.

   In the manner and with the effect provided in the Indenture, each of the Bonds may be redeemed prior to maturity, as follows:

     (a) When interest on the Bonds is payable at Flexible Rates or a Variable Rate other than a Term
  Rate, the Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, in whole at any time or in part from time to time, at the principal amount thereof plus accrued interest to the redemption date.

     (b)   When interest is payable on the Bonds at a Term
  Rate or the Fixed Rate, the Bonds shall be subject to redemption by the Pollution Control Corporation, at the direction of the Company, in whole at any time at the principal amount thereof plus accrued interest to the redemption date, if:

           (i) the Company shall have determined that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason;

           (ii) the Company shall have determined that the
     continued    operation   of   the    Facilities    is
     impracticable, uneconomical or undesirable due to (A)
     the  imposition of taxes, other than ad valorem taxes
     currently  levied upon privately owned property  used
     for  the  same general purpose as the Facilities,  or
     other  liabilities  or burdens with  respect  to  the
     Facilities  or  operation  thereof:  (B)  changes  in
     technology,  in  environmental  standards  or   legal
     requirements  or  in  the  economic  availability  of
     materials,  supplies,  equipment  or  labor  or   (C)
     destruction of or damage to all or part of the Facilities;

          (iii) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

           (iv)  the  operation of the facilities  or  the
     Plant   shall  have  been  enjoined  or  shall   have
     otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

     (c)  When interest on the Bonds is payable at a  Term
Rate  for a Term Rate Period of five years or more or  the
Fixed  Rate,  the Bonds shall be subject to redemption  by
the Pollution Control Corporation, at the direction of the
Company,  on any day in whole at any time or in part  from
time  to  time, at the applicable redemption  price  shown
below,   in  each  case  plus  accrued  interest  to   the
redemption date, as follows:

  Length of Term
Rate Period; Years
    Remaining        Commencement of
   Until Final      Redemption Period    Redemption Price
     Maturity
During Fixed Rate
      Period

More than 12 years  Tenth anniversary  102%, declining by
                    of commencement    1% on each
                    of Term Rate       succeeding
                    Period or Fixed    anniversary of the
                    Rate Period        first day of the
                                       redemption period
                                       until reaching
                                       100% and
                                       thereafter at 100%
More than 8, but    Seventh            101 1/2%,
not more than 12    anniversary of     declining by 3/4%
years               commencement of    on each succeeding
                    Term Rate Period   anniversary of the
                    or Fixed Rate      first day of the
                    Period             redemption period
                                       until reaching
                                       100% and
                                       thereafter at 100%
More than 5, but    Fifth anniversary  101%, declining by
not more than 8     of commencement    1/2% on each
years               of Term Rate       succeeding
                    Period or Fixed    anniversary of the
                    Rate Period        first day of the
                                       first day of the
                                       redemption period
                                       until reaching
                                       100% and
                                       thereafter at 100%
Five years or less  Bonds not          100%
                    callable until
                    commencement of
                    next Rate Period,
                    if any

   Anything  herein or in the Indenture  to  the  contrary
notwithstanding,  in  the event  that  the  Company  shall
consolidate with, merge with or into, or sell or otherwise
transfer  all  or  substantially all  of  its  assets  to,
another corporation in accordance with Section 6.01 of the
Loan  Agreement, the Bonds shall be subject to  redemption
by  the Pollution Control Corporation, at the direction of
the Company, in whole, at any time prior to the first date
on  which  the  Bonds  are  redeemable  as  herein  before
provided,   at  the  redemption  price  which   would   be
applicable on such date plus accrued interest to the redemption date.

   (d) The Bonds shall be subject to mandatory redemption by the Pollution Control Corporation, at the principal amount thereof plus accrued interest to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, to the effect that, as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Loan Agreement, the interest payable on the Bonds is included for Federal income tax purposes in the gross income of the owners thereof, other than any owner of a Bond who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the Internal
Revenue Code of 1954, as amended, as applicable. No determination by any court or administrative agency shall be considered final for the purposes of this paragraph (d) unless the Company shall have been given timely notice of the proceeding which resulted in such determination and an opportunity to participate in such proceeding, either directly or through an owner of a Bond, and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Bonds shall be redeemed either in whole or in part in such principal amount that the interest payable on the Bonds remaining outstanding after such redemption would not be included in the gross income of any owner thereof, other than an owner of a Bond who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code.


   (e) The Bonds shall be subject to mandatory redemption by the Pollution Control Corporation, at the principal amount thereof plus accrued interest to the redemption date, upon the occurrence of either of the following events:

     (i)  receipt by the Trustee, following a drawing on a
  Security Arrangement on which the Company shall  not  be
  the  obligor to pay accrued interest, or the portion  of
  purchase price equal to accrued interest, on the  Bonds,
  of  notice from the Bank that the amount available to be
  drawn   on  such  Security  Arrangement  will   not   be
  reinstated  (in  respect  of  interest  or  portion   of
  purchase price equal to accrued interest) in the amount of such drawing and directing the Trustee to provide notice to the Pollution Control Corporation of its resulting obligation to redeem the Bonds; or

     (ii)  receipt by the Trustee of notice from the  Bank
  stating   that   an   Event   of   Default   under   the
  Reimbursement Agreement (or other agreement between  the
  Company  and the Bank pursuant to which the Bank  issued
  and  delivered  to  the Trustee a Security  Arrangement)
  has   occurred  and  is  continuing  and  directing  the
  Trustee  to  provide  notice to  the  Pollution  Control
  Corporation of its resulting obligation to redeem the Bonds.

  Upon the occurrence of either of the events described in the immediately preceding paragraph, the Pollution Control
Corporation shall be obligated to redeem the Bonds on the first Business Day after the occurrence of such event on which the Trustee may make a drawing or drawings on a Security Arrangement on which the Company shall not be the obligor and on which the proceeds of such drawing or drawings shall be available, but shall not redeem the Bonds prior to such date.

   The provisions of clause (e) of the second preceding paragraph are subject to the condition that if either of the events described in clause (i) or (ii) of the second preceding paragraph shall have occurred and if the Trustee shall thereafter have received notice from the Bank (a) that the notice which requires a mandatory redemption pursuant to the second preceding paragraph has been withdrawn and (b) that the amounts available to be drawn on the Security Arrangement to pay (i) the principal of the Bonds or the portion of purchase price equal to principal and (ii) interest on the Bonds and the portion of purchase price equal to accrued interest have been reinstated then, in every such case, the event giving rise to such mandatory redemption shall be deemed to be waived and all proceedings for such redemption shall be rescinded and annulled.

   If less than all of the Bonds at the time outstanding are to be called for redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee, in such manner as the Trustee in its discretion may deem proper, in the principal amounts designated to the Trustee by the Company or otherwise as required by the Indenture; provided, however, that, if the Company shall have offered to purchase all Bonds then outstanding and less than all such Bonds have been tendered to the Company for such purchase, the Trustee, at the direction of the Company, shall select for redemption all such Bonds which shall not have been so tendered.

  In the event any of the Bonds are called for redemption,
the  Trustee  shall  give  notice,  in  the  name  of  the
Pollution Control Corporation, of the redemption  of  such
Bonds.   Such notice shall be given by mailing a  copy  of
the  redemption notice by first-class mail at least thirty
(30) days prior (except in the case of a redemption pursuant to clause (e) of the fourth preceding paragraph) to the date fixed for redemption to the owners of the Bonds to be redeemed at the addresses shown on the registration books; provided, however, that failure duly to give such notice by mailing, or any defect therein, shall not affect the validity of any proceedings for the redemption of the Bonds as to which there shall be no such failure or defect.

   With respect to any notice of redemption of Bonds in accordance with the redemption provisions lettered (a),
(b) or (c) above, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of the Indenture, such notice shall state that such redemption, shall be conditional upon the receipt, by the Trustee on or prior to the opening of business on the date fixed for such redemption of moneys sufficient to pay the principal of and premium, if any, and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Pollution Control Corporation shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

   If a notice of redemption shall be unconditional, or if the conditions of a conditional notice of redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed.

   Any Bonds and portions of Bonds which have been duly selected for redemption or deemed selected for redemption and which are deemed to be paid in accordance with the Indenture shall cease to bear interest on the specified redemption date and shall thereafter cease to be entitled to any lien, benefit or security under the Indenture.

   The  owner of this Bond shall have no right to  enforce
the provisions of the Indenture, or to institute action to
enforce the covenants therein, or to take any action  with
respect  to  any  default  under  the  Indenture,  or   to
institute,  appear  in  or  defend  any  suit   or   other
proceeding with respect thereto, except as provided in the Indenture.

    With certain exceptions as provided therein, the Indenture and the Loan Agreement may be modified or amended only with the consent of the owners of a majority in aggregate principal amount of all Bonds outstanding under the Indenture which would be adversely affected thereby.

   Reference is hereby made to the Indenture and the  Loan
Agreement,  copies of which are on file with the  Trustee,
for  the  provisions, among others, with  respect  to  the
nature and extent of the rights, duties and obligations of
the   Pollution  Control  Corporation,  the  Company,  the
Trustee, the Remarketing Agent, the Tender Agent, the Bank and the owners of the Bonds. The owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Indenture and the Loan Agreement.

   As  provided  in the Indenture and subject  to  certain
limitations therein set forth, this Bond or any portion of
the  principal amount hereof will be deemed to  have  been
paid  within the meaning and with the effect expressed  in
the   Indenture,  and  the  entire  indebtedness  of   the
Pollution Control Corporation in respect thereof shall be satisfied and discharged, if there has been irrevocably deposited with the Trustee, in trust, money in an amount which will be sufficient and/or Government Obligations (as defined in the Indenture), the principal of and interest on which, when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys deposited with or held by the Trustee, will be sufficient, to pay when due the principal of and premium, if any, and interest on this Bond or such portion of the principal amount hereof when due.

   The  Pollution  Control Corporation, the  Trustee,  the
Registrar,  the Tender Agent, the Remarketing  Agent,  the
Paying Agent, any authenticating agent and any co-paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond is overdue, and neither the Pollution Control Corporation, the Trustee, the Tender
Agent, the Remarketing Agent, the Paying Agent nor any co-paying agent shall be affected by any notice to the contrary.

   It is hereby certified, recited and declared that all acts, conditions and things required by the Constitution and laws of the State of Arizona to exist, to have happened and to have been performed, precedent to and in the execution and delivery of the Indenture and the issuance of this Bond, do exist, have happened and have been performed in regular and due form as required by law.

   No  covenant or agreement contained in this Bond or the
Indenture shall be deemed to be a covenant or agreement of
any  official, officer, agent or employee of the Pollution
Control  Corporation  in  his  individual  capacity,   and
neither the members of the Board of Directors of the Pollution Control Corporation, nor any official executing this Bond, shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance or sale of this Bond.

   This Bond shall not be entitled to any right or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee, or an authenticating agent thereof, of the certificate of authentication inscribed hereon.

    IN WITNESS WHEREOF, Coconino County, Arizona Pollution
Control Corporation has caused this Bond to be executed with the manual or facsimile signature of its President or Vice President and its official seal or a facsimile thereof to be impressed or imprinted hereon and attested with the manual or facsimile signature of its Secretary or Assistant Secretary.



                              COCONINO COUNTY, ARIZONA
                                    POLLUTION      CONTROL
CORPORATION



By.......................................................

President

ATTEST:


 ...........................................
     Assistant Secretary
                                                        EXHIBIT B


          (FORM FOR ORDINARY REGISTRATION OF TRANSFER)

            COMPLETE AND SIGN THIS FORM FOR ORDINARY
                    REGISTRATION OF TRANSFER


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security Or Other Identifying Number of
Assignee




Please print or typewrite name and address including postal zip code of assignee this  bond  and all rights thereunder, hereby  irrevocably
constituting                and                 appointing
                                  attorney to register such
transfer on the registration books in the principal office of the Registrar, with full power of substitution in the premises.

Dated:.........................
 .................................................................
 ..........
                                                       NOTE:  The
                              signature on this assignment must
                              correspond with the name as written
                              on the face of this Bond in every
                              particular, without alteration,
                              enlargement  or  any  change
                              whatsoever.
                                                        EXHIBIT C

       (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

                 CERTIFICATE OF AUTHENTICATION

          This is to certify that this Bond is one of the Bonds described in the within-mentioned Indenture.


                              FIRST TRUST OF NEW YORK, NATIONAL
ASSOCIATION
                              as Trustee



By............................................................
                                Authorized Officer

Date of Authentication:......................
                                                        EXHIBIT D


              NOTICE OF TENDER OF BOOK-ENTRY BONDS

                    Coconino County, Arizona
                  Pollution Control Corporation
                 Pollution Control Revenue Bonds
                          1996 Series A
             (Tucson Electric Power Company Project)

     The Undersigned DTC Participant representing the beneficial owner of the book-entry bonds described below (the "Tendered Book-Entry Bonds") does hereby irrevocably tender the Tendered
Book-Entry Bonds to [      ] or its successor as Tender Agent
(the "Tender Agent", for purchase by the Tender Agent seven days from the date of the Tender Agent's receipt, by telecopy or otherwise, of this notice, or the next Business Day if such day is not a Business Day* (the "Tender Date"); provided, however, that if this notice is received by the Tender Agent by telecopy, this notice shall be of no force or effect, and the Tendered Book-Entry Bonds shall not be accepted or purchased by the Tender Agent, unless the Tender Agent receives this notice in original executed form by hand delivery prior to 2:00 p.m. New York time on the Business Day next succeeding its receipt of such notice by telecopy. The Purchase Price of Tendered Book-Entry Bonds shall be the unpaid principal amount of the Tendered Book-Entry Bonds plus accrued and unpaid interest, if any, thereon to, but not including, the Tender Date, and without premium (the "Purchase Price"). In the event that the Tender Date is also an interest payment date for the Tendered Book-Entry Bonds, interest on the Tendered Book-Entry Bonds to, but not including, the Tender Date shall be paid in the ordinary fashion and shall not constitute part of the Purchase Price.


                   Tendered Book-Entry Bonds

        Tendered
    Principal Amount
(in multiples of $100,000)              DTC Participant Number
CUSIP Numbers(s)


     $











_________
*  "Business Day" shall have the meaning ascribed thereto by the
Indenture of Trust under which the    Bonds are issued.
    THE UNDERSIGNED ACKNOWLEDGES AND AGREES BY THE EXECUTION AND DELIVERY OF THIS NOTICE (1) THAT THE TENDER OF THE TENDERED BOOK-ENTRY BONDS IS IRREVOCABLE; (2) THAT THE UNDERSIGNED IS CONTRACTUALLY BOUND TO TENDER SUCH TENDERED BOOK-ENTRY BONDS TO THE TENDER AGENT ON THE TENDER DATE; AND (3) THAT IN THE EVENT OF A FAILURE TO TENDER THE TENDERED BOOK-ENTRY BONDS TO THE TENDER AGENT ON OR BEFORE 10:30 A.M. NEW YORK TIME ON THE TENDER DATE THE UNDERSIGNED SHALL PAY TO THE TENDER AGENT AN AMOUNT (THE "DEFAULT AMOUNT") EQUAL TO THE DIFFERENCE BETWEEN (A) THE COSTS ARISING OUT OF THE FAILURE TO TENDER AND (B) THE PURCHASE PRICE, AS DEFINED ABOVE, WHICH WOULD HAVE BEEN PAID TO THE UNDERSIGNED UPON A TENDER. AS USED HEREIN THE "COSTS ARISING OUT OF THE FAILURE TO TENDER" SHALL MEAN THE SUM OF (X) THE AMOUNT EXPENDED BY THE TENDER AGENT, EITHER DIRECTLY OR THROUGH AN AGENT, IN ACQUIRING BOOK-ENTRY BONDS IN SUBSTITUTION OF THE TENDERED BOOK-ENTRY BONDS (INCLUDING INTEREST THEREON) AND (Y) THE ADMINISTRATIVE AND OTHER CHARGES, EXPENSES OR COMMISSIONS INCURRED IN CONNECTION WITH THE ACQUISITION OF SUCH SUBSTITUTE BOOK-ENTRY BONDS.

     THE UNDERSIGNED AGREES THAT THE TENDER AGENT, EITHER DIRECTLY OR THROUGH AN AGENT, MAY ACQUIRE SUCH SUBSTITUTE BONDS IN SUCH MANNER AND MARKET AS IT DEEMS COMMERCIALLY REASONABLE, AND FURTHER AGREES THAT THE DEFAULT AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM CAUSED BY THE FAILURE TO TENDER AND THE INCONVENIENCE OF OBTAINING ANY OTHER REMEDY.


    THE UNDERSIGNED HEREBY IRREVOCABLY APPOINTS THE TENDER AGENT
AS HIS DULY AUTHORIZED ATTORNEY AND DIRECTS THE TENDER AGENT TO
EFFECT THE TRANSFER OF THE TENDERED BOOK-ENTRY BONDS.


Date of Notice:

Signature of DTC Participant Representing the Beneficial Owner of the Tendered
Book-Entry Bonds








Street                             City




State                             Zip




Area Code                  Telephone Number



Federal Taxpayer Identification Number


_______________________________
* This table of contents is not a part of the Indenture, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Indenture.